    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 26, 1997
                                                    REGISTRATION NO. 333-28879
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                      SECURITIES AND EXCHANGE COMMISSION


                               AMENDMENT NO. 1
                                      TO
                                   FORM S-1
                            REGISTRATION STATEMENT
                                    UNDER
                          THE SECURITIES ACT OF 1933


                             ARMOR HOLDINGS, INC.
            (Exact name of registrant as specified in its charter)

              DELAWARE                          3842, 7381                  59-3392443
   (State or other jurisdiction of     (Primary Standard Industrial      (I.R.S. Employer
   incorporation or organization)      Classification Code Numbers)    Identification No.)

      ARMOR HOLDINGS, INC.              WARREN B. KANDERS
   13386 INTERNATIONAL PARKWAY        CHAIRMAN OF THE BOARD
   JACKSONVILLE, FLORIDA 32218        ARMOR HOLDINGS, INC.
          (904) 741-5400           13386 INTERNATIONAL PARKWAY
                                   JACKSONVILLE, FLORIDA 32218
                                         (904) 741-5400

(Address, including zip code, and telephone number,       (Name, address, including zip code, and telephone number,
including area code, of registrant's principal executive            including area code, of agent for service)
                        offices)

                               With copies to:

    ROBERT L. LAWRENCE, ESQ.         STEVEN R. FINLEY, ESQ.
        KANE KESSLER, P.C.         GIBSON, DUNN & CRUTCHER LLP
   1350 AVENUE OF THE AMERICAS           200 PARK AVENUE
    NEW YORK, NEW YORK 10019        NEW YORK, NEW YORK 10166
          (212) 541-6222                 (212) 351-4000

Approximate date of commencement of proposed sale to the public: As soon as practical after this Registration Statement becomes effective.

   If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: [ ]

   If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [ ]

   If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

   If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                       CALCULATION OF REGISTRATION FEE


      TITLE OF EACH CLASS                                  PROPOSED MAXIMUM
      OF SECURITIES TO BE                                 AGGREGATE OFFERING    AMOUNT OF ADDITIONAL
          REGISTERED           AMOUNT TO BE REGISTERED         PRICE(1)           REGISTRATION FEE
----------------------------- ----------------------- ------------------------ --------------------
 Common Stock, $.01 par value         4,600,000              $48,300,000              $1,830(2)

----------------------------- ----------------------- ------------------------ --------------------



(1) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(o) under the Securities Act of 1933.
(2) The Company is registering an additional 575,000 shares of Common Stock and paying the additional registration fee computed on the basis of the offering price of the additional securities pursuant to Rule 457(a). The Company has previously paid a registration fee of $13,118 pursuant to Rule 457(a).


   THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
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
   Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.


                  SUBJECT TO COMPLETION, DATED JUNE 26, 1997

                               4,000,000 SHARES

[ ARMOR HOLDINGS, INC. LOGO ]

                             ARMOR HOLDINGS, INC.
                                 COMMON STOCK

   The 4,000,000 shares of common stock, par value $0.01 per share (the "Common Stock"), offered hereby are being offered by Armor Holdings, Inc. (the "Company"). The selling stockholders named herein under "Principal and Selling Stockholders" (the "Selling Stockholders") have granted the Underwriters an option to purchase up to an aggregate of 600,000 shares of Common Stock solely to cover over-allotments. See "Principal and Selling Stockholders."

   The Common Stock is listed on the American Stock Exchange under the symbol "ABE." On June 23, 1997, the closing sales price of the Common Stock on the American Stock Exchange was $10 1/2 per share. See "Price Range of Common Stock and Dividend Policy."

   FOR A DISCUSSION OF CERTAIN RISKS OF AN INVESTMENT IN THE SHARES OF COMMON STOCK OFFERED HEREBY, SEE "RISK FACTORS" ON PAGES 5 TO 8.


THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                 UNDERWRITING       PROCEEDS
                  PRICE TO       DISCOUNTS AND         TO
                   PUBLIC        COMMISSIONS*       COMPANY+
Per share.....        $                $               $
Total++.......        $                $               $

------------

* The Company has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933. See "Underwriting."
+ Before deducting expenses of the Offering payable by the Company estimated to be $750,000.
++ The Selling Stockholders have granted the Underwriters a 30-day option to purchase up to 600,000 additional shares of Common Stock on the same terms per share solely to cover over-allotments, if any. If such option
      is exercised in full, the total price to public will be $     , the
      total underwriting discounts and commissions will be $      and the
      total proceeds to the Selling Stockholders will be $      . See
      "Underwriting."

   The Common Stock is being offered by the Underwriters as set forth under "Underwriting" herein. It is expected that delivery of the certificates
therefor will be made in New York, New York, on or about       , 1997. The
Underwriters include:


DILLON, READ & CO. INC.
                       EQUITABLE SECURITIES CORPORATION
                                                                 STEPHENS INC.

                  The date of this Prospectus is      , 1997

                          [PICTURE OF THE COMPANY'S
                             PRODUCTS, TRADEMARKS
                              AND BRAND NAMES].

CERTAIN PERSONS PARTICIPATING IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN OR OTHERWISE AFFECT THE PRICE OF THE COMMON STOCK, INCLUDING PURCHASES OF THE COMMON STOCK TO STABILIZE ITS MARKET PRICE, PURCHASES OF THE COMMON STOCK TO COVER SOME OR ALL OF A SHORT POSITION IN THE COMMON STOCK MAINTAINED BY THE UNDERWRITERS AND THE IMPOSITION OF PENALTY BIDS. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "UNDERWRITING."

                              PROSPECTUS SUMMARY


   The following summary is qualified in its entirety by, and should be read in conjunction with, the more detailed information and the Consolidated Financial Statements (including the Notes thereto) included elsewhere in this Prospectus. The historical Consolidated Financial Statements of Armor Holdings, Inc. for the year ended December 28, 1996 and for the interim three month period ended March 29, 1997 have been restated on a supplemental basis to give effect to the Company's combination with DSL Group Limited ("DSL") on April 16, 1997 in a transaction accounted for as a pooling of interests. Accordingly, such financial statements reflect the combined results of Armor Holdings, Inc. and DSL since July 31, 1996, the effective date of the acquisition of DSL's predecessor company by DSL. Certain other financial and operating data contained herein are presented on a pro forma basis to give effect to the acquisition of Gorandel Trading Limited ("GTL") on June 9, 1997, Supercraft (Garments) Limited ("Supercraft") on April 7, 1997, and assets of Defense Technology Corporation of America on September 30, 1996. Unless the context otherwise requires (i) references to the Company mean Armor Holdings, Inc. and its consolidated subsidiaries and (ii) the information contained herein gives effect to the transfer on June 16, 1997, of the Company's operating assets and liabilities to a subsidiary as a result of which the Company became a holding company. References to the Company's fiscal year mean the 52-or 53-week fiscal year ended on the last Saturday of December of that calendar year (e.g., fiscal 1996 means the fiscal year ended December 28, 1996). References to the Company's first quarter mean the 12-or 13-week period ended on the last Saturday of March of that calendar year (e.g., first quarter 1997 means the 13-week period ended March 29, 1997). In addition, unless the context otherwise requires, the information contained in this Prospectus assumes that the Underwriters' over-allotment option is not exercised. This Prospectus contains forward-looking statements that involve risks and uncertainties. The Company's actual results may differ materially from the results discussed in such forward-looking statements as a result of various factors, including those set forth under the caption "Risk Factors" and elsewhere in this Prospectus.


                                 THE COMPANY


   Armor Holdings, Inc. is a leading provider of security solutions to the increasing level of security problems encountered by domestic and foreign law enforcement personnel, governmental agencies and multi-national corporations. The Company's solutions include a broad range of high quality branded manufactured products, such as ballistic resistant vests and tactical armor, bomb disposal equipment, less-than-lethal munitions and anti-riot products marketed under brand names such as American Body Armor(Trademark), Defense Technology(Trademark) and First Defense(Registered Trademark). The Company distributes its manufactured products through its network of approximately 500 distributors or agents worldwide. The Company also provides sophisticated security planning, advisory and management services to multi-national corporations and governmental and non-governmental agencies, including the provision of highly trained, multi-lingual and experienced security personnel in violent and unstable areas of the world such as Angola, Colombia, Russia and the Democratic Republic of Congo (the former Zaire).

   Founded in 1969 as American Body Armor & Equipment, Inc., the Company was until recently primarily a manufacturer of armored products. Since the Company underwent a change of control in January 1996, the Company has pursued a strategy of growth through acquisition of businesses and assets that complement its existing operations. Since July 1996, the Company has acquired or combined with five businesses in the security products and specialty security services market including: (i) DSL, a leading provider of specialty security services in high risk and volatile regions of the world;
(ii) GTL, a provider of specialized security services throughout Russia and Central Asia; (iii) Supercraft, a European manufacturer of military apparel, high visibility garments and ballistic resistant vests; (iv) assets of Defense Technology Corporation of America, a manufacturer of less-than-lethal and anti-riot products; and (v) assets of NIK Public Safety Product Line, a product line of portable narcotic identification kits used by law enforcement agencies. In 1996, the Company, on a pro forma basis giving effect to these five transactions as though they had occurred as of the beginning of such period, generated approximately $68 million in revenues. The Company continues to seek to acquire businesses that will either expand its portfolio of products and services, strengthen its distribution network or expand its operations internationally.

   The market for security products and services worldwide is large and growing. Spending for police protection in the U.S. alone is estimated at $41 billion per year. The industry continues to be very fragmented, consisting of many small manufacturers and service providers. The market is changing, driven by the nature and perception of violent criminal activity both domestically and internationally, as increases in gang, illegal drug and militant activities have created more sophisticated, well-equipped and violent criminals. These changes have created opportunities for consolidation among providers of sophisticated products to the law enforcement and institutional corrections markets. Internationally, greater political, economic and social tensions and the proliferation of weapons due to deficient security and illegal arms sales continue to fuel criminal activities in lesser-developed nations. As the targets of many of these criminal activities, multi-national corporations and governmental agencies operating in these volatile regions are increasingly outsourcing their security services to reputable, experienced private companies.

   The Company believes these trends are increasing demand for its products and services. To capitalize on these trends, the Company is implementing its business and growth strategies. The principal elements of the Company's business strategy are: (i) offer a comprehensive portfolio of solutions to security threats; (ii) promote brand development through training and sales support; (iii) capitalize on the Company's global distribution network; (iv) capitalize on a diversified, global and institutional service customer base; and (v) maximize profitability and operational efficiencies. The principal elements of the Company's growth strategy are: (i) pursue strategic acquisitions; (ii) leverage its distribution network; (iii) leverage its service client base; and (iv) continue global expansion.


   The Company's executive offices are located at 13386 International Parkway, Jacksonville, Florida 32218. Its telephone number is (904) 741-5400.


   Armitron(Registered Trademark), Series 2000(Registered Trademark), Armadillo (Design Mark)(Registered Trademark), Gold Series GSX(Registered Trademark), Series 229(Registered Trademark), American Body Armor(Trademark), Defense Technology(Trademark), Best Defense(Registered Trademark), Def-Tec Products(Registered Trademark) and Flag Design(Registered Trademark), Eagle Design(Registered Trademark), Eagle and Shield Design(Registered Trademark), First Defense(Registered Trademark), Stinger(Registered Trademark), The Riot Extinguisher(Registered Trademark), Distraction Device(Registered Trademark), Identidrug(Registered Trademark), Tamper Guard(Registered Trademark), NIK(Registered Trademark) and Design(Registered Trademark), Porta-Pac(Registered Trademark), Sanatape-Sealtite(Registered Trademark) and Secure-a-Seal(Registered Trademark) are trademarks of the Company.

   The Flex-Cuf(Registered Trademark) and Key-Cuff (Trade Mark) trademarks included in this Prospectus are owned by Thomas & Betts Corporation and Vizions Ltd., respectively. The Gallet(Registered Trademark) trademark included in this Prospectus is owned by Gallet S.A. The Kevlar(Registered Trademark) and Nomex(Registered Trademark) trademarks included in this Prospectus are owned by E.I. Du Pont de Nemours & Co., Inc. The Twaron(Registered Trademark) and SpectraShield(Registered Trademark) trademarks included in this Prospectus are owned by Akzo-Nobel Fibers B.V. and Allied Signal Corp., respectively. The Scanna (Trade Mark) trademark included in this Prospectus is owned by Scanna MSC Ltd.

                                 THE OFFERING


Common Stock offered by the
Company .......................  4,000,000 shares

Common Stock to be outstanding
after the Offering(1) .........  15,984,407 shares

Use of proceeds ...............  To reduce indebtedness outstanding under the
                                 Credit Facility (as hereinafter defined); to provide working capital; and potentially to fund acquisitions. See "Use of Proceeds."

American Stock Exchange symbol
 ...............................  ABE
------------
(1) Excludes (i) 1,685,333 shares of Common Stock reserved for issuance under outstanding options under the Company's 1994 Incentive Stock
       Plan, 1996 Amended and Restated Stock Option Plan and 1996 Amended and Restated Non-Employee Directors Stock Option Plan, and (ii) 1,501,000 shares available for issuance, upon exercise of options that may be granted under such plans. The weighted average exercise price of all outstanding options is $3.64 per share. See "Management -- Option Plans."


                                 RISK FACTORS


   An investment in the shares of Common Stock offered hereby involves a high degree of risk. For a discussion of certain risks of an investment in the Common Stock offered hereby, see "Risk Factors" on pages 5 through 8.

        SUMMARY HISTORICAL, SUPPLEMENTAL AND PRO FORMA FINANCIAL DATA


   The summary historical and pro forma financial data of the Company presented below have been derived from and should be read in conjunction with the historical, supplemental and pro forma financial statements of the Company and the Notes thereto included elsewhere in this Prospectus.


                                                        FISCAL YEAR
                                ----------------------------------------------------------
                                                                                PRO FORMA
                                          HISTORICAL            SUPPLEMENTAL   AS ADJUSTED
                                -----------------------------
                                   1994      1995      1996       1996(A)        1996(B)
                                --------- --------- --------- -------------- -------------
                                      (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
OPERATING DATA:
  Revenues:
   Products ....................  $11,355   $11,741   $18,011     $18,011        $30,529
   Services ....................       --        --        --      12,956         37,501
                                --------- --------- --------- -------------- -------------
    Total revenues .............   11,355    11,741    18,011      30,967         68,030
  Cost of sales ................    7,741     7,443    10,879      21,172         49,200
  Operating expenses ...........    2,653     3,273     5,088       6,900         11,874
  Depreciation and amortization        43       148       366         554          1,075
  Interest expense (income), net      216       281       253         515             40
  Equity in earnings of
   unconsolidated subsidiaries..       --        --        --        (320)          (766)
                                --------- --------- --------- -------------- -------------
  Operating income .............      702       596     1,425       2,146          6,607
  Non-operating income
   (expense) ...................       --       228         2          (3)            (2)
                                --------- --------- --------- -------------- -------------
  Income before income taxes ...      702       824     1,427       2,143          6,605
  Income taxes .................      279       304       592       1,215          2,974
  Dividends on preference
  shares........................       --        --        --         239             --
                                --------- --------- --------- -------------- -------------
  Net income applicable to
   common stockholders..........  $   423   $   520   $   835     $   689        $ 3,631
                                ========= ========= ========= ============== =============
  Net income per common share
   and common equivalent share..  $   .07   $   .08   $   .10     $   .08        $   .26
                                ========= ========= ========= ============== =============
  Weighted average number of
   common shares and common
   equivalent shares
  outstanding...................    5,802     6,370     8,133       8,876         13,831
                                ========= ========= ========= ============== =============
OTHER DATA:
  Earnings before interest,
   income taxes, non-operating
   income and depreciation and
   amortization (c).............  $   961   $ 1,025   $ 2,044     $ 3,215        $ 7,722
  Earnings before interest,
   income taxes and
   non-operating income (c).....      918       877     1,678       2,661          6,647

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)


                                                 FIRST QUARTER
                                ----------------------------------------------
                                                                    PRO FORMA
                                    HISTORICAL      SUPPLEMENTAL   AS ADJUSTED
                                -----------------
                                   1996     1997      1997(A)      1997(B)(D)
                                -------- -------- -------------- -------------

OPERATING DATA:
  Revenues:
 Products ......................  $3,267  $ 6,422     $ 6,422        $ 7,575
   Services ....................      --       --       8,328         10,228
                                -------- -------- -------------- -------------
    Total revenues .............   3,267    6,422      14,750         17,803
  Cost of sales ................   2,110    3,773      10,453         12,773
  Operating expenses ...........     950    1,901       2,977          3,228
  Depreciation and amortization       18      127         286            330
  Interest expense (income), net      72      (40)         69            (51)
  Equity in earnings of
   unconsolidated subsidiaries..      --       --        (272)          (190)
                                -------- -------- -------------- -------------
  Operating income .............     117      661       1,237          1,713
  Non-operating income
   (expense) ...................      --       --          --             --
                                -------- -------- -------------- -------------
  Income before income taxes ...     117      661       1,237          1,713
  Income taxes .................      45      256         554            765
  Dividends on preference
  shares........................      --       --         143             --
                                -------- -------- -------------- -------------
  Net income applicable to
   common stockholders..........  $   72  $   405     $   540        $   948
                                ======== ======== ============== =============
  Net income per common share
   and common equivalent share..  $  .01  $   .04     $   .04        $   .07
                                ======== ======== ============== =============
  Weighted average number of
   common shares and common
   equivalent shares
  outstanding...................   7,576   11,523      12,797         14,512
                                ======== ======== ============== =============
OTHER DATA:
  Earnings before interest,
   income taxes, non-operating
   income and depreciation and
   amortization (c).............  $  207  $   748     $ 1,592        $ 1,992
  Earnings before interest,
   income taxes and
   non-operating income (c).....     189      621       1,306          1,662



                                             MARCH 29, 1997
                            ----------------------------------------------
                                                               PRO FORMA
                               HISTORICAL   SUPPLEMENTAL(A) AS ADJUSTED (D)
                            -------------- --------------- ---------------
BALANCE SHEET DATA:
  Working capital ..........    $12,274         $14,473         $34,637
  Total assets..............     28,859          49,292          74,694
  Total debt................        703          15,887              95
  Common stockholders'
  equity....................     25,132          25,700          65,630


------------

(a) The supplemental financial data for fiscal 1996 and first quarter 1997 have been restated to give effect to the combination with DSL. See "Significant Developments."

(b) See Unaudited Pro Forma Consolidated Statements of Operations for fiscal 1996 and for first quarter 1997.

(c) Neither earnings before interest, income taxes, non-operating income and depreciation and amortization nor earnings before interest, income taxes and non-operating income should be considered as alternatives to net income or cash flow and neither are a measure of performance under generally accepted accounting principles. They are presented solely to provide additional information for evaluating the Company.

(d) Gives effect to the sale of the 4,000,000 shares of Common Stock offered by the Company (at an assumed public offering price of $10.50 per share) and the application of the net proceeds thereof. See "Use of Proceeds" and Unaudited Pro Forma Consolidated Balance Sheet as of March 29, 1997.

                                 RISK FACTORS

Prospective purchasers of the Common Stock should consider carefully the following risk factors relating to the Offering and the business of the Company, together with the information and financial data set forth elsewhere in this Prospectus, prior to making an investment decision. This Prospectus contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act") and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Such statements are indicated by words or phrases such as "anticipate," "estimate," "project," "management believes," "the Company believes" and similar words or phrases. Such statements are based on current expectations and are subject to risks, uncertainties and assumptions. Certain of these risks are described below. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or projected.

RISKS ASSOCIATED WITH FUTURE ACQUISITIONS


   A key element of the Company's growth strategy is the acquisition of businesses and assets that will complement its current businesses. There can be no assurance that the Company will be able to identify attractive acquisition opportunities, obtain financing for acquisitions on satisfactory terms or successfully acquire identified targets. In addition, there can be no assurance that the Company will be successful in integrating acquired businesses into its existing operations or that such integration will not result in unanticipated liabilities or unforeseen operational difficulties, which may be material, or require a disproportionate amount of management's attention. Such acquisitions may result in the Company incurring additional indebtedness or issuing preferred stock or additional Common Stock. There can be no assurance that competition for acquisition opportunities in the industry will not escalate, thereby increasing the cost to the Company of making acquisitions or causing the Company to refrain from making further acquisitions. In addition, the terms and conditions of the Company's credit facility with Barnett Bank, N.A. (the "Credit Facility") impose, and the terms and conditions of future debt instruments may impose, restrictions on the Company that, among other things, restrict the Company's ability to make acquisitions. See "Business -- Growth Strategy."


RISKS ASSOCIATED WITH MANAGING A GROWING BUSINESS


   The Company has rapidly expanded its operations, and this growth has placed significant demands on its management, administrative, operating and financial resources. The Company is seeking to meet these demands by expanding its senior management, and has begun to identify potential candidates for hire. The continued growth of the Company's customer base, the types of services offered and the geographic markets served can be expected to continue to place a significant strain on the Company's resources. In addition, personnel qualified both in the provision of the Company's security services and the marketing of such services are difficult to identify and hire. The Company's future performance and profitability will depend in large part on its ability to attract and retain additional management and other key personnel, its ability to implement successfully enhancements to its management systems and its ability to adapt those systems, as necessary, to respond to growth in its business. No assurance can be made that the Company will be able to hire such qualified persons as and when required. See "Business -- Growth Strategy."


INHERENT RISKS OF CERTAIN PRODUCTS SOLD BY THE COMPANY


   The products manufactured by the Company are used in applications where the failure of such products to perform as expected, or the failure to use such products properly, could result in serious bodily injury or death. These products include body armor designed to protect against ballistic and sharp instrument penetration, and less-than-lethal and anti-riot products such as pepper sprays, distraction devices, and flameless expulsion grenades. The Company is aware of claims, including claims against DTCoA (as hereinafter defined), of permanent physical injury and death caused by self-defense sprays and other weapons intended to be less-than-lethal. The Company also is aware that the U.S. Justice Department is studying the role that self-defense pepper sprays may have had in the deaths of suspects sprayed by law enforcement personnel. In addition, the manufacture and sale of certain less-than-lethal products may be the subject of product liability claims in the event that such products do not perform in the manner in which they are intended to perform. See "--Risks of Product Liability."

INHERENT RISKS OF SERVICES PROVIDED BY THE COMPANY


   The Company provides security services through DSL. These services are most in demand in areas of the world encountering high levels of violence, unstable or chaotic political environments and little or no effective local law enforcement authorities. As a result, DSL's management and employees are often located in highly unsafe and unstable environments, such as Africa, South America and Central Asia. Under certain circumstances, the Company supplements its own personnel with local police or military, who are not legally under the control and supervision of the Company. This lack of direct control may limit the Company's effectiveness without insulating the Company from liability claims based on the actions of these personnel. In addition, murders, kidnappings and attacks on facilities and installations are endemic in the locations in which DSL operates. There can be no assurance that lawsuits alleging negligence in the provision of security services and seeking substantial amounts in damages will not be brought in the future, that any such lawsuit would not be successful and have a material adverse effect on the Company's financial condition and results of operations. See "Business -- Products and Services."


RISKS OF PRODUCT LIABILITY


   The failure of the Company's products to perform as intended could result in serious injury or death and give rise to product liability claims against the Company. There can be no assurance that the Company's product liability insurance coverage will be sufficient to cover the payment of any potential claim. In addition, there can be no assurance that insurance coverage will continue to be available or, if available, that the Company will be able to obtain it at a reasonable cost. Any substantial uninsured loss would have to be paid out of the assets of the Company and would have a material adverse effect on the Company's financial condition. In addition, the lack of product liability coverage would prohibit the Company from bidding for orders for certain municipal customers which require such coverage. Any such lack of coverage would have a material adverse effect on the Company's financial condition and results of operations. See "Business -- Litigation."


RISKS OF CONDUCTING INTERNATIONAL OPERATIONS


   The Company has operations and assets in many parts of Africa, South America, South East Asia, Central Asia, the Balkans and Russia. In addition, the Company sells its products and services in other foreign countries and is seeking to increase its level of international business activity. Accordingly, the Company is subject to various risks, including U.S.-imposed embargoes of sales to specific countries, foreign import controls and foreign currency restrictions, which may be arbitrarily imposed and enforced, exchange rate fluctuations, expropriation of assets, war, civil uprisings and riots, government instability and legal systems of decrees, laws, regulations, interpretations and court decisions that are not always fully developed and that may be retroactively or arbitrarily applied. The Company may be subject to unanticipated income taxes, excise duties, import taxes, export taxes or other governmental assessments. There can be no assurance that such risks will not result in a loss of business or other unexpected costs which could have a material adverse effect on the Company's financial condition and results of operations. Since DSL routinely operates in areas where local government policies regarding foreign entities and the local tax and legal regimes are often uncertain, poorly administered and in a state of flux, it is difficult to assure that the Company is in compliance with all relevant local laws and taxes at any given point in time. A subsequent determination that the Company failed to comply with relevant local laws and taxes could have a material adverse effect on the Company's financial condition and results of operations. See "Business -- Products and Services."


GOVERNMENT REGULATION

   The Company is subject to federal licensing requirements with respect to the sale in foreign countries of certain of its products. In addition, the Company is obligated to comply with a variety of federal, state and local regulations governing certain aspects of its operations and the workplace, including regulations promulgated by, among others, the U.S. Departments of Commerce, State and Transportation, the U.S. Environmental Protection Agency and the U.S. Bureau of Alcohol, Tobacco and Firearms.

   The Company is subject to various federal, state, and local environmental laws, regulations and ordinances governing, among other things, emissions to air, discharge to waters and the generation, handling, storage, transportation, treatment and disposal of hazardous substances and wastes. The Company uses a variety of hazardous chemicals in connection with the manufacture of certain of its less-than-lethal products, including tear gas. Current conditions and future events, such as changes in existing laws and regulations, may give rise to additional compliance costs that could have a material adverse effect on the Company's business, financial condition or results of operations. Furthermore, if a release of hazardous substances occurs on or from the Company's properties or any associated offsite disposal location, or if contamination from prior activities is discovered at any of the Company's properties, the Company may be held liable and the amount of such liability could be material. See "Business -- Environmental Matters."

   The Company, like other companies operating internationally, is subject to the Foreign Corrupt Practices Act and other laws which prohibit improper payments to foreign governments and their officials by U.S. and other business entities. DSL operates in countries known to experience endemic corruption. The Company's extensive operations in such countries creates the risk of an unauthorized payment by an employee or agent of the Company which would be in violation of various laws including the Foreign Corrupt Practices Act. Violations of the Foreign Corrupt Practices Act may result in severe criminal penalties which could have an adverse effect on the Company's financial condition and results of operations.


BUDGET CONSIDERATIONS

   Customers for the Company's products include law enforcement and governmental agencies. Budgetary allocations for law enforcement are dependent, in part, upon government tax revenues and budgetary constraints, which fluctuate from time to time. Many domestic and foreign government agencies have experienced budget deficits that have led to decreased expenditures in certain areas. The Company's results of operations may be subject to substantial period-to-period fluctuations as a result of these and other factors affecting capital spending. A reduction of funding for law enforcement could materially and adversely affect the Company's business, financial condition and results of operations. See "Industry Overview -- Manufactured Security Products Market."

COMPETITION


   The Company's business is highly competitive in all product and service lines. Many of the Company's competitors have significantly greater financial resources, larger facilities and operations and depth and experience of personnel as well as more recognizable trademarks for products similar to those sold by the Company. In addition, the Company's competitors may develop or improve their products, in which event the Company's products may be rendered obsolete or less marketable. The security services industry is extremely competitive and highly fragmented. The Company expects that the level of competition will increase in the future. There can be no assurance that the Company will be able to continue to compete successfully. See "Business -- Competition."


INFLUENCE OF SIGNIFICANT STOCKHOLDERS


   Prior to this Offering, Warren B. Kanders, in his capacity as the sole stockholder of Kanders Florida Holdings, Inc. ("Kanders"), may be deemed to be the beneficial owner of approximately 37.2% of the outstanding shares of Common Stock. Upon completion of this Offering, Kanders may be deemed to be the beneficial owner of approximately 27.9% of the outstanding shares of Common Stock (24.6% if the Underwriters' over-allotment option is exercised in full). In addition, upon consummation of the Offering, officers and directors of the Company, including Mr. Kanders, will beneficially own an aggregate of approximately 6,044,081 shares, or 37.8%, of the Common Stock (5,519,681 shares, or 33.3%, of the Common Stock if the Underwriters' over-allotment option is exercised in full). Consequently, Mr. Kanders, as Chairman of the Board of Directors of the Company and as the sole stockholder of Kanders, together with the Company's officers and directors, will have the ability to have a significant effect on the election of the Company's directors and on the outcome of corporate actions requiring stockholder approval, including a change in control. See "Principal and Selling Stockholders" and "Description of Capital Stock."


DEPENDENCE ON KEY PERSONNEL


   The Company is substantially dependent upon the personal efforts and abilities of Warren B. Kanders, Jonathan M. Spiller, Richard T. Bistrong, Alastair G.A. Morrison and the Hon. Richard N. Bethell. Should any of these members of the Company's senior management be unable or unwilling to continue in their present roles, the Company's business could be materially adversely affected. See "Management -- Directors and Executive Officers."


EFFECT OF CERTAIN STATUTORY PROVISIONS

   The Company is subject to the anti-takeover provisions of Section 203 of the Delaware General Corporation Law (the "DGCL"). In general, Section 203 prohibits a publicly-held Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner. See "Description of Capital Stock -- Certain Provisions of Delaware Law."

VOLATILITY OF MARKET PRICE FOR COMMON STOCK


   The market price for the Common Stock may be highly volatile. The Company believes that a variety of factors, including announcements by the Company or its competitors, quarterly variations in financial results, trading volume, general market trends and other factors, could cause the market price of the Common Stock to fluctuate substantially. Due to the relatively small size of the Company, a large contract awarded to or lost by the Company may have the effect of distorting the Company's overall financial results. In addition, the stock market has experienced extreme price and volume fluctuations that are often unrelated to the operating performance of particular companies. These market fluctuations may adversely affect the price of the Common Stock. See "Price Range of Common Stock and Dividend Policy."


SUBSTANTIAL AMOUNT OF COMMON STOCK ELIGIBLE FOR FUTURE SALE


   Upon completion of the Offering, the Company will have 15,984,407 shares of Common Stock outstanding. Of these shares, 9,975,992 shares, including the 4,000,000 shares of Common Stock sold in the Offering, will be freely tradable under the Securities Act by persons who are not "affiliates" of the Company (in general, an affiliate is any person who has a control relationship with the Company). The remaining 6,008,415 outstanding shares of Common Stock are deemed to be "restricted securities" as that term is defined in Rule 144, all of which will become for sale in the public market in compliance with Rule 144.


   No prediction can be made as to the effect, if any, that market sales of shares of Common Stock that are restricted securities, or the availability of such shares for sale, will have on the market price of the Common Stock prevailing from time to time. Sales of substantial amounts of Common Stock, or the perception that such sales could occur, could adversely affect prevailing market prices for the Common Stock and could impair the Company's future ability to raise capital through an offering of equity securities.

   As part of the Company's acquisition strategy, the Company anticipates issuing additional shares of its Common Stock. To the extent that the Company is able to execute its acquisition strategy, the number of outstanding shares of Common Stock that will be eligible for sale in the future is likely to increase substantially. In addition, the potential issuance of additional shares in connection with anticipated acquisitions could depress demand for the Common Stock and result in a lower price than would otherwise be obtained. See "Shares Eligible for Future Sale."

NO DIVIDENDS

   The Company currently does not intend to pay any cash dividends on the Common Stock. The Company currently intends to retain any earnings for working capital, repayment of indebtedness, capital expenditures and general corporate purposes. The Credit Facility contains restrictions on the Company's ability to pay dividends or make other distributions. See "Price Range of Common Stock and Dividend Policy."

                           SIGNIFICANT DEVELOPMENTS


   Since Kanders acquired its interest in the Company in January 1996, the Company has pursued a strategy of growth through acquisition of businesses and assets that complement its existing businesses. Through June 23, 1997, the Company has consummated the five transactions discussed below, and is continuing to pursue other acquisition opportunities. In addition, the Company recently established a holding company structure to facilitate management of its growth.


DSL GROUP LIMITED


   On April 16, 1997, the Company combined with DSL in a transaction accounted for as a pooling of interests (the "DSL Transaction"). DSL is a leading provider of specialized security services in high risk and volatile environments. DSL was formed on June 3, 1996 for the purpose of acquiring DSL Holdings Limited ("DSL Holdings"), its predecessor corporation, whose assets included an indirect 50% interest in Gorandel Trading Limited. DSL's acquisition of DSL Holdings was completed on July 31, 1996. Supplemental consolidated financial statements of the Company for fiscal 1996 and for first quarter 1997 have been provided which give effect to the DSL Transaction on a supplemental basis. In connection with the DSL Transaction, the Company issued 1,274,217 shares of Common Stock valued at $10.9 million for all of the outstanding ordinary share capital of DSL and paid $7.5 million in cash for all of the outstanding preference shares. The Company also assumed and subsequently repaid $6.9 million, plus interest, of DSL's outstanding credit facility. In connection with the DSL Transaction, the Company expects to record a non-recurring charge to earnings in the second quarter of fiscal 1997 of approximately $2.5 million. This charge consists of transaction costs, principally professional fees of approximately $1.1 million, and restructuring costs of approximately $1.4 million incurred to consolidate the administrative and accounting functions of DSL with those of the Company at its headquarters in Jacksonville, Florida. The historical combined net revenues of DSL and its predecessor for 1996 were approximately $31.1 million.


GORANDEL TRADING LIMITED


   On June 9, 1997, the Company acquired the remaining 50% of Gorandel Trading Limited that it did not previously own. GTL provides specialized security services throughout Russia and Central Asia. The aggregate purchase price of the transaction was approximately $2.4 million, consisting of $570,000 in cash paid at closing, $600,000 in cash to be paid on September 30, 1997, subject to certain conditions, and 115,176 shares of Common Stock valued at $1.2 million. As part of this transaction, the Company agreed to make a loan of $200,000 to a former stockholder of GTL, subject to certain conditions. GTL's net revenues for 1996 were approximately $6.4 million.


SUPERCRAFT (GARMENTS) LIMITED


   On April 7, 1997, the Company acquired Supercraft (Garments) Limited. Supercraft is a European manufacturer of military apparel, high visibility garments and ballistic resistant vests, which it distributes to law enforcement and military agencies throughout Europe, the Middle East and Asia. The Company acquired Supercraft for a total purchase price of approximately $2.6 million consisting of (i) approximately $1.3 million in cash, subject to adjustments, (ii) $875,000 in cash which was placed in escrow pending final disposition of title to certain real property and (iii) certain additional consideration in an amount not to exceed pounds sterling250,000 (approximately $410,000) based on 1997 operating results. Supercraft's net revenues for 1996 were approximately $5.7 million.


DEFENSE TECHNOLOGY CORPORATION OF AMERICA

   On September 30, 1996, a subsidiary of the Company, Defense Technology Corporation of America, a Delaware corporation ("DTC"), acquired substantially all of the assets (the "DTCoA Assets") of

Defense Technology Corporation of America, a Wyoming corporation ("DTCoA"). DTC manufactures less-than-lethal and anti-riot products, including pepper sprays, tear gas, distraction devices, flameless expulsion grenades and specialty impact munitions, which it distributes to U.S. and foreign law enforcement agencies and the military. The Company acquired these assets by paying DTCoA a purchase price consisting of approximately $838,000 in cash, 270,728 shares of Common Stock valued at the time at $2.0 million, subject to reduction under certain circumstances, and by paying to Key Bank of Wyoming ("Key Bank"), which made a credit facility available to DTCoA, 358,714 shares of Common Stock valued at $2.65 million in return for Key Bank's agreement to release its liens on the assets of DTCoA. The Company also assumed certain specified liabilities of DTCoA. The combined net revenues of DTC and its predecessor for 1996 were approximately $8.9 million. See "Business -- Litigation" and "Shares Eligible for Future Sale" and Note 2 to the Consolidated Financial Statements.


NIK PUBLIC SAFETY PRODUCT LINE


   Effective as of July 1, 1996, NIK Public Safety, Inc. ("NIK"), a subsidiary of the Company, acquired the NIK Public Safety Product Line (the "NIK Product Line"). NIK assembles and distributes portable narcotic identification kits used for the identification of narcotic substances by law enforcement agencies. In addition, NIK distributes the Flex-Cuf(Registered Trademark) restraint, specimen collection kits, evidence collection kits and tamper guard evidence tape. The Company acquired the NIK Product Line for a purchase price consisting of 310,931 shares of Common Stock valued at the time at $2.4 million. NIK's net revenues for 1996 were approximately $2.2 million.


CONVERSION TO A HOLDING COMPANY STRUCTURE


   On June 12, 1997, at the annual meeting of stockholders, the stockholders of the Company approved the creation of a holding company structure for all of the Company's operations. As of June 16, 1997, the Company transferred all of its operating assets and liabilities relating to its armor products business to a subsidiary and the Company became a holding company. As a result, the Company owns the outstanding capital stock of its subsidiary corporations and no longer conducts any manufacturing operations directly.

                               USE OF PROCEEDS


   The net proceeds to the Company from the sale of the 4,000,000 shares of Common Stock offered hereby are estimated to be approximately $38.7 million, assuming a public offering price of $10.50 per share and after deducting underwriting discounts and commissions and estimated expenses of the Offering. The Company expects to use approximately $17.6 million of such net proceeds to reduce indebtedness outstanding under the Credit Facility, approximately $21.1 million for working capital purposes and potentially to finance future acquisitions. Indebtedness under the Credit Facility was incurred principally to finance the DSL Transaction and the acquisition of GTL. See "Description of Certain Indebtedness."


   Although application of the net proceeds from the Offering will reduce amounts outstanding under the Credit Facility, it will not reduce the amounts available to the Company under the Credit Facility in the future. Pursuant to its growth strategy, the Company is actively considering acquisitions. See "Business -- Growth Strategy."

   Indebtedness outstanding under the Credit Facility bears interest at variable rates (8.25% per year at March 29, 1997) and matures on March 1, 1999. For information regarding the Credit Facility, see "Description of Certain Indebtedness" and Note 6 to the Consolidated Financial Statements.

               PRICE RANGE OF COMMON STOCK AND DIVIDEND POLICY

   The Common Stock has been traded on the American Stock Exchange under the symbol "ABE" since March 18, 1996. Prior to March 18, 1996, the Common Stock was traded in the over-the-counter market, and was listed in the bid and ask quotes of brokers as reported by the National Quotation Bureau, Inc. (the "Bulletin Board") under the symbol "ABOA."


   The following table sets forth the range of reported high and low bid quotations for the Common Stock as listed on the Bulletin Board for fiscal 1995 and for the period January 1, 1996 to March 17, 1996 and the range of high and low sales prices for the Common Stock on the American Stock Exchange for the period from March 18, 1996 to June 23, 1997. The bid quotations represent inter-dealer prices, and do not include mark-ups, mark-downs or commissions, and may not necessarily represent actual transactions.



                                         HIGH     LOW
                                       -------- -------
1995
-----------------------------------
1st Quarter ........................   $ 1 1/4  $ 3/4
2nd Quarter ........................     1        1/16
3rd Quarter ........................      15/16   7/8
4th Quarter ........................     3 1/4   1
1996
-----------------------------------
1st Quarter (through March 17)  ....   $ 5 3/4  $2 3/4
1st Quarter (from March 18)  .......     5 1/2   5 1/16
2nd Quarter ........................     9       5 1/8
3rd Quarter ........................     7 7/8   6
4th Quarter ........................     8       6 1/2
1997
-----------------------------------
1st Quarter ........................   $ 9 1/2  $7 1/2
2nd Quarter (through June 23)  .....    10 7/8   8 3/4



   On June 23, 1997, the last reported sales price of the Common Stock on the American Stock Exchange was $10.50 per share. As of June 23, 1997, the Company had approximately 1,300 stockholders of record.


   The Company has not paid any cash dividends on its Common Stock for the last three fiscal years, and does not intend to pay any cash dividends on the Common Stock for the foreseeable future. The Company currently intends to retain any earnings for working capital, repayment of indebtedness, capital expenditures and general corporate purposes. In addition, except under certain conditions, the Company is precluded from paying dividends on its Common Stock pursuant to the Credit Facility. See "Description of Certain Indebtedness" and Note 6 to the Consolidated Financial Statements.

                                CAPITALIZATION


   The following table sets forth the consolidated capitalization of the Company as reported in the historical consolidated financial statements at March 29, 1997, and as adjusted as of such date to reflect the supplemental and pro forma adjustments and to give effect to the issuance and sale of the 4,000,000 shares of Common Stock offered hereby at an assumed public offering price of $10.50 per share and the application of the net proceeds therefrom. This table should be read in conjunction with the Consolidated Financial Statements, the Supplemental Consolidated Financial Statements and the Notes thereto and the Unaudited Pro Forma Consolidated Balance Sheet included elsewhere in this Prospectus. See "Description of Certain Indebtedness."



                                                                               MARCH 29, 1997
                                                                          -----------------------
                                                                                       PRO FORMA
                                                                            ACTUAL    AS ADJUSTED
                                                                          --------- -------------
                                                                           (DOLLARS IN THOUSANDS)
Short-term debt...........................................................  $   608     $    --
                                                                          ========= =============
Long-term debt, net of current portion(1).................................  $    95     $    95
Stockholders' equity:
 Preferred Stock, par value $.01 per share; 5,000,000 shares authorized,
  no shares issued and outstanding........................................       --          --
 Common Stock, par value $.01 per share; 50,000,000 shares authorized,
  10,591,681 and 15,984,407 shares issued and outstanding(2) .............      106         160
 Additional paid-in capital...............................................   22,810      63,369
 Retained earnings........................................................    2,216       2,101
                                                                          --------- -------------
  Total stockholders' equity..............................................   25,132      65,630
                                                                          --------- -------------
   Total capitalization...................................................  $25,227     $65,725
                                                                          ========= =============



------------
(1) Substantially all of the Company's assets are pledged as collateral under the Credit Facility. See Note 6 to the Consolidated Financial Statements.

(2) Excludes (i) 358,000 shares of Common Stock issuable upon the exercise of outstanding non-qualified stock options, (ii) 628,333 shares of Common Stock issuable upon the exercise of outstanding options under the 1994 Incentive Stock Plan, (iii) 399,000 shares of Common Stock issuable upon the exercise of outstanding options under the 1996 Amended and Restated Stock Option Plan and (iv) 300,000 shares of Common Stock issuable upon the exercise of outstanding options under the 1996 Amended and Restated Non-Employee Directors Stock Option Plan. The weighted average exercise price of all outstanding options is $3.64 per share. Excludes an aggregate of 1,501,000 additional shares reserved for issuance pursuant to options that may be issued in the future under the 1996 Amended and Restated Stock Option Plan. See "Management -- Option Plans."

              SELECTED CONSOLIDATED HISTORICAL, SUPPLEMENTAL AND
                           PRO FORMA FINANCIAL DATA


   The selected consolidated historical balance sheet data of the Company presented below for fiscal 1992 and as of September 20, 1993 (predecessor company) and the selected consolidated historical operating and other data of the Company presented below for fiscal 1992 and for the period January 1 to September 20, 1993 (predecessor company) have been derived from the Company's unaudited consolidated historical financial statements. The selected consolidated historical balance sheet data, operating data and other data for the Company as of December 31, 1993 and 1994 and for the period from September 20, 1993 through December 31, 1993 have been derived from the Company's audited financial statements for such period. The selected consolidated historical balance sheet data of the Company presented below for fiscal 1995 and 1996 and the selected consolidated historical operating and other data of the Company presented below for fiscal 1994, 1995 and 1996 have been derived from the Company's audited Consolidated Historical Financial Statements and the Notes thereto included elsewhere in this Prospectus. The selected consolidated supplemental balance sheet data, operating data and other data of the Company presented below for fiscal 1996 have been derived from the Company's audited Supplemental Consolidated Financial Statements and the Notes thereto included elsewhere in this Prospectus. The selected consolidated historical financial information of the Company presented below as of and for first quarter 1996 and 1997 have been derived from the Company's unaudited Consolidated Historical Financial Statements and include, in the opinion of the Company's management, all adjustments, consisting only of normal recurring adjustments, necessary to present fairly the data for such period. The selected consolidated supplemental financial information of the Company presented below as of and for first quarter 1997 have been derived from the Company's unaudited Supplemental Consolidated Financial Statements and include, in the opinion of the Company's management, all adjustments, consisting only of normal recurring adjustments, necessary to present fairly the data for such period. The selected consolidated historical balance sheet data for fiscal 1995 and 1996 and for first quarter 1996 and 1997; the selected consolidated historical operating and other data for fiscal 1994, 1995 and 1996 and for first quarter 1996 and 1997; and the selected consolidated supplemental balance sheet data, operating data and other data for fiscal 1996, and as of and for the first quarter 1997 should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operation." The results for first quarter 1997 are not necessarily indicative of the results expected for fiscal 1997 or for any future periods.

                SELECTED CONSOLIDATED HISTORICAL, SUPPLEMENTAL
                         AND PRO FORMA FINANCIAL DATA

                                                          FISCAL YEAR
                           -------------------------------------------------------------------------
                                                    HISTORICAL                          SUPPLEMENTAL
                           ------------------------------------------------------------------------
                                PREDECESSOR
                                  COMPANY                              COMPANY
                           -------------------- ----------------------------------------------------
                                     JANUARY 1-   SEPTEMBER 20-
                                    SEPTEMBER 20   DECEMBER 31
                             1992       1993         1993(A)     1994    1995    1996     1996(B)
                           ------- ------------ -------------- ------- ------- ------- ------------
                                        (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
OPERATING DATA:
 Revenue ..................
  Products................. $ 8,413    $6,496        $2,953     $11,355 $11,741 $18,011   $18,011
  Services.................      --        --            --          --      --      --    12,956
                           ------- ------------ -------------- ------- ------- ------- ------------
   Total revenues..........   8,413     6,496         2,953      11,355  11,741  18,011    30,967
 Cost of sales.............   5,508     4,120         1,878       7,741   7,443  10,879    21,172
 Operating expenses........   2,673     1,806           773       2,653   3,273   5,088     6,900
 Depreciation and
  amortization.............      --        --            32          43     148     366       554
 Interest expense
  (income), net............     205       146            47         216     281     253       515
 Equity in earnings of
  unconsolidated
  subsidiaries.............      --        --            --          --      --      --      (320)
                           ------- ------------ -------------- ------- ------- ------- ------------
 Operating income..........      27       424           223         702     596   1,425     2,146
 Non-operating income
  (expense)................     100        --            --          --     228       2        (3)
                           ------- ------------ -------------- ------- ------- ------- ------------
 Income before income
  taxes....................     127       424           223         702     824   1,427     2,143
 Income taxes..............      --       160            85         279     304     592     1,215
 Dividends on preference
  shares...................      --        --            --          --      --      --       239
                           ------- ------------ -------------- ------- ------- ------- ------------
 Net income applicable to
  common stockholders...... $   127    $  264        $  138     $   423 $   520 $   835   $   689
                           ======= ============ ============== ======= ======= ======= ============
 Net income per common
  share and common
  equivalent shares
  outstanding.............. $   .04    $  .07        $  .02     $   .07 $   .08 $   .10   $   .08
                           ======= ============ ============== ======= ======= ======= ============
 Weighted average number
  of common shares and
  common equivalent shares
  outstanding..............   3,231     3,952         6,116       5,802   6,370   8,133     8,876
                           ======= ============ ============== ======= ======= ======= ============
OTHER DATA:
 Earnings before interest,
  income taxes,
  non-operating income and
  depreciation and
  amortization(d).......... $   232    $  570        $  302     $   961 $ 1,025 $ 2,044   $ 3,215
 Earnings before interest,
  income taxes and
  non-operating income(d) .     232       570           270         918     877   1,678     2,661
BALANCE SHEET DATA
(PERIOD END):
 Working capital........... $ 1,691    $ (691)       $  463     $    40 $   796 $13,519   $14,290
 Total assets..............   4,497     7,053         6,725       7,470   8,161  28,731    49,530
 Total debt................   7,604     1,017         1,107       1,743   2,110     400    15,683
 Common stockholders'
  equity (deficit).........  (3,231)    2,208         2,346       2,970   3,733  24,567    24,875

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)


                                              FIRST QUARTER
                                    ------------------------------------
                              PRO                                   PRO
                             FORMA                                 FORMA
                               AS                                    AS
                            ADJUSTED   HISTORICAL   SUPPLEMENTAL  ADJUSTED
                           -------- -------------- ------------ ----------

                            1996(C)   1996   1997     1997(B)     1997(C)
                           -------- ------ ------- ------------ ----------

OPERATING DATA:
 Revenue ..................
  Products................. $30,529  $3,267 $ 6,422   $ 6,422     $ 7,575
  Services.................  37,501      --      --     8,328      10,228
                           -------- ------ ------- ------------ ----------
   Total revenues..........  68,030   3,267   6,422    14,750      17,803
 Cost of sales.............  49,200   2,110   3,773    10,453      12,773
 Operating expenses........  11,874     950   1,901     2,977       3,228
 Depreciation and
  amortization.............   1,075      18     127       286         330
 Interest expense
  (income), net............      40      72     (40)       69         (51)
 Equity in earnings of
  unconsolidated
  subsidiaries.............    (766)     --      --      (272)       (190)
                           -------- ------ ------- ------------ ----------
 Operating income..........   6,607     117     661     1,237       1,713
 Non-operating income
  (expense)................      (2)     --      --        --          --
                           -------- ------ ------- ------------ ----------
 Income before income
  taxes....................   6,605     117     661     1,237       1,713
 Income taxes..............   2,974      45     256       554         765
 Dividends on preference
  shares...................      --      --      --       143          --
                           -------- ------ ------- ------------ ----------
 Net income applicable to
  common stockholders...... $ 3,631  $   72 $   405   $   540     $   948
                           ======== ====== ======= ============ ==========
 Net income per common
  share and common
  equivalent shares
  outstanding.............. $   .26  $  .01 $   .04   $   .04     $   .07
                           ======== ====== ======= ============ ==========
 Weighted average number
  of common shares and
  common equivalent shares
  outstanding..............  13,831   7,576  11,523    12,797      14,512
                           ======== ====== ======= ============ ==========

OTHER DATA:
                                           FIRST QUARTER
                                     --------------------------
                              PRO                                   PRO
                             FORMA                                 FORMA
                               AS                                    AS
                            ADJUSTED   HISTORICAL   SUPPLEMENTAL  ADJUSTED
                           -------- -------------- ------------ ----------

                            1996(C)   1996   1997     1997(B)     1997(C)
                           -------- ------ ------- ------------ ----------

 Earnings before interest,
  income taxes,
  non-operating income and
  depreciation and
  amortization(d)..........  $7,722  $  207 $   748   $ 1,592     $ 1,992
 Earnings before interest,
  income taxes and
  non-operating income(d) .   6,647     189     621     1,306       1,662
BALANCE SHEET DATA
(PERIOD END):
 Working capital...........          $  950 $12,274   $14,473     $34,637(e)
 Total assets..............           7,723  28,859    49,292      74,694(e)
 Total debt................           1,759     703    15,887          95(e)
 Common stockholders'
  equity (deficit).........           4,996  25,132    25,700      65,630(e)

------------
(a) As a result of emerging from Chapter 11 bankruptcy reorganization and adopting fresh-start reporting, the financial information for the period from September 20, 1993 through December 31, 1993 and thereafter includes the operating results of the reorganized Company.

(b) The supplemental financial data for fiscal 1996 and first quarter 1997 have been restated to give effect to the combination with DSL. See "Significant Developments."

(c) See Unaudited Pro Forma Consolidated Statements of Operations for fiscal 1996 and for first quarter 1997.

(d) Neither earnings before interest, income taxes, non-operating income and depreciation and amortization nor earnings before interest, income taxes and non-operating income should be considered as alternatives to net income or cash flow and neither are a measure of performance under generally accepted accounting principles. They are presented solely to provide additional information for evaluating the Company.

(e) Gives effect to the sale of the 4,000,000 shares of Common Stock offered by the Company (at an assumed public offering price of $10.50 per share) and the application of the net proceeds thereof. See "Use of Proceeds" and Unaudited Pro Forma Consolidated Balance Sheet as of March 29, 1997.

            UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

   The following unaudited pro forma consolidated financial statements have been derived from the consolidated historical financial statements of the Company (which have been restated to give effect to the combination of the Company with DSL since DSL's inception, on a supplemental basis); DSL Holdings, the predecessor company of DSL, for the period from January 1, 1996 through July 31, 1996; and the historical financial statements of DTC and GTL. The unaudited pro forma statements of income for fiscal 1996 and for first quarter 1997 give effect to the acquisition of the DTCoA Assets, Supercraft and GTL as if such acquisitions had occurred as of the first day of the period presented. The unaudited pro forma balance sheet as of March 29, 1997 gives effect to the above transactions as if such transactions had occurred on March 29, 1997. The unaudited pro forma statement of income for fiscal 1996 also gives effect to the conversion of the Company's 5% Convertible Subordinated Notes due April 30, 2001 (the "Convertible Notes") as of January 1, 1996.


   The unaudited pro forma consolidated financial statements are presented for informational purposes only and are not necessarily indicative of actual results that would have been achieved had such transactions been consummated on the dates or for the periods indicated and do not purport to indicate results of operations as of any future period. The unaudited pro forma consolidated financial statements should be read in conjunction with the historical financial statements of the Company, DSL and DSL Holdings, the Supplemental Consolidated Financial Statements of the Company and the related notes thereto and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included elsewhere in this Prospectus.

           UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                 FOR THE FISCAL YEAR ENDED DECEMBER 28, 1996
            (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA AMOUNTS)



                                                                                                          PRO FORMA
                             SUPPLEMENTAL                        HISTORICAL                              AS ADJUSTED
                           -------------- ------------------------------------------------------- ------------------------
                                               DSL     DEFENSE TECHNOLOGY  SUPERCRAFT   GORANDEL
                                            HOLDINGS     CORPORATION OF    (GARMENTS)    TRADING
                             COMPANY (A)   LIMITED (A)    AMERICA (A)     LIMITED (A)  LIMITED (A)  ADJUSTMENTS   COMBINED
                           -------------- ----------- ------------------ ------------ ----------- ------------- ----------
Total revenues ............    $30,967       $18,191         $6,772          $5,746      $6,354           --      $68,030
Cost of sales .............     21,172        15,175          3,562           4,910       4,381           --       49,200
Operating expenses ........      6,900         2,107          2,017             235         615           --       11,874
Depreciation and
 amortization .............        554           304            186              --          --           31(b)     1,075
Interest expense (income),
 net ......................        515           147             31             (28)        105         (730)(c)       40
Equity in earnings of
 unconsolidated
 subsidiaries .............       (320)         (768)            --              --          --          322(h)      (766)
                           -------------- ----------- ------------------ ------------ ----------- ------------- ----------
Operating income ..........      2,146         1,226            976             629       1,253          377        6,607
Non-operating income
 (expense) ................         (3)            1             --              --          --           --           (2)
                           -------------- ----------- ------------------ ------------ ----------- ------------- ----------
Income before income taxes       2,143         1,227            976             629       1,253          377        6,605
Income taxes ..............      1,215(f)        603(f)         381             207         608          (40)(e)    2,974
Dividends on preference
 share ....................        239            --             --              --          --         (239)(d)       --
                           -------------- ----------- ------------------ ------------ ----------- ------------- ----------
Net income applicable to
 common stockholders ......    $   689       $   624         $  595          $  422      $  645        $ 656      $ 3,631
                           ============== =========== ================== ============ =========== ============= ==========
Net income per common
 share and common
 equivalent shares
 outstanding ..............    $   .08                                                                            $   .26
                           ==============                                                                       ==========
Weighted average number of
 shares and common
 equivalent shares.........      8,876                                                                             13,831(g)
                           ==============                                                                       ==========


    See Notes to Unaudited Pro Forma Consolidated Statement of Operations.

      NOTES TO UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                 FOR THE FISCAL YEAR ENDED DECEMBER 28, 1996
                            (DOLLARS IN THOUSANDS)

(a)  Results of operations include the following:


  Company -combined results of operations of the Company for fiscal 1996 and results of operations of DSL for the period June 3, 1996 (inception) to December 31, 1996 (supplemental to give effect to the pooling transaction). DSL Holdings -results of operations for the period January 1, 1996 to July 31, 1996 (date of purchase of DSL Holdings by DSL).
  DTCoA -results of operations for the period January 1, 1996 to September 30, 1996.
  Supercraft -results of operations for the year ended December 31, 1996.
  GTL -results of operations for the 12 month period ended December 31, 1996.


(b) The following adjustments are made to record adjustments to depreciation and amortization:

   Amortization of intangible assets resulting from the acquisitions described in "Significant Transactions":

  Amortization of excess cost over net assets--Supercraft  ........... $  82
 Amortization of excess cost over net assets--GTL ...................     92
Elimination of historical amortization of deferred debt issue costs     (143)
                                                                     -------
                                                                       $  31
                                                                     =======

    While the Company has yet to complete the final allocation of the excess cost over net assets acquired to the specific assets acquired, based on its preliminary estimate, the Company believes that the excess will be allocated principally to goodwill, which will be amortized over an average of 25 years. The preliminary estimate of the excess cost over net assets does not reflect certain assumed liabilities which have not been quantified as of the date of this Registration Statement.


(c)  Reflects adjustments to interest expense as follows:


 Elimination of historical interest on the Convertible Notes for the period May
 1, 1996 through December 18, 1996...............................................  $(371)
Elimination of historical interest expense for the period January 1, 1996
 through April 30, 1996..........................................................    (97)
Elimination of interest expense recorded by DSL on historical debt  .............   (262)
                                                                                 --------
                                                                                   $(730)
                                                                                 ========

(d) Reflects the elimination of preference share dividends on the DSL preference shares.

(e) Adjustment to reflect the income tax effect of the pro forma adjustments.

(f) Includes non-recurring tax penalties for DSL of approximately $320 in the 12 month period ended December 31, 1996.

(g) Includes 629,442 shares issued in connection with the acquisition of the DTCoA Assets, 115,176 shares for the acquisition of GTL and approximately 2,236,000 shares issued for the conversion of the Convertible Notes as if such shares were issued on January 1, 1996. Also includes 1,600,000 shares required to be issued by the Company in the Offering to generate sufficient net proceeds to repay the balance on the Credit Facility.


(h) Reflects the elimination of the historical 50% equity in earnings of GTL, which is included in the supplemental Company amounts, as such amounts are included gross in the GTL amounts.

           UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                  FOR THE THREE-MONTHS ENDED MARCH 29, 1997
               (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


                                                                                     PRO FORMA
                                       SUPPLEMENTAL         HISTORICAL              AS ADJUSTED
                                     -------------- ------------------------ ------------------------
                                                      SUPERCRAFT   GORANDEL
                                                      (GARMENTS)    TRADING
                                       COMPANY (A)   LIMITED (A)  LIMITED (A)  ADJUSTMENTS   COMBINED
                                     -------------- ------------ ----------- ------------- ----------
Total revenues.......................    $14,750        $1,153      $1,900                   $17,803
Cost of sales........................     10,453           996       1,324                    12,773
Operating expenses...................      2,977            25         226                     3,228
Depreciation and amortization .......        286                                     44 (b)      330
Interest expense (income), net ......         69           (11)                    (109)(c)      (51)
Equity in earnings of unconsolidated
 subsidiaries .......................       (272)                                    82(g)      (190)
                                     -------------- ------------ ----------- ------------- ----------
Income before income taxes...........      1,237           143         350          (17)       1,713
Income taxes.........................        554            47         186          (22)(e)      765
Dividends on preference shares ......        143                                   (143)(d)       --
                                     -------------- ------------ ----------- ------------- ----------
Net income applicable to common
 stockholders........................    $   540        $   96      $  164        $ 148      $   948
                                     ============== ============ =========== ============= ==========
Net income per common share..........    $  0.04                                             $  0.07
                                     ==============                                        ==========
Weighted average number of common
 shares and common equivalent
 shares..............................     12,797                                              14,512 (f)
                                     ==============                                        ==========

See Notes to Unaudited Pro Forma Consolidated Statement of Operations.

      NOTES TO UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                  FOR THE THREE-MONTHS ENDED MARCH 29, 1997
               (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


(a)  Results of operations include the following:


  Company -results of operations of Armor Holdings, Inc. for first quarter 1997 (supplemental to give effect to the DSL pooling), Supercraft -results of operations for the three months ended March 31, 1997,
  GTL -results of operations for the three months ended March 31, 1997.


(b) Reflects the following adjustments to record the amortization of intangible assets resulting from the acquisitions described in "Significant Transactions" as follows:

 Amortization of excess cost over net assets--
 Supercraft ..................................  $21
Amortization of excess cost over net assets--
 GTL..........................................   23
                                              -----
                                                $44
                                              =====

  While the Company has yet to complete the final allocation of the excess cost over net assets acquired to the specific assets acquired based on its preliminary estimate, the Company believes that the excess will be allocated principally to goodwill, which will be amortized over an average of 25 years. The preliminary estimate of the excess of assets acquired over liabilities assumed does not reflect certain assumed liabilities which have not been quantified as of the date of this Registration Statement.

(c) Reflects the elimination of interest expense recorded by DSL on historical debt included in the Company results. This debt is assumed paid as of the beginning of the period presented.

(d) Reflects the elimination of preference share dividends on the DSL preference shares.

(e) Adjustment to reflect the income tax effect of the pro forma adjustments.

(f) Includes 115,176 shares for the acquisition of GTL as if such shares were issued on January 1, 1997 and 1,600,000 shares required to be issued in the Offering to generate sufficient net proceeds to repay the balance on the Credit Facility.


(g) Reflects the elimination of the historical 50% equity in earnings of GTL, which is included in the supplemental Company amounts, as such amounts are included gross in the GTL amounts.

                UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                             AS OF MARCH 29, 1997
                            (AMOUNTS IN THOUSANDS)


                                 SUPPLEMENTAL  HISTORICAL                      PRO FORMA
                               --------------  ----------   -------------------------------------------------
                                               SUPERCRAFT
                                               (GARMENTS)     PRO FORMA      OFFERING
                                 COMPANY (A)    LIMITED      ADJUSTMENTS    ADJUSTMENTS   COMBINED
                               --------------  ----------   ------------- ------------- ----------
ASSETS
Current assets:
 Cash and cash equivalents ....    $ 4,135        $    1       $(3,237)(b)   $ 21,300 (h) $22,199
 Accounts receivable, net  ....     12,408         1,071                                   13,479
 Inventories ..................      4,897           567                                    5,464
 Prepaid expenses and other
  current assets ..............      2,432                                                  2,432
                               -------------- ------------ -------------- ------------- ----------
 Total current assets .........     23,872         1,639        (3,237)        21,300      43,574
                               -------------- ------------ -------------- ------------- ----------
                                                                                               --
Property, plant and equipment,
 net ..........................      6,676         1,077           (80)(d)                  7,673
Intangible assets .............     16,844                       4,703 (d)                 21,547
Investment in unconsolidated
 subsidiary ...................      1,451                                                  1,451
Other assets ..................        449                                                    449
                               -------------- ------------ -------------- ------------- ----------
Total assets...................    $49,292        $2,716       $ 1,386       $ 21,300     $74,694
                               ============== ============ ============== ============= ==========
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
 Short-term borrowings ........    $   357        $   --       $    --       $   (357)(h) $    --
 Current portion of long-term
  debt and capitalized lease
  obligation...................      1,369           304                       (1,673)(h)      --
 Accounts payable, accrued
  expenses and other ..........      7,673         1,510          (246)(b)(d)(f)            8,937
                               -------------- ------------ -------------- ------------- ----------
  Total current liabilities  ..      9,399         1,814          (246)        (2,030)      8,937
                               -------------- ------------ -------------- ------------- ----------
Minority interest .............         32                                                     32
Long-term debt and capitalized
 lease obligations ............      6,945                       8,550 (g)    (15,400)(h)      95
                               -------------- ------------ -------------- ------------- ----------
  Total liabilities ...........     16,376         1,814         8,304        (17,430)      9,064
                               -------------- ------------ -------------- ------------- ----------
Preference shares .............      7,216            --        (7,216)(c)                     --
Stockholders' equity:
Common stock ..................        119            49           (48)(e)(d)      40 (h)     160
 Additional paid-in capital  ..     23,480           703           496 (e)     38,690 (h)  63,369
 Foreign currency exchange
  translation .................       (104)                                                  (104)
 Retained earnings ............      2,205           150          (150)(e)                  2,205
                               -------------- ------------ -------------- ------------- ----------
  Total stockholders' equity  .     25,700           902           298         38,730      65,630
                               -------------- ------------ -------------- ------------- ----------
Total liabilities and
 stockholders' equity..........    $49,292        $2,716       $ 1,386       $ 21,300     $74,694
                               ============== ============ ============== ============= ==========


See Notes to Unaudited Pro Forma Consolidated Balance Sheet.

           NOTES TO UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                             AS OF MARCH 29, 1997
                            (AMOUNTS IN THOUSANDS)

(a) Reflects the combined accounts for the Company as of March 29, 1997 and DSL as of March 31, 1997.


(b)  Reflects the following adjustments to cash:


 Borrowing under existing Credit Facility  .... $15,400
Repayment of DSL indebtedness:
 N.M. Rothschild & Sons Limited ..............   (6,850)
 Other........................................     (872)
Payment for DSL preference share capital:
 Principal ...................................   (7,216)
 Accrued dividend ............................     (385)
Cash portion of purchase price of Supercraft     (2,214)
Cash portion of purchase price of GTL ........   (1,100)
                                              ----------
                                                $ (3,237)
                                              ==========

(c)  Reflects payment for DSL preference shares.

(d) Reflects the allocation of the excess cost over net assets acquired of Supercraft and GTL as follows:


 Purchase price of Supercraft:
 Cash .................................................................  $2,214
 Contingent purchase price ............................................     410
 Transaction costs ....................................................     250
Purchase price of GTL:
 Cash .................................................................   1,100
 Value of Company shares--GTL .........................................   1,200
 Transaction costs ....................................................     350
                                                                       ---------
                                                                          5,524
Less: pro forma value of net tangible assets acquired .................     821
                                                                       ---------
Unallocated excess of purchase price over net tangible assets acquired   $4,703
                                                                       =========


    While the Company has yet to complete the final allocation of the excess cost over net assets acquired to the specific assets acquired based on its preliminary estimate, the Company believes that the excess will be allocated principally to goodwill, which will be amortized over an average of 25 years. The preliminary estimate of the excess of assets acquired over liabilities assumed does not reflect certain assumed liabilities which have not been quantified as of the date of this Registration Statement.

(e)  Reflects the elimination of the historical accounts of Supercraft.

(f)  Reflects the following adjustments to accrued expenses:

 Set up liability for contingent purchase price
 (Supercraft)..............................................  $ 410
Payment of accrued interest on preference shares  .........   (385)
                                                           -------
                                                             $  25
                                                           =======

(g)  Reflects the following adjustments to long-term;


 Borrowings under the Credit Facility   $15,400
Repayment of DSL indebtedness  .......   (6,850)
                                      ----------
                                        $ 8,550
                                      ==========


(h) Adjustments reflect the Offering and the use of the net proceeds therefrom after deducting underwriting discounts and estimated expenses payable by the Company in connection with the Offering.

                   MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                FINANCIAL CONDITION AND RESULTS OF OPERATIONS


The following discussion should be read in conjunction with the "Selected Consolidated Historical and Supplemental Financial Data," "Unaudited Pro Forma Consolidated Financial Statements," the Consolidated Financial Statements and the Supplemental Consolidated Financial Statements and the Notes thereto included elsewhere in this Prospectus. This Prospectus contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Such statements are indicated by words or phrases such as "anticipate," "estimate," "project," "management believes," "the Company believes" and similar words or phrases. Such statements are based on current expectations and are subject to risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or projected.


GENERAL


   Supplemental Consolidated Financial Statements. On April 16, 1997, the Company consummated the DSL Transaction. Pursuant to the DSL Transaction, the Company, among other things, issued 1,274,217 shares of Common Stock in exchange for all the outstanding ordinary and deferred share capital of DSL, and Armor Holdings Limited, a wholly owned subsidiary of the Company ("AHL"), paid the sum of pounds sterling4.6 million (approximately $7.5 million) in cash for all of the outstanding preference share capital of DSL. The DSL Transaction was accounted for as a pooling of interests. Accordingly, the historical Consolidated Financial Statements for the Company as at and for fiscal 1996 and for first quarter 1997 have been restated on a supplemental basis to reflect the historical financial statements of the Company combined with DSL since DSL's inception. DSL was incorporated on June 3, 1996 and, through a management buy-out transaction on July 31, 1996, acquired all of the outstanding share capital of DSL Holdings. The buy-out transaction resulted in a step up in basis for accounting purposes which resulted in the recording of approximately $9.6 million of goodwill.

   The following discussion of the Company's results of operations and analysis of financial condition for fiscal 1996 and first quarter 1997 reflects results on this supplemental basis. The discussion of the Company's results of operations for the prior periods are not affected by the DSL Transaction and accordingly are presented on a historical basis. The results of operations for the business combinations accounted for as purchase transactions are included since their effective acquisition dates: as of September 30, 1996 for the DTCoA Assets and July 1, 1996 for the NIK Product Line.


   Product and Service Businesses. Historically, the Company was primarily a manufacturer and distributor of security products. Cost of goods sold for the Company historically consisted of the cost of raw materials and overhead allocated to manufacturing operations. Operating expenses for the Company historically consisted of sales and marketing expenses and corporate overhead at the Company's headquarters.


   As a result of the DSL Transaction, a significant portion of the Company's business now involves the provision of security services. Cost of goods sold for DSL consists principally of labor and related costs, including corporate overhead at DSL's various security sites. Operating expenses for DSL consisted primarily of corporate overhead at DSL's corporate headquarters.


   Due to the differences between manufacturing and service operations, the Company's supplemental gross margins are not comparable with gross margins reported in historical periods.

   Fresh-Start Reporting. The Company emerged from Chapter 11 bankruptcy reorganization on September 20, 1993. In connection with the confirmation of its Plan of Reorganization, the Company adopted "fresh-start reporting" in accordance with the American Institute of Certified Public Accountants Statement of Position 90-7, "Financial Reporting by Entities in Reorganization Under the Bankruptcy Code." Accordingly, since September 20, 1993, the Company's financial statements have been prepared as if it were a new reporting entity.

   Revenue Recognition. The Company records product revenues at gross amounts to be received, including amounts to be paid to agents as commissions, at the time the product is shipped to the distributor. Although product returns are permitted within 30 days from the date of purchase, these returns are minimal and usually consist of minor modifications to the ordered product. The Company records service revenue as the service is provided on a contract by contract basis.

   Foreign Currency Translation. In accordance with Statement of Financial Accounting Standard No. 52, "Foreign Currency Translation," assets and liabilities denominated in a foreign currency are translated into U.S. dollars at the current rate of exchange at year-end and revenues and expenses are translated at the average monthly exchange rates. The cumulative translation adjustment which represents the effect of translating assets and liabilities of the Company's foreign operations was a loss of approximately $229,000 for fiscal 1996.


   Impact of Acquisitions. The results of operations for fiscal 1996 and first quarter 1997, which are reported on a supplemental basis, reflect the results of operations of the Company combined with DSL. Additionally the results of operations for DTC and NIK are reflected since the acquisition dates of the DTCoA Assets and the NIK Product Line, September 30, 1996 and July 1, 1996, respectively. Accordingly, period-to-period comparisons should be considered in the context of the timing of the transactions.

   Subsequent Events. On June 9, 1997, the Company acquired the remaining 50% interest of GTL that it did not previously own. The aggregate purchase price of the transaction is approximately $2.4 million, consisting of $570,000 in cash paid at closing, $600,000 in cash to be paid on September 30, 1997, subject to certain conditions, and 115,176 shares of Common Stock valued at $1.2 million. As part of this transaction, the Company agreed to make a $200,000 loan available to a former stockholder of GTL, subject to certain conditions.

   On April 16, 1997, the Company completed its combination with DSL, which was accounted for under the pooling method of accounting for business combinations. In connection with the DSL Transaction, the Company issued 1,274,217 shares of Common Stock valued at $10.9 million for all of the outstanding ordinary share capital of DSL and paid $7.5 million in cash for all of the outstanding preference shares. The Company also assumed and subsequently repaid $6.9 million, plus interest, of DSL's outstanding credit facility.


   In connection with the DSL Transaction, the Company expects to record a non-recurring charge to earnings in the second quarter of fiscal 1997 of approximately $2.5 million. The components of this charge relate to transaction costs, principally professional fees of approximately $1.1 million, and restructuring costs of approximately $1.4 million incurred to consolidate the administrative and accounting functions of DSL with those of the Company at its headquarters in Jacksonville, Florida.


   On April 7, 1997, the Company completed the acquisition of Supercraft, which has been accounted for under the purchase method of accounting for business combinations. The Company acquired Supercraft for a total purchase price of approximately $2.6 million consisting of (i) $1.3 million in cash, subject to adjustments, (ii) $875,000 which was held in escrow pending final dispostion of title to certain real property and (iii) certain additional consideration in an amount not to exceed pounds sterling250,000 (approximately $410,000) based on 1997 operating results.


RESULTS OF OPERATIONS

FIRST QUARTER 1997 AS COMPARED TO FIRST QUARTER 1996

   Revenues -products. Products revenues increased $3.1 million, or 97%, to $6.4 million in first quarter 1997 from $3.3 million in first quarter 1996. This increase in sales resulted from $2.4 million in sales generated from the DTC and NIK operations in first quarter 1997, and a 17% increase in the Company's domestic products business.


   Revenues -services. Services revenues were $8.3 million in first quarter 1997. There were no such revenues in first quarter 1996.

   Cost of sales. Cost of sales increased $8.3 million, or 395%, to $10.4 million in first quarter 1997 from $2.1 million in first quarter 1996. The majority of the increase is due to the recent combination with DSL which had $6.6 million in operating costs associated with DSL revenues in first quarter 1997. The remaining $1.7 million increase in cost of sales is attributed to the increased manufacturing costs of the products business (associated with a 97% increase in revenues). As a percentage of total revenues, cost of sales increased to 70.8% in first quarter 1997 from 64.6% in first quarter 1996, reflecting the higher cost of sales associated with the security services business.

   Operating expenses. Operating expenses increased $2.0 million to $2.9 million (20% of total revenues) in first quarter 1997 from $950,000 (29% of total revenues) during first quarter 1996. The increase in the actual dollar amount of operating expenses between the periods was primarily due to approximately $1.2 million related to the overhead costs associated with DSL, approximately $585,000 related to the additional revenues generated by DTC and NIK and approximately $382,000 of additional costs related to commissions on increased sales and corporate overhead costs for the development of the infrastructure of the Company as a holding company. The decrease in operating expenses as a percentage of total revenues reflects the inclusion of the security services operations in first quarter 1997.

   Depreciation and amortization. Depreciation and amortization expense increased to $286,000 in first quarter 1997 from $18,000 in first quarter 1996. Of the $268,000 increase, approximately $181,000 was due to amortization of intangibles acquired during 1996, $64,000 represents existing depreciation and amortization attributed to DSL at the time of the DSL Transaction and the remainder was primarily due to depreciation on DTC purchased assets.


   Interest expense, net. Interest expense, net decreased $3,000, or 4%, to $69,000 in first quarter 1997 from $72,000 in first quarter 1996. Although interest expense of $109,000 related to DSL's loan with Rothschild was incurred in first quarter 1997, it was partially offset by the Company's reduction of its credit facility with LaSalle Business Credit, Inc. ("LaSalle") to a zero balance and investment of the proceeds from the Company's offering of its Convertible Notes in April 1996.

   Equity in earnings of unconsolidated subsidiaries. Equity in earnings of unconsolidated subsidiaries amounted to approximately $272,000 in first quarter 1997, compared to no such income in first quarter 1996. This equity relates to DSL's original 50% investment in GTL, as well as a 20% investment in Jardine Securicor Gurkha Services Limited ("JSGS"), a joint venture company.


   Income before income taxes. Income before income taxes increased $1.1 million, or 957%, to $1.2 million in first quarter 1997 from $117,000 in first quarter 1996. This increase was due primarily to the integration of DSL, DTC and NIK into the Company.


   Income taxes. Income taxes totaled $554,000 in first quarter 1997, as compared to $45,000 in first quarter 1996. The provision was based on the Company's U.S. federal and state statutory rates of approximately 39% for its U.S.-based company and 43% effective tax rate for DSL, excluding the U.S. generally accepted accounting principles ("GAAP") adjustment for preferred share dividends.

   Dividends on preference shares. During first quarter 1997, DSL paid $143,000 in preference share dividends. These dividends were paid out of after tax earnings. The shares underlying the dividends were acquired by the Company on April 16, 1997 in the DSL Transaction.


   Net income. Net income increased $468,000, or 650%, to $540,000 in first quarter 1997 from $72,000 in first quarter 1996. As noted previously, the increase is due to the integration of DSL, DTC and NIK into the Company.


FISCAL 1996 AS COMPARED TO FISCAL 1995


   Revenues -products. Products revenues increased $6.3 million, or 54%, to $18.0 million in fiscal 1996 from $11.7 million in fiscal 1995. This increase resulted primarily from a 35% increase in domestic and international products revenues, coupled with revenues generated by the DTC and NIK operations for one and two quarters, respectively.

   Revenues -services. Services revenues were $13.0 million in fiscal 1996 during the period from August 1, 1996 through December 31, 1996. There were no services revenues prior to August 1, 1996.

   Cost of sales. Cost of sales increased $13.7 million, or 184%, to $21.1 million in fiscal 1996 from $7.4 million in fiscal 1995. Of such increase, $10.1 million is due to increased services revenues generated in fiscal 1996, as stated above. As a percentage of total revenues, cost of sales increased to 68.4% in fiscal 1996 from 63.4% in fiscal 1995, reflecting the higher cost of sales associated with the security services business. Products business gross margin increased to 40% in fiscal 1996 from 37% in fiscal 1995, due to the impact of higher margin products being sold by both DTC and NIK.


   Operating Expenses. Operating expenses increased $3.6 million, or 111%, to $6.9 million in fiscal 1996 from $3.3 million in fiscal 1995. As a percentage of net sales, operating expenses decreased to 22% in fiscal 1996 from 28% in fiscal 1995. DSL's operating expenses as a percentage of net sales amounted to 14% for fiscal 1996, whereas the products businesses' percentage amounted to 28% for fiscal 1996. Of the $3.6 million increase, $1.8 million is attributable to DSL, approximately $800,000 is due to increases in commissions resulting from increased sales in the products business and the remainder is due to the additional operating costs associated with NIK and DTC.


   Depreciation and amortization. Depreciation and amortization increased $406,000 to $554,000 in fiscal 1996 from $148,000 in fiscal 1995. Of the
$406,000 increase, the majority was due to additional depreciation and amortization related to the products business (i.e., the DTCoA Assets purchased). In addition, approximately $159,000 of this expense relates to the amortization of intangibles incurred by DSL and carried over onto the books of the Company.

   Interest expense, net. Interest expense, net increased $234,000, or 83%, to $515,000 in fiscal 1996 from $281,000 in fiscal 1995. This increase resulted primarily from $261,000 of interest expense incurred by DSL relating to a $6.8 million working capital loan. This loan has subsequently been paid off. In addition, the Company incurred net interest expense of $253,000 relating to the Convertible Notes.

   Equity in earnings of unconsolidated subsidiaries. Equity in investments held by DSL amounted to approximately $320,000 in fiscal 1996 compared to no such income in fiscal 1995. This equity relates to GTL and JSGS, as discussed previously.

   Non-operating income (expense). Non-operating income (expense) decreased $231,000 to $3,000 expense in fiscal 1996 from $228,000 of income in fiscal 1995. The non-operating income in fiscal 1995 relates to the termination of a non-compete agreement entered into in 1990 between the Company and a competitor.

   Income before income taxes. Income before income taxes increased $1.3 million to $2.1 million in fiscal 1996 from $824,000 in fiscal 1995. Of the $1.3 million increase, approximately $600,000 was due to the products business and approximately $700,000 was due to the services business.


   Income taxes. The Company's net operating loss carry forward ("NOL") at December 28, 1996 decreased to approximately $4.4 million from approximately $4.7 million at January 1, 1996. Due to the Company's change in control resulting from the Kanders investment in January 1996, the allowed annual usage of this tax benefit became restricted to approximately $300,000 per year.


   The Company's effective tax rate was 37% in fiscal 1995 compared to 57% in fiscal 1996 (excluding the U.S. GAAP adjustment of the preference share dividends). This increase in rate was incurred due to an unusual and extraordinary tax penalty of approximately $320,000 relating to DSL's operation in Kazakhstan. Had this charge not been incurred, DSL's effective tax rate would have been 45%.

   In accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" ("SFAS 109"), the Company has recorded a deferred tax asset, representing its cumulative net operating loss carryforward and deductible temporary differences, subject to applicable limits and an asset valuation allowance. Any future benefit obtained from the realization of this asset will be applied to reduce the reorganization value in excess of amounts allocable to identifiable assets. As of December 28, 1996, the gross amount of this deferred tax asset was $1.8 million, the entire amount of which has been offset by a valuation allowance.

   Dividends on preference shares. Preference share dividends were approximately $239,000 in fiscal 1996 compared to no dividends in fiscal 1995. These preference shares were acquired by the Company on April 16, 1997 in the DSL Transaction.

   Net income. Net income increased $169,000, or 33%, to $689,000 in fiscal 1996 from $520,000 in fiscal 1995. This increase reflects the effect of increased sales in fiscal 1996 as well as the positive effects on net income from the NIK and DTC operations, partially offset by non-recurring non-operating income received in fiscal 1995 and no such income being received in fiscal 1996.

FISCAL 1995 AS COMPARED TO FISCAL 1994

   Revenues -products. Products revenues increased $386,000, or 3.4%, to $11.7 million in fiscal 1995 from $11.3 million in fiscal 1994. This increase resulted primarily from an increase in sales in the domestic body armor products business.


   Cost of sales. Cost of sales decreased $298,000, or 4%, to $7.4 million in fiscal 1995 from $7.7 million in fiscal 1994. The decrease was due to positive manufacturing variances (better utilization of labor and purchases of raw material). In addition, the domestic market experienced better margins and contributed a greater percentage to the overall sales figures as the products business gross margin increased from 31.8% to 36.6%.

   Operating expenses. Operating expenses increased $620,000, or 23%, to $3.3 million in fiscal 1995 from $2.6 million in fiscal 1994. Increases in salaries for additional personnel in the sales and marketing areas of the Company and domestic commissions (due to the increase in domestic sales) comprised the majority of the overall increase in operating expenses. In addition, increased domestic travel costs and certain costs associated with the investment by Kanders in the Company are included in operating expenses for fiscal 1995. Increases in research and development expenses were also incurred due to new vest certification and testing costs, as well as in connection with the ISO 9002 certification of the Company's quality control standards. The Company received the ISO 9002 certification in October 1995. See "Business -- Manufacturing and Raw Materials."


   Depreciation and amortization. Depreciation and amortization increased $105,000, or 244%, to $148,000 in fiscal 1995 from $43,000 in fiscal 1994.
The increase was due to increasing capital expenditures during the year.

   Interest expense. Interest expense increased $65,000, or 30%, to $281,000 in fiscal 1995 from $216,000 in fiscal 1994. This increase resulted primarily from higher borrowings under the Company's LaSalle credit facility.

   Non-operating income. Non-operating income amounted to $228,000 in fiscal 1995, compared to no such income in fiscal 1994. This income is non-recurring and relates to the termination of a non-compete agreement entered into in 1990 between the Company and a competitor.

   Income before income taxes. Income before income taxes increased $122,000, or 17%, to $824,000 in fiscal 1995 from $702,000 in fiscal 1994. The increase is primarily due to the non-operating income incurred in 1995 being partially offset by the increases in selling, general, and administrative expenses.


   Income taxes. In accordance with SFAS 109, the Company has recorded a deferred tax asset, representing its cumulative net operating loss carryforward and deductible temporary differences, subject to applicable limits and an asset valuation allowance. Any future benefit obtained from the realization of this asset will be applied to reduce the reorganization value in excess of amounts allocable to identifiable assets. As of December 31, 1995, the gross amount of this deferred tax asset was $2.0 million the entire amount of which has been offset by a valuation allowance.


   Net income. Net income increased $97,000, or 23%, to $520,000 in fiscal 1995 from $423,000 in fiscal 1994. This increase in profit reflects the improved margins and non-recurring, non-operating income received in fiscal 1995, partially offset by the increase in selling, general and administrative expenses.

LIQUIDITY AND CAPITAL RESOURCES


   Prior to April 30, 1996, the Company's principal source of working capital was its credit facility with LaSalle. On April 30, 1996, the Company sold $11.5 million principal amount of its Convertible Notes and used a portion of the proceeds thereof to repay all amounts outstanding under the LaSalle credit facility. Thereafter, the Company terminated the LaSalle credit facility. In December 1996, the holders of all of the Convertible Notes converted their Convertible Notes into an aggregate of 2,300,000 shares of Common Stock.

   On November 14, 1996, the Company entered into the Credit Facility with Barnett Bank, N.A. ("Barnett Bank") for a revolving credit facility of up to $10 million for working capital purposes. The Credit Facility was amended as of March 26, 1997 to increase the revolving line of credit to $20 million. As of June 23, 1997, the Company was indebted to Barnett Bank for approximately $16.5 million. The Credit Facility is secured by, among other things, the inventory, accounts receivable, equipment, patents, trademarks and other intellectual property of the Company and its U.S. subsidiaries, and is guaranteed by the U.S. subsidiaries. In addition, the Company has pledged to Barnett Bank all of the outstanding shares of common stock owned by the Company in DTC, NIK and Armor Holdings Properties, Inc. See "Description of Certain Indebtedness" and Note 6 to the Consolidated Financial Statements.

   As of December 28, 1996, the Company had working capital of $14.3 million, which reflects the net proceeds of $8.6 million (after paying down the La Salle credit facility to a zero balance) from the issuance of the Convertible Notes as well as positive cash flow from operations. At the end of first quarter 1997, working capital was $14.5 million.

   The Company anticipates that its cash from operations and borrowings under the Credit Facility will enable the Company to meet its liquidity, working capital and capital expenditure requirements during the next 12 months. The Company, however, may require additional financing to pursue its strategy of growth through acquisitions. If such financing is required, there are no assurances that it will be available, or if available, that it can be obtained on terms favorable to the Company or on a basis that is not dilutive to stockholders.


   The Company anticipates spending approximately $4.0 million in connection with its capital expenditure plan for fiscal 1997. Such expenditures include, among other things, construction and other costs related to the Company's new office and manufacturing facility at the Jacksonville International Tradeport as well as upgrading the Company's management information systems.

QUARTERLY RESULTS -- HISTORICAL


   The following table presents summarized unaudited quarterly results of operations for the Company for fiscal 1995 and 1996. The Company believes all necessary adjustments have been included in the amounts stated below to present fairly the following selected information when read in conjunction with the Consolidated Financial Statements and Notes thereto included elsewhere herein. Future quarterly operating results may fluctuate depending on a number of factors. Results of operations for any particular quarter are not necessarily indicative of results of operations for a full year or any other quarter.



                                                            FISCAL 1995
                                             ---------------------------------------
                                                FIRST    SECOND     THIRD    FOURTH
                                               QUARTER   QUARTER   QUARTER   QUARTER
                                             --------- --------- --------- ---------
                                              (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE
                                                             AMOUNTS)
Sales........................................  $2,537    $2,939    $2,930    $3,335
Gross profit.................................     951     1,089     1,106     1,152
Net income...................................     112       128       226        54
Net income per common share and common share
 equivalent..................................  $ 0.02    $ 0.02    $ 0.03    $ 0.01

                                                            FISCAL 1996
                                             ---------------------------------------
                                                FIRST    SECOND     THIRD    FOURTH
                                               QUARTER   QUARTER   QUARTER   QUARTER
                                             --------- --------- --------- ---------
                                              (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE
                                                             AMOUNTS)
Sales........................................  $3,267    $3,596    $4,452    $6,696
Gross profit.................................   1,157     1,338     1,808     2,829
Net income...................................      72       144       239       380
Net income per common share and common share
 equivalent..................................  $ 0.01    $ 0.02    $ 0.03    $ 0.04


QUARTERLY RESULTS -- SUPPLEMENTAL


   The following table presents summarized unaudited quarterly results of operations for the Company for fiscal 1995 and 1996, giving retroactive effect to the DSL Transaction. The Company believes all necessary adjustments have been included in the amounts stated below to present fairly the following selected information when read in conjunction with the Supplemental Consolidated Financial Statements and Notes thereto included elsewhere herein. Future quarterly operating results may fluctuate depending on a number of factors. Results of operations for any particular quarter are not necessarily indicative of results of operations for a full year or any other quarter.



                                                            FISCAL 1995
                                             ---------------------------------------
                                                FIRST    SECOND     THIRD    FOURTH
                                               QUARTER   QUARTER   QUARTER   QUARTER
                                             --------- --------- --------- ---------
                                              (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE
                                                             AMOUNTS)
Sales........................................  $2,537    $2,939    $2,930    $3,335
Gross profit.................................     951     1,089     1,106     1,152
Net income...................................     112       128       226        54
Net income per common share and common share
 equivalent..................................  $ 0.02    $ 0.02    $ 0.03    $ 0.01



                                                            FISCAL 1996
                                             ---------------------------------------
                                                FIRST    SECOND     THIRD    FOURTH
                                               QUARTER   QUARTER   QUARTER   QUARTER
                                             --------- --------- --------- ---------
                                              (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE
                                                             AMOUNTS)
Sales........................................  $3,267    $3,596    $12,746   $11,358
Gross profit.................................   1,157     1,338      2,387     4,913
Net income...................................      72       144         62       411
Net income per common share and common share
 equivalent..................................  $ 0.01    $ 0.02    $  0.01   $  0.04

                              INDUSTRY OVERVIEW

   The Company participates in the global security industry through the manufacture of security products marketed to law enforcement and correctional personnel and the provision of specialized security services to multi-national corporations and governmental agencies. The industry information described below illustrates certain trends which management believes will contribute to increasing demand for the Company's products and services. Due to the fragmented nature of the security industry, however, specific statistical data directly relating to the market segments in which the Company operates are generally unavailable.

GENERAL


   In recent years, the nature and perception of violent criminal activity have changed in the U.S. and internationally. The proliferation of advanced weaponry and related technologies has made the criminal and terrorist element a more serious and unpredictable threat to the safety of citizens and law enforcement personnel. Legal gun ownership has reached over 65 million people in the U.S., and 31 U.S. states now permit the carrying of concealed weapons, thereby increasing the risk of gun-related incidents. Such diverse trends as increases in gang, illegal drug and militant activities have created more sophisticated, well-equipped and violent criminals. For example, studies by the U.S. Department of Justice indicate that the incidence of bombings in the U.S. has grown over 200% from 1985 to 1995. Crime is viewed as a leading public concern by the U.S. population, according to a recent Gallup poll.


   Internationally, greater political, economic and social tensions and the proliferation of weapons due to deficient security and illegal arms sales continue to fuel criminal activities in lesser-developed nations. For example, industry sources estimate that the crime rate in Russia has doubled in the last five years. As multi-national corporations have increased their presence in these lesser-developed nations to take advantage of new markets and natural resources, they are frequently the targets of violent activity, including kidnapping, terrorism and vandalism. A study by the U.S. Department of State indicates that approximately two-thirds of all international terrorist incidents in 1996 were targeted at private business concerns. Some 20% to 30% of multi-national corporations operating in Russia have been faced with demands for protection money. Kidnappings for ransom have been on the rise for the past few years and, increasingly, the targets are local and foreign business executives. According to industry sources, over 7,900 kidnappings of business executives or their family members took place worldwide in 1995.

MANUFACTURED SECURITY PRODUCTS MARKET

   Certain industry studies estimate that U.S. spending for private security equipment will increase from $14 billion in 1990 to over $24 billion in 2000 and worldwide expenditures for private security equipment will grow by 9.2% per year from approximately $26 billion in 1994 to approximately $44 billion in 2000. Although these statistics do not correlate directly to the Company's product lines, the Company believes that the increasing spending in the private security sector is indicative of a greater demand for the Company's products in the law enforcement, correctional and governmental sectors.


   Partially in response to increased awareness of crime, the number of police officers has increased by approximately 23% in the period from 1985 to 1994. Expenditures on police protection in the U.S. have increased at a compounded annual rate of 8% from 1980 to 1992 to a total of approximately $41 billion annually. In 1993, a U.S. Department of Justice survey of local police departments indicated that 65% of such organizations have purchased body armor for all of their officers, 60% supply their officers with pepper spray, 35% supply their officers with tear gas and 10% maintain inventories of stun grenades and less-than-lethal projectiles. In addition, the Company believes the rise in the prison population has spurred demand from institutional correctional facilities for manufactured security products. In the U.S., the prison population has grown at a compounded annual rate of 8% from 1980 to approximately 1.6 million inmates in 1995.


SPECIALIZED SECURITY SERVICES MARKET

   Many multi-national corporations, such as petrochemical and mining companies, have significant manpower and money invested in large projects in poor, lesser-developed nations that are often beset by political instability, ineffective and corrupt police forces and judicial systems, terrorism, high crime rates and a general breakdown or lack of political, economic and social infrastructures. Recent developments such as the fall of Communism in Europe and the former Soviet Union and reduced interest of world superpowers in the stabilization of many third world governments have resulted in numerous changes in government and, in certain cases, great political instability in such countries. Providing security for personnel and assets in such volatile and dangerous areas is a primary factor considered by companies and governmental agencies making decisions to invest in and send personnel to unstable areas.


   In response to such security problems, corporations are increasingly contracting experienced private companies to perform their security services. Industry studies demonstrate that the security services market in the U.S., which does not contend with the same level of security threats as most lesser-developed nations, is expected to increase at a rate of 7.9% annually from approximately $17 billion in 1994 to approximately $26 billion by the year 2000. Management believes that demand by multi-national corporations and governmental agencies operating in lesser-developed nations for specialized security services, such as risk assessment, crisis management, guard force management, security force organization and executive protection, is likely to increase as such entities continue to establish operations and manufacturing facilities in foreign and developing countries.

                                   BUSINESS

GENERAL


   The Company is a leading provider of effective security solutions to the increasing level of security threats encountered by domestic and foreign law enforcement personnel, governmental agencies and multi-national corporations. These solutions include a broad range of high quality branded manufactured products such as ballistic resistant vests and tactical armor, bomb disposal equipment, less-than-lethal munitions and anti-riot products marketed under brand names such as American Body Armor(Trademark), Defense Technology(Trademark) and First Defense(Registered Trademark), and sophisticated security planning, advisory and management services, including the provision of highly trained, multi-lingual and experienced security personnel in violent and unstable areas of the world.

   Founded in 1969 as American Body Armor & Equipment, Inc., the Company until recently was primarily a manufacturer of armored products such as ballistic resistant vests and tactical armor. Since Kanders acquired its interest in the Company in January 1996, the Company has pursued a strategy of growth through acquisition of businesses and assets that complement its existing businesses. Through such acquisitions and the expansion of its existing businesses, the Company seeks to: (i) offer superior customer service through a comprehensive portfolio of security products and services;
(ii) capitalize on its growing, diversified, global and institutional client base; (iii) promote brand development through the quality of its products, superior training and customer service; and (iv) maximize profitability and operational efficiencies. The Company believes that further growth will be generated by the leverage of its distribution network and client base as well as expansion into new territories.

   Because the Company's customers require the highest level of reliability from the Company's products and services the Company focuses on quality, testing, training and support. To demonstrate its commitment to quality, the Company became the first domestic manufacturer of body armor to qualify for ISO 9002 certification by successfully completing an audit certifying its compliance with a comprehensive series of quality management and quality control standards. The Company routinely tests its products before releasing them to customers and tests each layout of its ballistic resistant vests. Recognizing the importance of safe and proper use of its products, the Company offers comprehensive training to end-users and provides extensive customer service support to its distributor network and end users. All security personnel furnished by the Company undergo extensive and on-going training.


   The Company believes that governmental and international agencies and multi-national corporations will continue to face significant threats of violent criminal and hostile activity, terrorism and civil disturbances. The Company therefore expects demand for its products and services to increase as these entities anticipate, mitigate and react to perceived or actual security threats worldwide.

BUSINESS STRATEGY

   The Company approaches its markets by focusing on customer service, providing customized security solutions and offering branded, differentiated products. The Company is pursuing the following business strategy in order to increase its scale and profitability:


   Offer a Comprehensive Portfolio of Solutions to Security Threats. The Company has established a comprehensive portfolio of security solutions that respond to a wide array of customer needs. Historically, the Company manufactured, marketed and sold body armor and related products to law enforcement agencies. Since July 1996, however, the Company has significantly increased the scope of its product offerings through acquisitions of complementary business lines, including less-than-lethal munitions and anti-riot products, military apparel and narcotic identification kits. Through the Company's combination with DSL, the Company has become a leading provider of specialized security solutions that are designed to ensure the safety and security of personnel and fixed assets in remote and hostile areas of the world. The Company intends to continue to diversify its product and service portfolio through internal development and acquisitions of complementary business and product lines.

   Promote Brand Development through Training and Sales Support. The Company's products are sold under established, highly-regarded brand names such as American Body Armor(Trademark), Defense Technology(Trademark),

First Defense(Registered Trademark) and NIK(Registered Trademark). To maintain the value of these brands, the Company employs strict quality control measures by conducting thorough product testing and providing extensive customer support through a domestic and international network of factory-direct sales representatives. These representatives offer comprehensive customer training and dedicated customer service. DSL is one of the world's oldest and most respected providers of sophisticated security services and protects its reputation through rigorous selection, training and management of personnel.

   Capitalize on the Company's Broad Distribution Network. To sell its portfolio of manufactured products, the Company has developed a broad network of approximately 345 domestic independent distributors and approximately 150 international agents through whom it markets its products to end-users, including domestic and international law enforcement agencies and governmental authorities. The distributors benefit from their association with the Company due to the quality of the Company's manufactured products, the scope of its product line, the high degree of service provided by the Company and the distributors' opportunity to participate profitably in the sale of the Company's products. The wide range of products provided by the Company create efficiencies in distribution which help to lower the Company's selling cost per unit.


   Capitalize on a Diversified, Global and Institutional Service Client
Base. DSL's client base includes international law enforcement agencies, governmental authorities, the United Nations, the U.S. State Department and multi-national corporations including petrochemical companies, mineral extraction companies and financial services institutions operating in remote and hostile environments. Once established in a particular region, the Company is often selected by other multi-national organizations currently operating in or expanding operations into that region. Through its service client base, the Company believes it can expand its global presence through additional referrals, enhance its reputation as the provider of choice within certain geographic regions and reinforce its image as an innovative and worldwide provider of specialized security services.

   Maximize Profitability and Operational Efficiencies-Products. The Company manufactures superior quality, high-end products which it sells for premium prices. Because margins are an important consideration, the Company generally has avoided highly-competitive bids for its manufactured products. In addition, the Company maintains production efficiency through its close attention to raw materials purchasing and flexible production planning.

   Maximize Profitability and Operational Efficiencies-Services. The Company provides value-added security services in unstable, high risk areas of the world through highly qualified specialists with extensive international security training and in most cases, military experience. Such services require an in-depth understanding of foreign, political, economic and cultural norms. In certain regions of the world, DSL has opened offices to establish a strong local presence and efficiently gather local intelligence. DSL attempts to absorb these fixed costs across a number of contracts in a particular geographic region to enhance operating margins.

GROWTH STRATEGY

   The Company expects the demand for defensive security products and services to continue to grow in the foreseeable future. The Company seeks to capitalize on this growth through the pursuit of strategic acquisitions, leveraging of existing distribution network and geographic operating presence with new products and services and continued global expansion.

   Pursue Strategic Acquisitions. The Company believes that there currently exists a large pool of attractive acquisition candidates in the manufacturing and service sectors potentially available for purchase. The Company intends to continue to pursue selective acquisitions to enhance its position in its current markets, to acquire operations in new markets and to acquire operations that will broaden the range of products and scope of services which the Company can provide.

   Leverage Distribution Network. The Company plans to leverage its distribution network by expanding its range of branded and differentiated security products through the acquisition of niche defensive security products manufacturers and investment in the development of new and enhanced products which complement the Company's existing offerings. The Company believes that a broader product line will enable it to provide more comprehensive security solutions, thereby strengthening the relationship between the Company and its distributors.


   Leverage Service Client Base. The Company intends to grow with its service clients, particularly those involved in the petrochemical and mineral extraction industries, as they expand their commercial activities in remote and hostile areas. In addition, satisfied clients historically have provided significant growth opportunities for the Company in the form of client referrals, providing additional growth to the Company with little associated marketing expense.


   Continue Global Expansion. The Company seeks to expand the geographic scope of its security product and service offerings through acquisitions, through the extension of its distribution network into new territories and by providing security products and services to existing customers who are expanding geographically. The Company anticipates targeting those regions which contain substantial supplies of natural resources, such as Africa, South America and Russia, and those countries which represent significant opportunities for economic growth, such as India. In addition, many of the Company's existing clients are pursuing rapid global expansion strategies which may provide the Company with access to new territories and prospective new client relationships.

PRODUCTS AND SERVICES

 LAW ENFORCEMENT AND SECURITY PRODUCTS

  Armor Products


   The Company manufactures a wide array of armor products under the brand name American Body Armor which are designed to protect against bodily injury caused by bullets, knives and explosive shrapnel. The Company's principal armor products are ballistic resistant vests, sharp instrument penetration armor and bomb protective gear. In addition to body armor, the Company also markets an assortment of other personal armor products, including helmets, shields and upgrade armor plates. The Company's lines of ballistic protective vests provide varying levels of protection depending upon the configuration of ballistic materials and the standards (domestic or international) to which the armor is built. The Company's body armor products manufactured in the United States are certified under guidelines established by the National Institute of Justice.


   The Company offers two types of ballistic resistant armor: concealable armor and tactical armor. Concealable armor, which generally is worn beneath the user's clothing, is the Company's basic line of body armor. These vests are often sold with a shock plate, which is an insert designed to improve the protection of vital organs from sharp instrument attack and to provide enhanced blunt trauma protection.

   Tactical armor is worn externally and is designed to provide protection over a wider area of a user's body and defeat higher levels of ballistic threats. These vests, which are usually manufactured with hard armor ballistic plates that provide additional protection against rifle fire, are designed to afford the user maximum protection. Tactical armor may also provide enhanced protection against neck, shoulder and kidney injuries. Tactical armor is offered in a variety of styles, including tactical assault vests, tactical police jackets, floatation vests, high-coverage armor and flak jackets.

   The sharp instrument penetration armor manufactured by the Company is designed primarily for use by personnel in correctional facilities and by other law enforcement employees who are primarily exposed to threats from knives and other sharp instruments. These vests are constructed with special metallic blends and are available in both concealable and tactical models. In addition, these vests can be combined with ballistic armor configurations to provide both ballistic and sharp instrument penetration resistant protection.

   The Company manufactures a wide range of bomb protective gear. This equipment, known as Explosive Ordnance Disposal (EOD) equipment, includes bomb disposal suits, which are primarily constructed of an aramid ballistic fabric that is sheathed in a Nomex(Registered Trademark) brand fire-retardant cover. These suits cover the user's entire body (except the hands) and include a fitted helmet that provides protection and communication capabilities. Other EOD equipment manufactured by the Company includes bomb protection blankets and letter bomb suppression pouches. The Company also distributes Scanna(Registered Trademark) letter bomb detection equipment.

   The Company manufactures a variety of hard armor ballistic shields primarily for use in tactical clearance applications. These shields are manufactured using Spectra(Registered Trademark) ballistic fibers, polyethylene ballistic materials, ballistic steel, ceramic tiles, ballistic glass or a combination of any one or more of these materials. Other hard armor products include tactical face masks and helmets, ballistic shields, barrier shields and blankets. These products allow tactical police officers to enter high threat environments with maximum ballistic protection.

   Other specialty products manufactured by the Company include armored press vests, executive vests, raincoats and fireman turnout coats. These specialty products can be custom designed to provide various levels of ballistic protection. The Company also manufactures specialty armor applications for vehicles and aircraft, including the construction of customized armored cars. The Company has the exclusive rights in the United States to distribute Gallet(Registered Trademark) helmets to the law enforcement community. The Company also distributes a variety of items manufactured by others, including gas masks, batons and holsters.

  Less-Than-Lethal Products

   The Company manufactures a complete line of less-than-lethal and anti-riot and crowd control products designed to assist law enforcement and military personnel in handling situations that do not require the use of deadly force. These products, which generally are available for use only by authorized public safety agencies, include pepper sprays, tear gas, specialty impact munitions and distraction devices.

   The Company manufactures pepper sprays containing the active ingredient oleoresin capsicum, a cayenne pepper extract. The Company's pepper spray formula is patented and carries the trademark name of First Defense(Registered Trademark). The products range from small "key-ring" and hand-held units to large volume canisters for anti-riot and crowd control applications.

   The Company's tear gases are manufactured using Orthochlorobenzalmalononitrile (CS) and Chloroacetophenone (CN). These products are packaged in hand-held or launchable grenades, both pyrotechnic and non-pyrotechnic, as well as in 37 mm, 40 mm and 12 gauge munitions. The munitions include barricade rounds, blast dispersions and pyrotechnic canisters. The Company holds a patented design covering two of its non-pyrotechnic grenades.

   The Company manufactures a wide range of specialty impact munitions that can be used against either individual targets or in anti-riot and crowd control situations. These products, which range from single projectiles such as bean bags, rubber balls, wood batons and rubber batons to multiple projectile products containing rubber pellets, rubber balls or foam, can be fired from standard 12 gauge shotguns, 37 mm gas guns and 40 mm launchers.

   The Company also manufactures a patented and trademarked device that is used for dynamic entries by specially trained forces where it is necessary to divert the attention of individuals away from an entry area. This product, which carries the trademark name of Distraction Device(Registered Trademark), emits a loud bang and brilliant flash of light when used.

  Narcotic Identification and Evidence Equipment

   The Company assembles and markets portable narcotic identification kits under the NIK(Registered Trademark) brand name which are used by law enforcement personnel to identify a variety of controlled substances, including cocaine, marijuana, heroin and LSD. The Company also assembles and markets evidence collection kits and evidence tape, and has the exclusive rights to distribute Flex-Cuf(Registered Trademark) and Key-CuffTM disposable restraints.

 SPECIALIZED SECURITY SERVICES

   The Company is the world's leading provider of specialized security services in high risk and hostile environments, including Africa, South America, Central Asia, Russia and the Balkans. The core of the

Company's security service business is the creation and implementation of solutions to complex security problems in high risk areas through detailed and targeted analysis of potential threats to security, assistance in the secure design of facilities, the provision of highly qualified specialists with extensive international experience in practical security applications and on-going training of security personnel and client personnel with respect to preventive security measures. The Company also provides humanitarian mine clearance and ordnance disposal, maintenance of the security of lines of communication, including airlines and airports, and high risk insurance services.


   The security solutions offered by the Company generally involve security consultation services and the provision of very experienced security personnel who act as planners, trainers, managers, advisors, instructors and liaison personnel. The Company also provides teams of supervisors, many of whom are British Special Air Services ("SAS") veterans, who frequently are employed as premium guards for government embassies. In connection with its security services, the Company utilizes the services of approximately 5,200 locally recruited guards. These guards are supervised, managed and trained by the Company's professional security staff, but approximately 3,000 are employed by local companies that subcontract their manpower to the Company. Other security services provided by the Company include risk assessment, project organization and management, equipping, training and management of existing guard forces, system design, procurement, installation, crisis management, VIP protection, specialist instruction and training and evacuation planning.


CUSTOMERS

 LAW ENFORCEMENT AND SECURITY PRODUCTS

   The Company sells its products through a network of independent distributors who serve the law enforcement communities. In 1996, the Company sold approximately 75% of its products in the U.S., with the balance sold internationally. The primary end-users of the Company's products are law enforcement agencies, local police departments such as the Philadelphia Police Department, state police agencies such as the Georgia State Patrol, state correctional facilities, highway patrols and sheriffs' departments. The Company's largest distributor accounted for approximately 6.1% of the Company's overall revenue from product sales in 1996, and the Company's top ten customers accounted for approximately 21.6% of overall revenue from product sales in 1996.

 SPECIALIZED SECURITY SERVICES

   The Company's principal security services clients include large multi-national corporations that have significant investments in remote and hostile areas of the world. These clients include petrochemical companies, who accounted for approximately 35% of the Company's security business in fiscal 1996, and mining and construction companies, who accounted for approximately 24% of the Company's security business in fiscal 1996. Other significant clients include the United Nations, governmental embassies, including those belonging to the United States, projects funded by the World Bank and the European Commission and a variety of banking, finance, aid and humanitarian organizations and companies engaged in international trade and commerce.

   The following table sets forth certain information regarding selected current and recent clients, the nature of the security services provided to such clients, and the countries in which such services are being or have been performed.


 CLIENT                  COUNTRY              FACILITY        SERVICES PROVIDED
------------------------ -------------------- --------------- --------------------------------------
Anadarko Petroleum       Algeria              Major oil       Expatriate security managers and
 Corporation                                  fields          supervisors (1994 to date)
British Petroleum        Colombia             Exploration     Security coordination management
                                              rigs            and liaison (1992 to date)
Continental Airlines     Colombia             Airline         Passenger/baggage search; aircraft
                                                              guarding (1993 to date)
DeBeers                  Congo (former Zaire) Diamond mine    Expatriate security supervisors
                                                              (1984 to date)
European Commission      Bosnia-Herzegovina   --              Mine clearance training program
                                                              for the government of Bosnia-Herzegovina
                                                              (1997 to 1998)
Price Waterhouse         Russia               Offices         Guards/investigations
                                                              (1994 to date)
U.S. Department of State Bahrain, Uganda,     Embassies       Expatriate-managed guard forces
                         Congo, Ecuador,                      (1985 to date)
                         Angola
United Nations           Former Republic of   U.N. facilities Logistics, manpower and support to
                         Yugoslavia                           UNPROFOR (1992 to 1996)


MARKETING AND DISTRIBUTION

 LAW ENFORCEMENT AND SECURITY PRODUCTS

   The Company believes that, as a result of its history of providing high quality and reliable armor, less-than-lethal products and narcotic identification and evidence equipment, it enjoys excellent name recognition and a strong reputation in the security industry. The central element of the Company's marketing strategy is to leverage its name recognition and reputation by positioning the Company as a global provider of many of the security products and services that the Company's customers may need. The Company believes that, by positioning itself in this manner, it can capitalize on its existing customer base and its extensive global distribution network, maximize the benefits of its long history of supplying security-related products around the world and leverage its leadership position in the security product and services markets. When entering a foreign market, the Company seeks to penetrate the market by offering the most comprehensive range of products and services available in the security industry. The Company tailors its marketing strategy to each geographic area of the world and will often tailor its product offering by country. The Company believes that there are opportunities for cross-marketing of military and law enforcement products which could strengthen the image of each product group. The Company believes that its ability to cross-market its security products and services will enhance the Company's position as an integrated provider of an extensive assortment of security products and services.

   In addition, the Company has designed comprehensive training programs to provide initial and continuing training to its customers in the proper use of its various product lines. These training programs are typically conducted by trained law enforcement and military personnel hired by the Company for such purpose. The training programs may potentially reduce the Company's liability for damages that the Company may incur from the use of its products. Certain of the Company's training programs also contribute to the Company's revenues. The Company's training programs are an integral part of the Company's customer service offerings. Not only do the training programs enhance customer satisfaction, but they also breed customer loyalty and brand awareness, thereby enabling the Company to sell additional products to the same customer.

   The Company's marketing effort is further augmented by its involvement with and support of several important law enforcement associations, including the National Tactical Officer's Association, the

International Law Enforcement Firearms Instructors, the American Society of Law Enforcement Trainers and the International Association of Chiefs of Police.


   The Company's distribution strategy involves the utilization of a worldwide distribution network of approximately 345 domestic distributors and 150 international agents, as well as 15 regional domestic sales managers who promote the Company's products but refer customers to a local distributor for purchasing. The Company further reinforces distributor loyalty by offering price discounts to high volume distributors. The Company believes its relationships with its distributors are strong. The distributors benefit from their association with the Company due to the quality of the Company's manufactured products, the scope of its product line, the high degree of service provided by the Company and the distributor's opportunity to participate profitably in the sale of the Company's products.

   The Company is continually looking for ways to expand its distribution network. As the Company identifies and acquires businesses that fit strategically into its existing product and service portfolio, the Company believes that it will maximize its distribution network by offering additional products and services. The Company's recent acquisition of Supercraft has opened new channels of global distribution to parts of the world not previously penetrated by the Company. The Company believes that its combination with DSL will allow the Company to take advantage of DSL's extensive access to multi-national corporations, whose security service needs in unstable countries may in the future require security products that complement the services provided. The Company also believes that the addition of these new distribution channels will allow the Company and its subsidiaries to take advantage of each other's distribution networks by offering the products of the other, thereby increasing operating efficiencies.


 SPECIALIZED SECURITY SERVICES

   The Company's experience has been that its most successful form of marketing for its security services is client referrals generated by the professional ability of its personnel. As a result, the Company spends minimal amounts on direct unsolicited marketing for its security service business. The Company does not, however, rely upon client referrals as its only strategy of growth. While the Company will rarely enter a country without a substantial contract for services already in place, the Company regularly seeks out new areas which offer potential investment opportunities for multi-national corporations and present serious security problems which make such investment opportunities risky. In such cases, the Company will make contact with organizations that are either currently investing or considering an investment in such areas. Once established in a new country, the Company employs qualified country project managers, who often speak the language native to that country, to develop additional business.


   The Company also seeks contracts with high visibility customers for security services in the countries in which it operates. Examples of such customers include United States embassies, the United Nations and its related organizations, projects funded by the World Bank and the European Commission, the International Committee for the Red Cross, the International Federation of Red Cross and Red Crescent Societies and large multi-national corporations. The Company may accept a lower profit margin on these contracts because the referral and advertising value of these contracts outweighs any reduced profit that may result from such contracts. By providing services to such high visibility customers, the Company believes that it will be able to increase its market share of the security services required by large multi-national companies operating in those countries.


MANUFACTURING AND RAW MATERIALS

   The Company manufactures substantially all of its bullet, bomb and projectile resistant garments and other ballistic protection devices and assembles its portable narcotic identification kits at its Jacksonville, Florida facility. The Company manufactures virtually all of its less-than-lethal products, other than piece parts which are assembled and used in the finished goods, at its Casper, Wyoming facilities. The Company manufactures most of its military apparel, high visibility garments and some ballistic resistant garments at its manufacturing facility in Westhoughton, England, near Manchester, where Supercraft is located.

   The primary raw materials used by Company in manufacturing ballistic resistance garments are various ballistic fibers, including Kevlar(Registered Trademark), Twaron(Registered Trademark) and SpectraShield(Registered Trademark). Kevlar(Registered Trademark), an aramid fiber, is a patented product of E.I. Du Pont de Nemours & Co., Inc. ("Du Pont") and is only available from Du Pont and its European licensee. The Company has begun to use SpectraShield(Registered Trademark), a high strength polyethylene product of Allied Signal Corp., as an alternative ballistic resistant fabric to reduce its dependence on Kevlar(Registered Trademark). SpectraShield(Registered Trademark) has been used in combination with Kevlar(Registered Trademark) in approximately 20% of all vests sold by the Company. SpectraShield(Registered Trademark) is not, however, expected to become a complete substitute for Kevlar(Trademark) in the near future due to the fabric's physical characteristics. The Company also uses Twaron(Registered Trademark), an aramid fiber product of Akzo-Nobel Fibers B.V. The Company does not purchase these fibers directly from the manufacturers, but rather purchases fiber from weaving companies who convert the raw fibers into cloth. In the opinion of management, the Company enjoys a good relationship with these weaving companies and believes that, if necessary, it could readily find replacement weavers. See "Certain Transactions."

   The raw materials used by the Company in the production of chemical agents are supplied by several sources. The raw chemicals used in the production of CS tear gas are readily obtainable with the exception of Malononitrile, for which sources are limited. If the Company were unable to obtain Malononitrile, its production of CS tear gas could be severely curtailed. The remainder of the chemicals and piece parts used by the Company are readily available from other suppliers. While it manufactures its armor on a built-to-order basis, the Company does maintain reasonable inventories on its less-than-lethal and anti-riot products.


   The Company purchases other raw materials used in the manufacture of its various products from a variety of sources, and it believes additional sources of supply of these materials are readily available. The Company also owns several molds which are used throughout its less-than-lethal product line.


   The Company adheres to strict quality control standards and conducts extensive product testing throughout its manufacturing process. Raw materials supplied to the Company are also tested to ensure quality. The body armor manufactured by the Company is ISO 9002 certified. ISO 9002 standards are promulgated by the International Organization of Standardization and have been adopted by more than 100 countries worldwide. The Company obtained ISO 9002 certification by successfully completing an audit certifying its compliance with a comprehensive series of quality management and quality control standards. The Company is one of only two corporations in the industry who have earned this prestigious certification. The Company is in the process of seeking ISO 9002 certification for its less-than-lethal products.


COMPETITION

   The markets for the Company's products and services are highly competitive. In the body armor business, the Company competes by attempting to provide superior design and engineering and production expertise with respect to its line of fully-integrated ballistic and blast protective wear. The less-than-lethal product industry has become increasingly competitive and the Company is one of many major manufacturers of such products. The Company believes there are approximately 40 companies marketing less-than-lethal products. The Company competes by attempting to provide a broad variety of less-than-lethal products with unique features and formulations. There can be no assurance, however, that the Company will be able to compete successfully in the future. The principal competitive factors for all of the Company's products are price, quality of engineering and design, production capability and capacity, ability to meet delivery schedules and reputation in the industry.


   The security services industry is extremely competitive and highly fragmented. Companies within the security services industry compete on the basis of the quality of services provided, ability to provide national and international services and range of services offered, as well as price and reputation. The Company's security services also face a wide variety of competition in different areas, although there is no single organization that competes directly with DSL globally. The main competition in supplying security services to the petrochemical and mining industries comes from local security companies, in-house security programs and small consultancy companies. In the embassy and international agency protection business, the competition comes from local companies and from the largest manned guarding companies including the Wackenhut Corporation, Pinkerton's, Inc., Group 4 and ICTS International, N.V. As the countries within which DSL operates become more mature and stable, competition is likely to increase.

PROPERTIES

   The Company's principal facilities consist of the following:


 LOCATION                PRINCIPAL USE                        OWNED/LEASED         APPROXIMATE SIZE
------------------------ ------------------------------------ -------------------- ----------------------
Jacksonville, Florida         Manufacturing, distribution,            Owned                7 acres
                                 corporate headquarters                             70,000 square feet(1)

Casper, Wyoming             Manufacturing, Warehouse, Office     Owned/Leased (2)          60 acres
                                                                                      61,700 square feet

Westhoughton, England       Sales, Manufacturing, Warehouse         Owned (3)         44,000 square feet

London, England                      Sales, Office                  Leased (4)        6,500 square feet



------------
(1) The Company has the capacity to expand the building facility to 142,000 square feet.

(2) Of the four properties at this location, three are owned by DTC. The fourth property occupied by DTC consists of two buildings. DTC owns one building and leases the other. The real property upon which these two buildings are situated is also leased. The leased building and the real property carry an annual rental of $26,400. The lease for this property expires on September 1, 1998.

(3) AHL acquired the property from Bodycote International plc ("Bodycote") as part of the Company's acquisition of Supercraft. Bodycote was determined to have imperfect title to the property. If title to the property is not resolved by December 31, 1997, AHL will receive pounds sterling536,500, which was placed in escrow at closing.

(4) DSL leases three floors and pays annual rent thereon in an amount equal to pounds sterling96,000. The lease for this property expires in March 2002.

   In addition, the Company also leases a 50,000 square foot facility in Yulee, Florida, the Company's former manufacturing facility, which it is attempting to sublease until April 30, 1999, the expiration of the lease. The annual rent for this property is $130,960 plus annual increases. See Note 9 to the Consolidated Financial Statements.


   The Company believes its manufacturing, warehouse and office facilities are suitable, adequate and have sufficient manufacturing capacity for its current and anticipated requirements. The Company believes that it has adequate insurance coverage for all of its properties and their contents.

EMPLOYEES


   As of June 23, 1997, the Company had a total of approximately 3,500 employees, of which approximately 250 were employed in product manufacturing and approximately 3,250 were employed in security services. Approximately 45 employees employed by Supercraft are represented by the General Municipal Boilermaker and Allied Trade Union. The collective bargaining agreement currently in effect for these employees expires on December 31, 1997. None of the Company's remaining employees are represented by unions or covered by any collective bargaining agreements. The Company has not experienced any work stoppages or employee related slowdowns and believes that its relationship with its employees is good.


PATENTS AND TRADEMARKS

   The Company currently has numerous issued U.S. and foreign patents and pending patent applications relating to its product lines. The Company also has several registered trademarks concerning its products. The trademarks include Gold Series GSX(Registered Trademark), Def-Tec Products(Registered Trademark), Distraction Device(Registered Trademark), NIK(Registered Trademark) and Identidrug(Registered Trademark). Although the Company does not believe that its ability to compete in any of its product markets is dependent solely on its patents and trademarks, the Company does believe that the protection afforded by its intellectual property provides the Company with important technological and marketing advantages over its competitors. Although the Company has protected its technologies to the extent that it believes appropriate, there can be no assurance that the Company's measures to protect its proprietary rights will deter or prevent unauthorized use of the Company's technologies. In other countries, the Company's proprietary rights may not be protected to the same extent as in the United States.

ENVIRONMENTAL MATTERS


   The Company and its operations are subject to a number of federal, state and local environmental laws, regulations and ordinances that govern activities or operations that may have adverse environmental effects. Such activities or operations include discharges to air and water, as well as handling, storage and disposal practices regarding solid and hazardous materials. Such laws and regulations may impose liability for the cost of remediating sites of, and certain damages resulting from, past releases of hazardous materials. Environmental laws continue to change rapidly, and it is likely that the Company will be subject to increasingly stringent environmental standards in the future. The Company uses CS and CN chemical agents in connection with its production of tear gas. The chemicals are hazardous, and if not handled and disposed of properly could cause environmental damage. The Company believes that it currently conducts its activities and operations in substantial compliance with applicable environmental laws. The Company believes that its potential liability under the environmental laws, if any, would not have a material adverse effect, individually or in the aggregate, on its results of operations or financial condition. There can be no assurance in this regard, however, nor can there be any assurance that environmental laws will not become more stringent in the future or that the Company will not incur significant costs in the future to comply with such environmental laws.


LITIGATION


   In November 1989, the Federal Trade Commission (the "FTC") conducted an investigation into the accuracy of the Company's claims that body armor it sold between 1988 and 1990 complied with testing and certification procedures promulgated by the National Institute of Justice. On November 2, 1994, the Company entered into a consent order voluntarily settling the FTC's charges that the Company engaged in false advertising. Under the consent order, the Company admitted no violations of law but agreed to establish a body armor replacement program under which persons who had purchased body armor between 1988 and 1990 would be identified and offered the chance to buy new replacement body armor at a reduced price. The consent order sets forth many detailed requirements governing the conduct of the replacement program, the retention of records and the avoidance of false or misleading advertising. Failure to comply with the requirements could make the Company liable for civil penalties. On January 4, 1995, the Company filed with the FTC a comprehensive compliance report detailing the manner in which it was performing the obligations imposed upon it by the consent order. In February 1997, the FTC asked for additional information, which the Company believes will be the FTC's final request for information before closing the case.

   On January 30, 1997, the Company commenced an action in the Supreme Court of the State of New York, New York County, against DTCoA, the sole stockholder of DTCoA and the President and Chief Executive Officer of DTCoA (collectively, the "Defendants") claiming that the Defendants breached their agreements relating to the sale of the DTCoA Assets to the Company. The relief sought by the Company includes monetary damages of approximately $515,000, plus accruals, and punitive damages. On April 3, 1997, the Defendants filed with the court an answer and counterclaims to the Company's complaint. The Defendants have denied each of the Company's allegations and have asserted several affirmative defenses. Defendants have counterclaimed for, among other things, breach of the terms of the asset purchase agreement and the authorized distributor agreement entered into in connection with the Company's acquisition of the DTCoA Assets. The Company believes that the counterclaims asserted against it are without merit, and intends to vigorously defend such counterclaims.

   In addition to the above, the Company, in the normal course of its business, is subject to claims and litigation in the areas of product and general liability. The Company believes that it has adequate insurance coverage for most claims that are incurred in the normal course of business. In such cases, the effect on the Company's financial statements is generally limited to the amount of its insurance deductibles. Management does not believe at this time that any such claims have a material impact on the Company's financial position, operations and liquidity.

                                  MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS


   The following table sets forth the name, age and position of each of the directors, executive officers and significant employees of the Company as of June 23, 1997. Each director of the Company will hold office until the next annual meeting of stockholders of the Company or until his or her successor has been elected and qualified. The executive officers of the Company are appointed by the Board of Directors of the Company and serve at the discretion of the Board of Directors.


 NAME                      AGE                     POSITION
------------------------ ----- -----------------------------------------------
Warren B. Kanders .......  39  Chairman of the Board of Directors
Jonathan M. Spiller  ....  45  Director, President and Chief Executive Officer
Burtt R. Ehrlich ........  57  Director
Nicolas Sokolow .........  46  Director
Thomas W. Strauss .......  54  Director
Richard C. Bartlett  ....  61  Director
Alair A. Townsend .......  55  Director
Richard T. Bistrong  ....  34  Vice President--Sales and Marketing
Carol T. Burke ..........  35  Vice President--Finance and Secretary
Robert R. Schiller ......  34  Vice President--Corporate Development
SIGNIFICANT EMPLOYEES:
Alastair G. A. Morrison    54  Chairman, DSL Holdings
Hon. Richard N. Bethell    46  Chief Executive Officer, DSL Holdings
Martin Brayshaw .........  41  Director and Commercial Director of DSL Holdings

   Warren B. Kanders has served as Chairman of the Board of the Company since January 1996. From October 1992 to May 1996, Mr. Kanders served as Vice Chairman of the Board of Directors of Benson Eyecare Corporation. From June 1992 to March 1993, Mr. Kanders was the President and a Director of Pembridge Holdings, Inc.

   Jonathan M. Spiller has served as President and as a Director of the Company since July 1991 and as Chief Executive Officer since September 1993. From June 1991 to September 1993, Mr. Spiller served as the Company's Chief Operating Officer. Mr. Spiller is a chartered and certified public accountant and was previously a partner in the international accounting firm of Deloitte & Touche LLP, where he served for 18 years.


   Burtt R. Ehrlich has served as a Director of the Company since January 1996. Mr. Ehrlich served as Chairman and Chief Executive Officer of Ehrlich Bober Financial Corp. from December 1986 until October 1992 and as a Director of Benson Eyecare Corporation from October 1992 until November 1995.


   Nicolas Sokolow has served as a Director of the Company since January 1996. Mr. Sokolow is a partner in the law firm of Sokolow, Dunaud, Mercadier & Carreras. From June 1973 until October 1994, Mr. Sokolow was an associate and partner in the law firm of Coudert Brothers. Mr. Sokolow is a Director of Rexel, Inc.

   Thomas W. Strauss has served as a Director of the Company since May 1996. Since 1995, Mr. Strauss has been a Principal with Ramius Capital Group, a privately held investment management firm. From June 1993 until July 1995, Mr. Strauss was Co-Chairman of Granite Capital International Group. From 1963 to 1991, Mr. Strauss served in various capacities with Salomon Brothers Inc ("Salomon"), including President and Vice-Chairman.

   Richard C. Bartlett has served as a Director of the Company since May 1996. Mr. Bartlett has served as Vice Chairman of Mary Kay Holding Corporation since January 1993 and served as President, Chief Operating Officer and Director of Mary Kay Inc. from 1987 through 1992. Mr. Bartlett has served as

Chairman of the Board of Directors since 1995 and Chief Executive Officer from 1994 to 1995 of The Richmont Group, a holding company with portfolio businesses including financial services, apparel, sporting goods and restaurant chains.

   Alair A. Townsend has served as a Director of the Company since December 1996. Since February 1989, Ms. Townsend has been Publisher of Crain's New York Business. Ms. Townsend currently serves as a Governor of the American Stock Exchange. Ms. Townsend served as New York City's Deputy Mayor for Finance and Economic Development from February 1985 to January 1989.

   Richard T. Bistrong has served as Vice President of Sales and Marketing of the Company since February 1995. From 1993 to February 1995, Mr. Bistrong held the position of Director of Retail Operations for Fechheimer Brothers Company, a wholly owned subsidiary of Berkshire Hathaway. From 1986 to 1992, Mr. Bistrong was an Executive Vice President of Point Blank Body Armor.

   Carol T. Burke has served as Vice President of Finance of the Company since January 1996 and as Secretary since March 1996. Ms. Burke joined the Company as Controller in January 1995. From 1990 to January 1995, Ms. Burke was a Senior Finance Manager at the Walt Disney Company.

   Robert R. Schiller has served as Vice President of Corporate Development of the Company since July 1996. From 1994 to July 1996, Mr. Schiller was a Principal in the merchant banking firm of Circadian Capital Corporation and from 1993 to 1995 he was a Director of Corporate Finance for Jonathan Foster & Co. L.P. From January 1995 to September 1995, Mr. Schiller served as Chief Financial Officer of Troma, Inc., an independent film studio. From 1991 to 1992, Mr. Schiller served as Vice President of the Special Situation Investment Fund, an investment fund controlled by the Brooke Group.


   Alastair G. A. Morrison, OBE MC was one of four partners who founded DSL Holdings in 1981. He served as Chief Executive of DSL Holdings from 1981 to 1995 and has served as a Director of DSL Holdings since 1981. Since 1995, Mr. Morrison has served as Chairman of DSL Holdings. From 1961 to 1981, Mr. Morrison was an officer in the Special Air Services of the British Army, achieving the rank of Second in Command, 22 SAS Regiment.


   The Hon. Richard N. Bethell MBE has served as the Chief Executive Officer of DSL Holdings since 1995. Mr. Bethell previously served as a Director of DSL Holdings from 1991 to 1995. From 1988 to 1991, Mr. Bethell was Director and Deputy Chief Executive of Leadership Trust, a leadership training company for senior executives. From 1968 to 1988, Mr. Bethell served as a Senior Officer in the Special Air Services of the British Army.


   Martin Brayshaw has served as a member of the Board of Directors and as Commercial Director of DSL Holdings since August 1996. Mr. Brayshaw was Chairman and Chief Executive Officer of PEX plc from June 1995 until the sale of the Company in December 1995. From October 1989 to December 1994, Mr. Brayshaw served as Finance Director of Clayform Properties plc.


INVOLVEMENT IN CERTAIN LEGAL PROCEEDINGS

   On December 3, 1992, without admitting or denying any liability, Mr. Strauss consented to an order of the Securities and Exchange Commission (the "Commission") under which he was suspended from associating with any broker, dealer, municipal securities dealer, investment company or investment advisor for a period of six months, and paid a civil penalty of $75,000. The central claim in these proceedings was that, as President of Salomon, Mr. Strauss delayed in reporting an unauthorized bid by the head of Salomon's Government Trading Desk who reported to one of Mr. Strauss' subordinates. Mr. Strauss has maintained that he reported the unauthorized bid both to Salomon's Chief Executive Officer and General Counsel immediately upon learning of the unauthorized bid.

   Mr. Spiller was the President and Chief Executive Officer of the Company at the time the Company filed for Chapter 11 bankruptcy protection in May 1992 through the confirmation on September 20, 1993 of the Company's Plan of Reorganization.

COMMITTEES OF THE BOARD OF DIRECTORS

   The Board of Directors has standing Audit, Compensation, Nominating and Option Committees. The purpose of the Compensation Committee is to recommend to the Board of Directors the compensation and benefits of the Company's executive officers and other key management. During fiscal 1996, the Compensation Committee consisted of Messrs. Sokolow (Chairman), Kanders and Ehrlich.

DIRECTOR COMPENSATION


   The non-employee directors of the Company participate in the 1996 Amended and Restated Non-Employee Directors Stock Option Plan (the "1996 Directors Plan"). See "Option Plans." Messrs. Kanders, Ehrlich, Sokolow, Strauss and Bartlett and Ms. Townsend are all non-employee directors of the Company. During 1996 each non-employee director, except for Messrs. Kanders and Bartlett, was granted options to purchase 75,000 shares of Common Stock at an exercise price per share equal to the closing trading price of the Common Stock on the date of the grant. No other compensation was paid to directors in 1996.


EXECUTIVE COMPENSATION

   The following summary compensation table sets forth information concerning the annual and long-term compensation earned by the Company's chief executive officer and each of the other most highly compensated executive officers of the Company whose annual salary and bonus during fiscal 1996 exceeded $100,000 (collectively, the "Named Executive Officers").


                                         ANNUAL               LONG TERM
                                    COMPENSATION (1)         COMPENSATION
                            ------------------------------ --------------
                                                              SECURITIES
                              FISCAL               ANNUAL     UNDERLYING     ALL OTHER
NAME AND PRINCIPAL POSITION    YEAR     SALARY      BONUS     OPTIONS(#)    COMPENSATION
--------------------------- -------- ----------- --------- -------------- --------------
Jonathan M. Spiller.........   1996    $ 160,000  $ 60,000      24,000       $ 5,775(2)
 Chief Executive Officer
  and                          1995      160,000    21,000      18,000              --
 President                     1994      140,000    62,000     432,000              --
Richard T. Bistrong.........   1996      120,000   107,000      50,000              --
 Vice President--              1995      120,000   105,000      50,000              --
 Sales and Marketing           1994           --        --          --              --
Robert R. Schiller..........   1996     44,210(3)   45,000     150,000        17,500(4)
 Vice President--              1995           --        --          --              --
 Corporate Development         1994           --        --          --              --

    [FN]

------------
(1) The Company has no long-term incentive compensation plan other than the 1994 Incentive Stock Option Plan and the 1996 Amended and Restated Stock Option Plan and various individually granted options. The Company does not award stock appreciation rights, restricted stock awards or long term incentive plan pay-outs.

(2) Represents the dollar value of 7,500 stock award grants awarded to Mr. Spiller in December 1995, which options became fully vested on January 19, 1996. Does not include any amounts that Mr. Spiller may receive with respect to 316,823 shares of Common Stock upon the earlier to occur of (i) the sale by Kanders of at least 452,604 shares of Common Stock (which will occur if the Underwriters exercise their over-allotment option in full) or (ii) January 18, 1999. See "Certain Transactions."

(3) Mr. Schiller became an employee of the Company on July 24, 1996. He was paid at an annual rate of salary of $120,000.

(4) Represents compensation earned by Mr. Schiller in his capacity as a consultant to the Company prior to the execution of his employment agreement.

OPTIONS GRANTED IN FISCAL 1996

   The following information is furnished for fiscal 1996 with respect to the Company's Named Executive Officers for stock options granted during such fiscal year. Stock options were granted without tandem stock appreciation rights.


                                                                                               POTENTIAL REALIZABLE
                                                                                                 VALUE AT ASSUMED
                                                                                               ANNUAL RATES OF STOCK
                       NUMBER OF     % OF TOTAL                                               PRICE APPRECIATION FOR
                       SECURITIES     OPTIONS                                                       OPTION TERM
                       UNDERLYING    GRANTED TO    EXERCISE    MARKET PRICE
                        OPTIONS      EMPLOYEES     PRICE PER   PER SHARE ON    EXPIRATION
NAME                 GRANTED(#)(1) IN FISCAL YEAR    SHARE   DATE OF GRANT(2)     DATE     0% ($)     5% ($)     10% ($)
----                 ------------ -------------- ----------- --------------- ------------ -------  ----------- ----------
Jonathan M. Spiller      24,000          5.1         $1.00       $4.125         1/19/2006 $ 75,000 $  137,261  $  232,781
Richard T. Bistrong      50,000         10.7          0.97        3.8125        1/18/2006  142,125    262,008     445,932
Robert R. Schiller  .   150,000         32.1          6.06        6.06          7/24/2006        0    571,665   1,448,712


------------
(1) All options granted to such officers (except those granted to Mr. Schiller) have a term of ten years and were granted under the Company's 1994 Incentive Stock Plan. The options granted to Mr. Schiller have a term of ten years and were granted under the Company's 1996 Amended and Restated Stock Option Plan.

(2) The market price on the date of the grant shown for January 18, 1996 and January 19, 1996 is the bid price of the Common Stock as listed on the Bulletin Board on such date. The bid quotations represent inter-dealer prices, and do not include mark-ups, mark-downs or commissions, and may not necessarily represent actual transactions. For this reason, and because of the low trading volume of the Common Stock at that time, the Company does not feel that such price is an accurate reflection of the fair value of the Common Stock on such dates. The market price on the date of grant shown for July 24, 1996 is the closing price of the Common Stock on the American Stock Exchange on such date.


AGGREGATED OPTION EXERCISES IN FISCAL 1996 AND FISCAL YEAR END OPTION VALUES

   The following table contains certain information regarding options to purchase Common Stock held as of December 28, 1996 by each of the Named Executive Officers. None of the Named Executive Officers exercised any options during fiscal 1996.

                          NUMBER OF SECURITIES                VALUE OF
                         UNDERLYING UNEXERCISED       UNEXERCISED IN-THE-MONEY
                       OPTIONS AT FISCAL YEAR END   OPTIONS AT FISCAL YEAR END(1)
                     ----------------------------- -----------------------------
NAME                   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
-------------------- ------------- --------------- ------------- ---------------
Jonathan M. Spiller      474,000              0      $3,295,010      $      0
Richard T. Bistrong       50,000         50,000         345,250       345,250
Robert R. Schiller  .          0        150,000               0       272,250

------------
(1) Calculated on the basis of $7.875 per share, the last reported sale price of the Common Stock on the American Stock Exchange on December 28, 1996, less the exercise price payable for such shares.

AGREEMENTS WITH KEY EMPLOYEES


   The Company has entered into an employment agreement with Jonathan M. Spiller which provides that he will serve as the President and Chief Executive Officer of the Company for an initial term expiring January 17, 1999. The agreement provides for a base salary of $200,000 effective January 1, 1997, subject to increase by the Board of Directors, and for yearly bonuses based upon the Company's net income. Mr. Spiller will also be entitled, at the discretion of the Option Committee of the Board of Directors, to participate in the 1996 Amended and Restated Stock Option Plan (the "1996 Option Plan") and other bonus plans adopted by the Company based on his performance and the Company's performance. Mr. Spiller's employment with the Company will continue, unless earlier terminated by Mr. Spiller or by the Company or due to Mr. Spiller's death or disability, for successive one year periods, on terms to be mutually agreed upon by the Company and Mr. Spiller. See "Certain Transactions" for a description of an agreement between Mr. Spiller and Kanders pursuant to which Mr. Spiller, under certain circumstances, may either purchase 316,823 shares of Common Stock from Kanders for $0.9302 per share or receive the net proceeds of the sale by Kanders of 316,823 shares of Common Stock reduced by $0.9302 per share.

   The Company has entered into an employment agreement with Richard T. Bistrong which agreement provides that he will serve as Vice President -- Sales and Marketing of the Company for an initial term expiring January 17, 1999. The agreement provides for a base salary of $120,000 and for yearly bonuses. In addition to his base salary and bonus, Mr. Bistrong received non-qualified stock options to purchase 21,250 shares of Common Stock and incentive stock options to purchase 28,750 shares of Common Stock, in each case at an exercise price of $0.97 per share of Common Stock. These options are exercisable for a period of eight years from the date of the grant, and all of such options vest on January 18, 1999. The vesting of the options may be accelerated on a pro rata basis upon the occurrence of certain events. Pursuant to his employment agreement, Mr. Bistrong will be entitled, at the discretion of the Option Committee of the Board of Directors, to participate in the 1996 Option Plan and other bonus plans adopted by the Company based on his performance and the Company's performance. Mr. Bistrong's employment with the Company will continue, unless earlier terminated by Mr. Bistrong or by the Company or due to Mr. Bistrong's death or disability, for successive one year periods, on terms to be mutually agreed upon by the Company and Mr. Bistrong.

   The Company has entered into an employment agreement with Robert R. Schiller which provides that he will serve as Vice President -- Corporate Development of the Company for an initial term expiring July 23, 1999, at a base salary of $120,000 per year. Effective January 1, 1997, Mr. Schiller's base salary was increased by the Company to $130,000 per year. Mr. Schiller is also entitled to a one-time relocation bonus of $45,000. In addition to his base salary, Mr. Schiller received incentive stock options under the 1996 Option Plan to purchase 150,000 shares of Common Stock at an exercise price per share equal to $6.06, the market price of the Common Stock on July 24, 1996, the date of the grant. These options vest over a period of three years from the date of the grant, and all of such options become exercisable on July 24, 1999. The vesting of the options may be accelerated on a pro rata basis upon the occurrence of certain events. Pursuant to his employment agreement, Mr. Schiller will be entitled, at the discretion of the Option Committee of the Board of Directors, to participate in the 1996 Option Plan and other bonus plans adopted by the Company based on his performance and the Company's performance. Mr. Schiller's employment with the Company will continue, unless earlier terminated by Mr. Schiller or by the Company or due to Mr. Schiller's death or disability, for successive one year periods, on terms to be mutually agreed upon by the Company and Mr. Schiller.


OPTION PLANS

 1994 Incentive Stock Plan

   The purpose of the Armor Holdings, Inc. 1994 Incentive Stock Plan (the "1994 Incentive Plan") is to attract, retain and motivate selected employees and officers and to encourage such persons to devote their best efforts to the business and financial success of the Company. The 1994 Incentive Plan was discontinued for the purpose of further stock option grants on January 19, 1996.


   The 1994 Incentive Plan was administered by the Option Committee of the Board of Directors. The Option Committee determined which employees and officers were granted awards pursuant to the 1994 Incentive Plan. The 1994 Incentive Plan provided for grants of stock options and for grants of stock grant awards. The maximum number of shares of the Common Stock reserved and available for grant pursuant to the 1994 Incentive Plan was 1,000,000 shares. Stock options granted under the 1994 Incentive Plan are incentive stock options or non-qualified stock options and have an exercise price equal to the fair market value of the Common Stock at the date of the grant. Options granted under the 1994 Incentive Plan are exercisable no more than ten years from the date of grant at any time after the first six months after the date of grant. Options are not transferable other than by will or by the laws of descent or distribution. Full payment for shares purchased upon exercise of an option must be made at the time of exercise. Stock grant awards entitle the recipient to acquire shares of the Common Stock without payment at dates and upon conditions determined by the Option Committee. Stock grant awards are not transferable. The 1994 Incentive Plan also provided for the grant of loans to recipients of awards under such plan at the discretion of the Option Committee.

 1996 Amended and Restated Stock Option Plan

   The purpose of the 1996 Option Plan is to afford key employees and consultants of the Company and its subsidiaries who are responsible for the continued growth of the Company an opportunity to acquire an ownership interest in the Company, and thus create in such persons an increased interest in and a greater concern for the welfare of the Company and its subsidiaries.

   The 1996 Option Plan is administered by the Option Committee of the Board of Directors. The Option Committee determines those individuals who will receive options, the time period during which the options may be partially or fully exercised and the number of shares of Common Stock that may be purchased under each option. Options granted under the 1996 Option Plan may be incentive options or non-qualified options. The Option Committee may determine the option exercise price of options granted under the 1996 Option Plan, provided that incentive options granted under the 1996 Option Plan may not have an exercise price of an amount less than the fair market value of the Common Stock on the date of the grant. Under certain conditions, the Board of Directors as a whole has the power to grant options under the 1996 Option Plan.

   Generally, options may be granted only to employees employed and consultants engaged by the Company or of any subsidiary corporation or parent corporation of the Company. Directors who are also employees of the Company are also eligible to participate. Consultants are eligible to receive awards of non-qualified options, but are not eligible to receive incentive stock options. No person who owns, directly or indirectly, at the time of the granting of an incentive stock option to him, 10% or more of the total combined voting power of all classes of stock of the Company will be eligible to receive any incentive stock options under the 1996 Option Plan unless the exercise price is at least 110% of the fair market value of the Common Stock on the date of grant. Options granted under the 1996 Option Plan are not transferable. Except under certain circumstances such as death, disability or retirement and unless otherwise specified by the Board of Directors, options granted under the 1996 Option Plan become null and void upon the termination of an option holder's employment with the Company. Subject to certain limits, the Board of Directors or the Option Committee may amend the 1996 Option Plan.

   At the annual meeting of stockholders held on June 12, 1997, the stockholders of the Company approved the following four amendments to the 1996 Option Plan:
(i) the number of shares of Common Stock available for option grants under the 1996 Option Plan was increased by 250,000 shares to 1,750,000 shares; (ii) the governing law of the 1996 Option Plan was changed from Florida to Delaware;
(iii) the 1996 Option Plan was restated to comport with recent amendments to Rule 16b-3 promulgated under the Exchange Act; and (iv) a schedule was adopted to permit the grant of options to employees of the Company's United Kingdom subsidiaries.

 1996 Amended and Restated Non-Employee Directors Stock Option Plan


   The purpose of the 1996 Directors Plan is to attract, retain and compensate for service as directors of the Company highly qualified individuals who are not current or former employees of the Company, by permitting such directors to have a greater personal financial stake in the Company through the ownership of Common Stock, in addition to underscoring their common interest with stockholders in increasing the value of the Common Stock in the long term.


   The 1996 Directors Plan is a formula plan pursuant to which non-qualified options to acquire 75,000 shares of Common Stock will automatically be granted to each Non-Employee Director on the date of his or her initial election or appointment to the Board of Directors in consideration for service as a Director. There are 450,000 shares of Common Stock reserved for issuance under the 1996 Directors Plan. Under the 1996 Directors Plan formula, the exercise price for all 75,000 options granted to each Non-Employee Director under the 1996 Director Plan will be the closing price on the date of the grant of the Common Stock as quoted on the composite tape of the American Stock Exchange, or on such exchange as the Common Stock may then be trading. Of the 75,000 options granted to each Non-Employee Director, options to acquire 25,000 shares become exercisable upon each of the first three anniversary dates following the date of the grant and all 75,000 options granted to each Non-Employee Director shall expire ten years from the date of grant. The exercise price must be paid in cash. If, on the day of the grant, counsel for the Company determines, in its sole discretion, that the Company is in possession of material, undisclosed information that would prevent it from issuing securities, then the grant of options to Non-Employee Directors will be suspended until the second day after public dissemination of the information (or the first trading day thereafter). The amount, pricing and other terms of the grant will remain as set forth in the 1996 Directors Plan, with the exercise price of the option to be determined in accordance with the formula on the date the option is finally granted.


   Upon retirement, a Non-Employee Director's options will continue to become exercisable and must be exercised by the earlier of (i) 36 months following the date of retirement or (ii) the expiration of the applicable option period, or such options shall be forfeited. Upon a Non-Employee Director's disability or death, those options held by the Non-Employee Director for at least one year prior to the date of death or the date of cessation of service following disability shall become immediately exercisable. The Non-Employee Director or his/her legal representatives or heirs must exercise such options by the earlier of (i) six months or 36 months from the date of cessation of service due to disability or death, respectively, as the case may be, or (ii) the expiration of the applicable option period, or such options shall be forfeited. Should an individual cease to serve as a Non-Employee Director for any reason other than retirement, disability, death or cause, he/she will have 90 days within which to exercise only those options which were exercisable as of the date he/she ceased to serve as a director.

   At the annual meeting of stockholders held on June 12, 1997, the stockholders of the Company approved two amendments to the 1996 Directors Plan. As a result, the number of shares of Common Stock available for issuance under the 1996 Directors Plan was increased by 150,000 shares to a total of 450,000 shares and certain adjustments were made to the 1996 Directors Plan to comport with recent amendments to Rule 16b-3 promulgated under the Exchange Act.

                      PRINCIPAL AND SELLING STOCKHOLDERS


   The following table sets forth certain information regarding the beneficial ownership of Common Stock (a) as of June 23, 1997 and (b) as adjusted to reflect the Offering and the sale by the Selling Stockholders of the shares offered hereby, assuming the Underwriters' over-allotment option is exercised in full, by (i) each person who is known by the Company to own beneficially more than 5% of the outstanding shares of the Common Stock; (ii) each director and Named Executive Officer and (iii) all executive officers and directors as a group. Unless otherwise indicated, each of the stockholders shown in the table below has sole voting and investment power with respect to the shares beneficially owned. Unless otherwise indicated, the address of each person named in the table below is c/o Armor Holdings, Inc., 13386 International Parkway, Jacksonville, Florida 32218.



                                       SHARES BENEFICIALLY                         SHARES BENEFICIALLY
                                         OWNED PRIOR TO                              OWNED AFTER THE
                                           OFFERING(1)            NUMBER OF             OFFERING
NAMED EXECUTIVE OFFICERS,                ----------------     SHARES SUBJECT TO     -----------------
DIRECTORS OR 5% STOCKHOLDERS             NUMBER   PERCENT   OVER-ALLOTMENT OPTION   NUMBER    PERCENT
----------------------------             ------   -------   ---------------------   ------    -------
Warren B. Kanders and Kanders
 Florida Holdings, Inc.(2)...........  4,462,178    37.2%          525,000(3)      3,937,178    24.6%
Nevis Capital Management, Inc.(4) ...  1,061,800     8.8                 0         1,061,800     6.8
Richmont Capital Partners I, L.P.(5).    800,000     6.6            75,000           725,000     4.5
Jonathan M. Spiller(6)...............    690,205     5.5                 0           690,205     4.3
Burtt R. Ehrlich(7)..................    229,100     1.9                 0           229,100     1.5
Alastair G.A. Morrison(8)............    210,257     1.8                 0           210,257     1.4
Nicolas Sokolow(9)...................    155,000     1.3                 0           155,000        *
Hon. Richard N. Bethell(10)..........    140,159     1.2                 0           140,159        *
Martin Brayshaw(11)..................     87,613        *                0            87,613        *
Richard T. Bistrong(12)..............     66,667        *                0            66,667        *
Thomas W. Strauss(13)................     65,000        *                0            65,000        *
Carol T. Burke(14)...................     19,999        *                0            19,999        *
Alair A. Townsend....................      5,516        *                0             5,516        *
Richard C. Bartlett(15)..............          0        *                0                 0        *
Robert R. Schiller(16)...............          0        *                0                 0        *
All executive officers and directors
 as a group (13 persons) (17)........  6,044,081    50.4%               --         5,519,681    33.3%

    [FN]

------------
*       Less than 1%

(1) As used in this table, a beneficial owner of a security includes any person who, directly or indirectly, through contract, arrangement, understanding, relationship or otherwise has or shares (i) the power to vote, or direct the voting of, such security or (ii) investment power which includes the power to dispose, or to direct the disposition of, such security. In addition, a person is deemed to be the beneficial owner of a security if that person has the right to acquire beneficial ownership of such security within 60 days.

(2) Of such shares, 4,133,037 shares prior to the Offering and 3,674,187 shares after the Offering are owned by Kanders Florida Holdings, Inc., of which Mr. Kanders is the sole stockholder and sole director, and 300,000 shares are owned by the Kanders Florida Holdings, Inc. 1996 Charitable Remainder Unitrust, of which Mr. Kanders is trustee. Mr. Kanders disclaims beneficial ownership of the shares owned by the trust. All of the 525,000 shares shown as being offered hereby are being offered by Warren B. Kanders and Kanders Florida Holdings, Inc. and are subject to the Underwriters' over-allotment option.

(3) Pursuant to an agreement with Kanders, Mr. Spiller may be deemed to have a beneficial ownership interest in 316,823 of these shares, and will be entitled to receive the net proceeds of the sale of up to 200,000 of these shares, less $0.9302 per share, if the Underwriters exercise their over-allotment option. See "Certain Transactions."

(4) All such shares are owned by Snowden Limited Partnership of which Nevis Capital Management, Inc. is the general partner. The address of Nevis Capital Management, Inc. is 1119 St. Paul Street, Baltimore, Maryland 21202.

(5) Includes options to purchase 200,000 shares of Common Stock. The address of Richmont Capital Partners I, L.P. ("Richmont") is 4300 Westgrove Drive, Dallas, Texas 75248.

(6) Includes options to purchase 474,000 shares of Common Stock. Also includes 43,541 shares owned by Mr. Spiller's children, of which Mr. Spiller disclaims beneficial ownership. Does not include 316,823 shares of which Mr. Spiller may be deemed to have a beneficial ownership interest pursuant to an agreement with Kanders. See "Certain Transactions."

(7) Includes options to purchase 25,000 shares of Common Stock. Also includes 13,400 shares owned by Mr. Ehrlich's children and 20,600 held in trust for the benefit of his children, of which Mr. Ehrlich's spouse is trustee, of which he disclaims beneficial ownership. Also includes 400 shares owned by Mr. Ehrlich's spouse's individual retirement account, of which Mr. Ehrlich disclaims beneficial ownership.

(8) Mr. Morrison's address is 21 Embankment Gardens, Flat 6, London SW3 4LW United Kingdom. Mr. Morrison has granted a beneficial ownership interest in 87,613 of the shares listed to Mr. Brayshaw pursuant to that certain Option Deed dated April 14, 1997, between Messrs. Morrison and Brayshaw.

(9) Includes options to purchase 25,000 shares of Common Stock. Also includes 100,000 shares owned by S.T. Investors Fund, LLC ("STIF"), a limited liability company of which Mr. Sokolow is a member and 20,000 shares owned by Mr. Sokolow's children, of which he disclaims beneficial ownership. Also includes 10,000 shares owned by Mr. Sokolow's profit sharing plan.

(10)    Mr. Bethell's address is 60 Bromfelde Road, London SW4 6PR United
        Kingdom.

(11) Mr. Brayshaw's address is Redhall, 87 Main Street, Lyddington, Near Uppingham, Rutland, LE15 9LS United Kingdom. The shares listed are pursuant to vested but unexercised stock options granted by Mr. Morrison to Mr. Brayshaw pursuant to that certain Option Deed dated April 14, 1997, between Messrs. Morrison and Brayshaw.

(12)    Includes options to purchase 66,667 shares of Common Stock.

(13)    Includes options to purchase 25,000 shares of Common Stock.

(14)    Includes options to purchase 19,999 shares of Common Stock.

(15) Mr. Bartlett does not own any shares individually. Mr. Bartlett is Chairman of the Board of Directors of The Richmont Group, whose subsidiary, Richmont, is the beneficial owner of 800,000 shares of Common Stock. Mr. Bartlett disclaims beneficial ownership of the shares owned by Richmont.

(16) Mr. Schiller does not own any shares of Common Stock. Pursuant to the terms of his employment agreement, Mr. Schiller was granted options to purchase 150,000 shares of Common Stock on July 24, 1996 under the 1996 Option Plan at an exercise price of $6.06 per share, the market price of the Common Stock on the date of the grant. The options vest over a period of three years from the date of the grant, and all options become exercisable on July 24, 1999.

(17)    See footnotes (2), (3) and (6)-(16).

                             CERTAIN TRANSACTIONS

   On May 15, 1996, the Company issued options to purchase 300,000 shares of Common Stock to Richmont Capital Partners I, L.P. ("Richmont"), at an exercise price of $7.50 per share, subject to adjustment (the "Richmont Options"). The Richmont Options and the underlying shares, whether vested or unvested, are callable by the Company in the event that the closing price per share of the Common Stock is equal to or greater than $10.00 for a period of ten consecutive trading days after December 31, 1997, upon written notice to Richmont given within 30 days of the conclusion of such ten consecutive trading days during which the closing price per share of the Common Stock was equal to or greater than $10.00. In such event, the Company may require Richmont to exercise the Richmont Options in whole with respect to all such shares within ten days of such notice to Richmont. In the event that Richmont does not exercise the Richmont Options, the Richmont Options will lapse.

   Richmont was also the holder of a Convertible Note in the principal amount of $3.0 million. Richmont converted its Convertible Note into 600,000 shares of Common Stock pursuant to the terms of the Convertible Subordinated Note Purchase Agreement on December 18, 1996. Including the 200,000 Richmont Options which have fully vested and the shares into which Richmont's Convertible Note were converted, Richmont is the beneficial owner of 6.6% of the Company's outstanding Common Stock. Richard C. Bartlett, a Director of the Company, is the Chairman of the Board of Directors of The Richmont Group, the parent corporation of Richmont. Mr. Bartlett disclaims beneficial ownership of any shares of Common Stock beneficially owned by Richmont.


   Kanders and Mr. Spiller entered into an agreement, dated as of January 18, 1996, pursuant to which Kanders granted to Mr. Spiller a beneficial ownership interest in 316,823 shares of Common Stock owned by Kanders. Such agreement provides that, in the event that Kanders sells at least 452,604 shares of Common Stock in a single transaction, then Mr. Spiller will have the option to either
(i) pay to Kanders an amount equal to $0.9302 per share, in which event Mr. Spiller will be entitled to receive stock certificates representing such 316,823 shares of Common Stock, or (ii) receive the net proceeds relating to 316,823 shares of Common Stock that are the subject of the sale by Kanders, reduced by $0.9302 per share. In the event that Kanders does not sell at least 452,604 shares of Common Stock as described above, Mr. Spiller's rights to the 316,823 shares of Common Stock will vest on January 18, 1999 so long as, at such time, Mr. Spiller is the President and Chief Executive Officer of the Company and his employment agreement with the Company is in full force and effect and Mr. Spiller is not in breach thereof. If Mr. Spiller's employment agreement with the Company is terminated due to his death or disability, or without cause, prior to January 18, 1999, however, a pro-rata portion of such 316,823 shares of Common Stock, based upon the number of months elapsed from January 18, 1996 in relation to 36 months, will vest to Mr. Spiller. Unless sooner acquired by Mr. Spiller, Mr. Spiller shall have the right to acquire any such vested shares of Common Stock on January 18, 2001 upon payment by Mr. Spiller to Kanders of $0.9302 per share relating to such shares. Pursuant to such agreement, Mr. Spiller will have the right to receive the net proceeds from the sale of up to 200,000 of the shares of Common Stock (less $0.9302 per share) that will be sold by Kanders in the Offering if the Underwriters exercise their over-allotment option.


   Burtt R. Ehrlich, a Director of the Company, was the holder of a Convertible
Note in the principal amount of $250,000. Mr. Ehrlich converted his Convertible
Note into 50,000 shares of Common Stock pursuant to the terms of the Convertible Subordinated Note Purchase Agreement on December 18, 1996.

   Thomas W. Strauss, a Director of the Company, was the holder of a Convertible
Note in the principal amount of $200,000. Mr. Strauss converted his Convertible
Note into 40,000 shares of Common Stock pursuant to the terms of the Convertible Subordinated Note Purchase Agreement on December 18, 1996.

   The Jeanne Kanders Revocable Inter Vivos Trust and the Ralph F. Kanders Revocable Inter Vivos Trust, named for the parents of Warren B. Kanders, the Chairman of the Board of Directors of the Company, were holders of Convertible Notes in the principal amounts of $150,000 and $100,000, respectively. The trusts converted their Convertible Notes into 30,000 and 20,000 shares of Common Stock, respectively, pursuant to the terms of the Convertible Subordinated Note Purchase Agreement on December 18, 1996.

   The Company historically has purchased substantially all of the ballistic resistant fabric used in the manufacture of its products from Clark Schwebel, Inc. ("Schwebel"), a subsidiary of Springs Industries, Inc. and a former holder of 45.7% of the outstanding Common Stock. Kanders purchased all of the capital stock of the Company owned by Schwebel on January 18, 1996. The Company's purchases from Schwebel totaled approximately $3.4 million, $5.1 million and $5.0 million in fiscal 1994, fiscal 1995 and fiscal 1996, respectively, and were made in the normal course of business at prices which the Company believes were competitive with other available sources for such materials.

                         DESCRIPTION OF CAPITAL STOCK

GENERAL


   The Company's authorized capital stock consists of 50 million shares of Common Stock, $0.01 par value per share, and 5 million shares of preferred stock, par value $0.01 per share (the "Preferred Stock"). Upon completion of the Offering, the Company will have 15,984,407 shares of Common Stock issued and outstanding. The material terms of the Company's certificate of incorporation and bylaws are discussed below.


COMMON STOCK

   Holders of Common Stock are entitled to one vote per share in the election of directors and on all other matters on which stockholders are entitled or permitted to vote. Holders of Common Stock are not entitled to vote cumulatively for the election of directors. Holders of Common Stock have no redemption, conversion, preemptive or other subscription rights. There are no sinking fund provisions relating to the Common Stock. Holders of Common Stock are entitled to receive dividends when and as declared by the Board of Directors of the Company out of funds legally available therefor. The Company does not anticipate paying cash dividends on the Common Stock in the foreseeable future. See "Price Range of Common Stock and Dividend Policy." In the event of the liquidation, dissolution or winding up of the Company, the holders of Common Stock will be entitled to share ratably in all of the assets of the Company, if any, remaining after satisfaction of the debts and liabilities of the Company. The outstanding shares of Common Stock are, and the shares of Common Stock offered hereby will be, upon payment therefor as contemplated herein, validly issued, fully paid and nonassessable.

PREFERRED STOCK


   Under the Company's Certificate of Incorporation (the "Charter"), the Board of Directors is authorized, subject to certain limitations prescribed by law, to issue the Preferred Stock in one or more classes or series and to fix the designations, powers, preferences and relative participation, option or other special rights and qualifications, limitations or restrictions thereof, including the dividend rate, conversion or exchange rights, redemption price and liquidation preference, of any such class or series. In addition, the Board of Directors may fix the number of shares constituting any such class or series, and increase or decrease the number of shares of any such class or series, but not below the number of outstanding shares of any such class or series. The rights of the holders of Common Stock will be subject to, and may be adversely affected by, the rights of the holders of any Preferred Stock that may be issued in the future. The issuance of Preferred Stock, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of making it more difficult for a third party to acquire a majority of the outstanding voting stock of the Company. The Company has no current plans to issue shares of Preferred Stock.


CERTAIN PROVISIONS OF DELAWARE LAW

   The Company is incorporated under the DGCL. The Company is subject to Section 203 of the DGCL, which restricts certain transactions and "business combinations" between a Delaware corporation and an "interested stockholder" (in general, a stockholder owning 15% or more of the corporation's outstanding voting stock) or an affiliate or associate of an interested stockholder, for a period of three years from the date the stockholder becomes an interested stockholder. A "business combination" includes mergers, asset sales and other transactions resulting in a financial benefit to the interested stockholder. Subject to certain exceptions, unless the transaction is approved by the Board of Directors and the holders of at least 66 2/3% of the outstanding voting stock of the corporation (excluding shares held by the interested stockholder), Section 203 prohibits significant business transactions such as a merger with, disposition of assets to or receipt of disproportionate financial benefits by the interested stockholder, or any other transaction that would increase the interested stockholder's proportionate ownership of any class or series of the corporation's stock. The statutory ban does not apply if, upon consummation of the transaction in which any person becomes an interested stockholder, the interested stockholder owns at least 85% of the outstanding voting stock of the corporation (excluding shares held by persons who are both directors and officers or by certain employee stock plans). See "Risk Factors -- Effect of Certain Statutory Provisions."


   The Charter contains certain provisions permitted under the DGCL relating to the liability of directors. The Charter provides that, to the fullest extent permitted by the DGCL, no director of the Company will be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director. The Charter and Bylaws (the "Bylaws") of the Company also contain provisions indemnifying the directors, officers and employees of the Company or individuals serving at the request of the Company as directors, officers, employees or agents of another corporation, partnership, joint venture, trust or other enterprise, to the fullest extent permitted by the DGCL.

   Section 203 and certain provisions of the Charter and Bylaws described above may make it more difficult for a third party to acquire, or discourage acquisition bids for, the Company. Section 203 and these provisions could have the effect of inhibiting attempts to change the membership of the Board of Directors of the Company. In addition, the limited liability provisions in the Charter and the indemnification provisions in the Charter and Bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duty (including breaches resulting from grossly negligent conduct) and may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise have benefited the Company and its stockholders. Furthermore, a stockholder's investment in the Company may be adversely affected to the extent the Company pays the costs of settlement and damage awards against directors and officers of the Company pursuant to the indemnification provisions in the Bylaws. The limited liability provisions in the Charter will not limit the liability of directors under federal securities laws.


SHARES RESERVED FOR ISSUANCE


   As of June 23, 1997, the Company had 358,000 shares of Common Stock reserved for issuance upon the exercise of outstanding non-qualified options and 628,333 shares of Common Stock issuable upon the exercise of outstanding options under the 1994 Incentive Plan, 399,000 shares of Common Stock reserved for the exercise of options issued pursuant to the 1996 Option Plan and 300,000 shares of Common Stock reserved for the exercise of options issued pursuant to the 1996 Directors Plan. Upon consummation of the Offering, options for the purchase of 879,916 shares of Common Stock will be fully vested.


TRANSFER AGENT

   The transfer agent and registrar for the Common Stock is American Stock Transfer & Trust Company.

LISTING

   The Common Stock is listed on the American Stock Exchange under the trading symbol "ABE."

                     DESCRIPTION OF CERTAIN INDEBTEDNESS

   On March 26, 1997, the Company entered into the Credit Facility with Barnett Bank. The Credit Facility provides for a $20 million revolving line of credit. In addition, the Credit Facility provides for a separate sublimit of $5 million under an acceptance facility. The Credit Facility also provides for issuance of letters of credit to the Company.


   The Company's indebtedness under the Credit Facility bears interest, at the Company's option, at a rate of either (i) Barnett Bank's prime rate less one-quarter of one percent (.25%) or (ii) an adjusted LIBOR rate equal to 2.25% per year over the LIBOR rate.


   Each of the Company's U.S. subsidiaries (the "U.S. Subsidiaries") is a guarantor of the Company's obligations under the Credit Facility. The Credit Facility is secured by a security interest in, among other things, inventory, accounts receivable, equipment and general intangibles of the Company and each of the U.S. Subsidiaries. In addition, as further collateral for the Credit Facility (i) the Company entered into a Pledge Agreement with Barnett Bank pursuant to which the Company pledged as further collateral for the Credit Facility, all of the issued and outstanding capital stock of each of the U.S. Subsidiaries and (ii) NIK and DTC entered into a Collateral Assignment with Barnett Bank (the "Collateral Assignment") pursuant to which they each granted a security interest in the trademarks, patents and other intellectual property owned by each entity. The Company agreed to cause any newly formed or acquired subsidiaries to guarantee the Company's obligations under the Credit Facility.

   The Credit Facility contains certain restrictive covenants, including limitations on the encumbrance and transfer of assets, the creation of indebtedness and the maintenance of certain levels of tangible net worth and working capital. In addition, the Credit Facility restricts the payment of dividends. The Credit Facility matures on March 1, 1999, subject to extension under certain circumstances.

                       SHARES ELIGIBLE FOR FUTURE SALE


   Upon completion of the Offering, the Company will have 15,984,407 shares of Common Stock outstanding. Of these shares, 9,975,992 shares, including the 4,000,000 shares of Common Stock sold in the Offering, will be freely tradable under the Securities Act, by persons who are not "affiliates" of the Company (in general, an "affiliate" is any person who has a control relationship with the Company). The remaining 6,008,415 outstanding shares of Common Stock are deemed to be "restricted securities" as that term is defined in Rule 144, all of which are eligible for sale in the public market in compliance with Rule 144. The Company, its officers and directors and certain existing stockholders of the Company (who in the aggregate beneficially own 7,799,642 shares of Common Stock) have agreed, subject to certain exceptions, that they will not offer, sell or otherwise dispose of any of the shares of Common Stock, or any securities convertible into or exerciseable for Common Stock, owned by them for a period of 180 days after the date of this Prospectus without the prior written consent of Dillon, Read & Co. Inc., as representative of the Underwriters. Additionally, the Company has agreed that, during the period of 180 days from the date of this Prospectus, subject to certain exceptions, it will not issue, sell, offer or agree to sell, grant any options for the sale of (other than employee stock options) or otherwise dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable for Common Stock, other than pursuant to the Offering.

   In general, under Rule 144 as currently in effect any person (or persons whose shares are aggregated) who has beneficially owned restricted securities for at least one year is entitled to sell, within any three-month period, a number of shares of Common Stock which does not exceed the greater of 1% of the number of then-outstanding shares of the Common Stock (15,984,407 shares outstanding immediately after the Offering) or the average weekly trading volume of the Common Stock during the four calendar weeks preceding the date on which notice of the sale is filed with the Commission. Sales under Rule 144 also may be subject to certain manner of sale provisions, notice requirements and the availability of current public information about the Company. Any person (or persons whose shares are aggregated) who is not deemed to have been an affiliate of the Company at any time during the three months preceding a sale, and who has beneficially owned shares within the definition of "restricted securities" under Rule 144 for at least two years, is entitled to sell such shares under Rule 144(k) without regard to the volume limitation, manner of sale provisions, public information requirements or notice requirements.


   In connection with the DSL Transaction, the Company agreed to register the shares of Common Stock issued by the Company in connection with such transaction for sale under the Securities Act, pursuant to the terms of a registration rights agreement between the Company and each of the holders of such shares. Pursuant to the terms of the registration rights agreement, the holders are entitled to one demand registration right. On April 16, 1997 (the "Completion Date"), three holders of such shares, NatWest Ventures Nominees Limited ("NatWest"), Phoenix General Partner Limited ("Phoenix") and Compass Representatives Limited ("Compass") served a demand upon the Company to register under the Securities Act all of the Registrable Securities (as defined in the registration rights agreement) held by such holders. Pursuant to the demand and the terms of the registration rights agreement, the Company is obligated to file with the Commission an appropriate registration statement. The Company also agreed to cause to be published combined operating results of the Company, including at least thirty days of combined sales and net income of the Company, its consolidated subsidiaries and DSL and its consolidated subsidiaries (the "Combined Results"). On June 17, 1997, the Company publicly released such Combined Results. The Company agreed to use its best efforts to cause such registration statement to be declared effective as soon as practicable after publication of the Combined Results. Pursuant to an agreement dated June 24, 1997, NatWest, Phoenix and Compass agreed to sell their shares in a private transaction. Pursuant to the terms of a registration rights agreement between the Company and the new stockholders, such stockholders are entitled to one demand registration right, which expires on December 31, 1997. Such stockholders have also agreed, subject to certain exceptions, that they will not offer, sell, contract to sell, transfer or otherwise encumber or dispose of any shares of Common Stock, or securities convertible or exchangeable for shares of Common Stock for a period of 180 days after the date of this Prospectus without the prior written consent of Dillon, Read & Co. Inc.


   The shares of Common Stock received by Richmont upon conversion of the Convertible Notes have previously been registered. In addition, Richmont also has certain piggyback registration rights with respect to such shares.


   Shares held by certain of the Company's executive officers and directors are subject to a three year lock-up agreement (each a "Kanders Lockup") between such executives and Kanders. Pursuant to the terms of a letter agreement, dated January 18, 1996, each of such executives agreed that he or she will not, directly or indirectly, without the prior written consent of Kanders, offer to sell, sell, grant any options for the sale of, assign, transfer, pledge, hypothecate or otherwise encumber or dispose of certain of his or her shares of Common Stock or securities convertible into, exercisable or exchangeable for or evidencing any right to purchase or subscribe for, such shares of Common Stock or dispose of any beneficial interest therein for a period of three years from January 18, 1996, except as provided in such letter agreement. Mr. Spiller, Mr. Ehrlich and S.T. Investors Fund, LLC have 646,664, 100,000 and 100,000 shares, respectively, subject to a Kanders Lockup. Mr. Bistrong has 100,000 options subject to a Kanders Lockup and Ms. Burke has 45,000 options subject to a Kanders Lockup.


   No prediction can be made as to the effect, if any, that market sales of shares of Common Stock that are restricted securities, or the availability of such shares, will have on the market price of the Common Stock prevailing from time to time. Sales of substantial amounts of Common Stock, or the perception that such sales could occur, could adversely affect prevailing market prices for the Common Stock and could impair the Company's future ability to raise capital through an offering of equity securities.

                                 UNDERWRITING

   The names of the Underwriters of the Common Stock offered hereby and the aggregate number of shares of Common Stock which each has severally agreed to purchase from the Company, subject to the terms and conditions specified in the Underwriting Agreement, are as follows:


                                    NUMBER OF
 UNDERWRITER                          SHARES
--------------------------------- ------------
Dillon, Read & Co. Inc. ..........
Equitable Securities Corporation
Stephens Inc. ....................

                                  ------------
    Total ........................  4,000,000
                                  ============



   The Managing Underwriters are Dillon, Read & Co. Inc., Equitable Securities Corporation and Stephens Inc.

   The Underwriters are committed to purchase all of the shares of Common Stock, if any are so purchased. The Underwriting Agreement contains certain provisions whereby, if any Underwriter defaults in its obligation to purchase such shares of Common Stock, and the aggregate obligations of the Underwriters so defaulting does not exceed ten percent of the shares of Common Stock offered hereby, some or all of the remaining Underwriters must assume such obligations.

   The Underwriters propose to offer the shares of Common Stock directly to the public initially at the public offering price per share set forth on the cover page of this Prospectus and to certain dealers at such price less a concession not in excess of $ per share. The Underwriters may allow, and such dealers may re-allow, a concession not to exceed $ per share to certain other dealers. The Offering of the shares of Common Stock is made for delivery when, as and if accepted by the Underwriters and subject to prior sale and withdrawal, cancellation or modification of the offer without notice. The Underwriters reserve the right to reject any order for the purchase of the shares of Common Stock. After this Offering, the public offering price and the concessions may be changed by the Managing Underwriters.


   The Selling Stockholders have granted to the Underwriters an option for 30 days from the date of this Prospectus, to purchase up to 600,000 additional shares of Common Stock at the public offering price less the underwriting discount set forth on the cover page of this Prospectus. The Underwriters may exercise such option only to cover over-allotments in the sale of the shares of Common Stock that the Underwriters have agreed to purchase. To the extent that the Underwriters exercise this option, each Underwriter will be obligated, subject to certain conditions, to purchase the number of additional shares of Common Stock proportionate to such Underwriter's initial commitment.

   The Company has agreed to indemnify the Underwriters against certain liabilities under the Securities Act, or to contribute to payments that the Underwriters may be required to make.

   The Company, all of the directors and executive officers and certain existing stockholders of the Company (who in the aggregate beneficially own 7,799,642 shares of Common Stock) have agreed, subject to certain exceptions, that they will not offer, sell, contract to sell, transfer or otherwise encumber or dispose of any shares of Common Stock, or securities convertible or exchangeable for shares of Common Stock for a period of 180 days after the date of this Prospectus without the prior written consent of Dillon, Read & Co. Inc.


   The Underwriters may engage in over-allotment, stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves syndicate sales in excess of the offering size, which creates a syndicate short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve purchases of shares of the Common Stock in the open market after distribution has been completed in order to cover syndicate short positions. Penalty bids permit the Underwriters to reclaim a selling concession from a syndicate member when the shares of Common Stock originally sold by such syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Such stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the Common Stock to be higher than it would otherwise be in the absence of such transactions.

   Pursuant to an agreement between Stephens Inc., one of the Underwriters, and Barnett Bank, Inc., Stephens Inc. has agreed to pay to Barnett Bank, N.A., Jacksonville, an affiliate of Barnett Bank, Inc., a finder's fee in connection with the Offering in an amount anticipated not to exceed $75,000. Barnett Bank, N.A., Jacksonville, is the lender under the Credit Facility.


                                LEGAL MATTERS

   The validity of the shares of Common Stock offered hereby will be passed upon for the Company by Kane Kessler, P.C., New York, New York. Certain legal matters will be passed upon for the Underwriters by Gibson, Dunn & Crutcher LLP, New York, New York. Robert L. Lawrence, a member of Kane Kessler, P.C., owns 5,000 shares of Common Stock.

                                   EXPERTS

   The Consolidated Financial Statements of the Company as at December 31, 1995 and December 28, 1996 and for each of the years ended December 31, 1994, December 31, 1995 and December 28, 1996 and the Supplemental Consolidated Financial Statements of the Company as at December 31, 1995 and December 28, 1996 and for each of the years ended December 31, 1994, December 31, 1995 and December 28, 1996 included in this Prospectus have been included herein in reliance on the reports of Deloitte & Touche LLP, independent accountants, as set forth in their reports thereon appearing elsewhere herein and are included in reliance upon such reports given on the authority of that firm as experts in accounting and auditing.

   The Consolidated Financial Statements of DSL Group Limited and Subsidiaries as of December 31, 1996 and for the period from June 3, 1996 (date of incorporation) to December 31, 1996 and of DSL Holdings Limited and Subsidiaries as of March 31, 1996 and 1995 and for the two years then ended have been audited by KPMG, as set forth in their reports thereon appearing elsewhere herein and are included in reliance upon such reports, given on the authority of that firm as experts in accounting and auditing.

                            ADDITIONAL INFORMATION

   The Company is subject to the informational requirements of the Exchange Act and in accordance therewith files reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information filed by the Company can be inspected and copied at prescribed rates at the public reference facilities maintained by the Commission at 450 Fifth Street , N.W., Judiciary Plaza, Washington, D.C. 20549 and at the Commission's regional offices located at 7 World Trade Center, New York, New York 10048 and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. The Commission maintains a Web site (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. Reports, proxy and information statements and other information regarding the Company may also be inspected at the offices of the American Stock Exchange, 86 Trinity Place, New York, New York 10006.

   The Company has filed with the Commission a Registration Statement on Form S-1 under the Securities Act with respect to the Common Stock offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement and the exhibits and schedules thereto, certain portions having been omitted in accordance with the rules and regulations of the Commission. For further information with respect to the Company and the Common Stock, reference is hereby made to such Registration Statement and the exhibits and schedules thereto. Statements contained in this Prospectus as to the contents of any contract or other document are not necessarily complete, although the material terms thereof are described in this Prospectus, and, in each instance, reference is made to the copy of such contract or document filed as an exhibit to the Registration Statement. Each such statement is qualified by such reference to such exhibits. A copy of the Registration Statement may be inspected by anyone without charge at the Commission's principal office in Washington D.C., at the regional offices of the Commission located at 7 World Trade Center, New York, New York 10048 and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and through the Commission's internet site at http://www.sec.gov. Copies of all or any part of the Registration Statement may be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W. Washington, D.C. 20549, upon payment of certain fees prescribed by the Commission.

                        INDEX TO FINANCIAL STATEMENTS

ARMOR HOLDINGS, INC. -- HISTORICAL


  Independent Auditors' Report..........................................................    F-2
  Consolidated Balance Sheets--December 31, 1995, December 28, 1996,
   and March 29, 1997 (unaudited) ......................................................    F-3
  Consolidated Income Statements--Three years ended December 31, 1994,
   December 31, 1995 and December 28, 1996, and for the three months ended
   March 31, 1996 and March 29, 1997 (unaudited)........................................    F-5
  Consolidated Statements of Stockholders' Equity--For the three years ended
   December 31, 1994, December 31, 1995 and December 28, 1996, and for the
   three months ended March 29, 1997 (unaudited)........................................    F-6
  Consolidated Statements of Cash Flows--Three years ended December 31, 1994,  December
  31, 1995 and December 28, 1996; and for the three months ended
   March 31, 1996 and March 29, 1997 (unaudited) .......................................    F-7
  Notes to Consolidated Financial Statements--For the three years ended
   December 31, 1994, December 31, 1995 and December 28, 1996 and for the three months
   ended March 31, 1996 and March 29, 1997 (unaudited) .................................    F-8
ARMOR HOLDINGS, INC.-- SUPPLEMENTAL
  Independent Auditors' Report..........................................................   F-19
  Report of Independent Auditors .......................................................   F-20
  Supplemental Consolidated Balance Sheets--December 31, 1995, December 28, 1996,
   and March 29, 1997 (unaudited) ......................................................   F-21
  Supplemental Consolidated Income Statements--Three years ended December 31, 1994,
   December 31, 1995 and December 28, 1996 and three months ended March 31, 1996
   and March 29, 1997 (unaudited).......................................................   F-23
  Supplemental Consolidated Statements of Stockholders' Equity-- For the three years ended December 31, 1994, December 31, 1995 and December 28, 1996 and for the three
   months ended March 29, 1997 (unaudited)..............................................   F-24
  Supplemental Consolidated Statements of Cash Flows--Three years ended
   December 31, 1994, December 31, 1995 and December 28, 1996 and for the
   three months ended March 31, 1996 and March 29, 1997 (unaudited).....................   F-25
  Notes to Supplemental Consolidated Financial Statements--For the three years ended
  December 31, 1994, December 31, 1995 and December 28, 1996 and for the three months
  ended March 31, 1996 and March 29, 1997 (unaudited) ..................................   F-26
DSL GROUP LIMITED AND SUBSIDIARIES
  Unaudited Consolidated Balance Sheet as at March 31, 1997.............................   F-41
  Unaudited Consolidated Statements of profit and loss--For the three months ended
   March 31, 1997 ......................................................................   F-42
  Unaudited Consolidated Statements of Cash Flows--For the three months ended
   March 31, 1997 ......................................................................   F-43
  Notes to unaudited interim financial statements.......................................   F-44
  Report of Independent Auditors........................................................   F-45
  Consolidated profit and loss account--For the period from incorporation to
   December 31, 1996....................................................................   F-46
  Consolidated balance sheet at December 31, 1996 ......................................   F-47
  Consolidated cash flow statement--For the period from incorporation to
   December 31, 1996 ...................................................................   F-48
  Consolidated statement of total recognized gains and losses--For the period from incorporation to December 31, 1996 and Reconciliation of movements in shareholders'
   funds--For the period from incorporation to December 31, 1996........................   F-49
  Notes.................................................................................   F-50
DSL HOLDINGS LIMITED AND SUBSIDIARIES
  Report of Independent Auditors........................................................   F-65
  Consolidated profit and loss accounts--For the years ended March 31, 1995, and
   March 31, 1996.......................................................................   F-66
  Consolidated balance sheets--at March 31, 1995, and March 31, 1996....................   F-67
  Consolidated cash flow statements--For the years ended March 31, 1995, and
   March 31, 1996.......................................................................   F-68
  Consolidated statements of total recognized gains and losses--For the years ended
   March 31, 1995 and 1996 and Reconciliations of movements in shareholders' funds
   --For the years ended March 31, 1995 and March 31, 1996..............................   F-69
  Notes.................................................................................   F-70

 INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Stockholders of
 Armor Holdings, Inc.
Jacksonville, Florida

We have audited the accompanying consolidated balance sheets of Armor Holdings, Inc. (the "Company") as of December 31, 1995 and December 28, 1996 and the related consolidated statements of income, stockholders' equity and cash flows for the three years ended December 31, 1994, December 31, 1995, and December 28, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe our audits provide a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of the Company at December 31, 1995 and December 28, 1996, and the results of their operations and their cash flows for the three years ended December 31, 1994, December 31, 1995, and December 28, 1996 in conformity with generally accepted accounting principles.

DELOITTE & TOUCHE LLP
Jacksonville, Florida
February 21, 1997

                     ARMOR HOLDINGS, INC. AND SUBSIDIARIES

                         CONSOLIDATED BALANCE SHEETS
  AS OF DECEMBER 31, 1995, DECEMBER 28, 1996 AND MARCH 29, 1997 (UNAUDITED)
                                (IN THOUSANDS)


                                              DECEMBER 31,   DECEMBER 28,   MARCH 29,
                                                  1995           1996         1997
                                            -------------- -------------- -----------
                                                                           (UNAUDITED)
ASSETS

Current assets:

 Cash and cash equivalents .................     $  273        $ 7,062       $ 4,146
 Accounts receivable (net of allowance for
  doubtful accounts of $100, $186, and
 $199)......................................      2,320          5,753         6,210
 Inventories ...............................      1,102          4,161         4,897
 Prepaid expenses and other current assets          287            588           653
                                            -------------- -------------- -----------
  Total current assets .....................      3,982         17,564        15,906
Property, plant and equipment, net  ........        474          3,391         5,115
Reorganization value in excess of amounts
 allocable to identifiable assets (net of
 accumulated amortization of
 $488, $651 and $697) ......................      3,587          3,424         3,378
Patents and trademarks (net of accumulated
 amortization of $108 and $181) ............         --          4,196         4,123
Other assets................................        118            156           337
                                            -------------- -------------- -----------
Total assets ...............................     $8,161        $28,731       $28,859
                                            ============== ============== ===========


               See notes to consolidated financial statements.

                    ARMOR HOLDINGS, INC. AND SUBSIDIARIES

  AS OF DECEMBER 31, 1995, DECEMBER 28, 1996 AND MARCH 29, 1997 (UNAUDITED)
                      (IN THOUSANDS, EXCEPT SHARE DATA)


                                                    DECEMBER 31,   DECEMBER 28,   MARCH 29,
                                                        1995           1996         1997
                                                  -------------- -------------- -----------
                                                                                 (UNAUDITED)
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
 Current portion of long-term debt and
 capitalized lease obligations....................     $2,082        $   281       $   608
 Accounts payable, accrued expenses and other
  current liabilities.............................      1,104          3,764         3,024
                                                  -------------- -------------- -----------
  Total current liabilities ......................      3,186          4,045         3,632
Long-term debt and capitalized lease obligations,
 less current portion ............................         28            119            95
                                                  -------------- -------------- -----------
  Total liabilities ..............................      3,214          4,164         3,727
Commitments and contingencies (Notes 9
 and 10)..........................................
Stockholders' equity:
 Preferred stock, $.01 par value, 5,000,000
  shares authorized; 0 shares issued and
  outstanding ....................................         --             --            --
 Convertible preferred stock, $1 stated value,
  1,700,000 shares authorized, 1,214,292 shares
  issued and outstanding..........................      1,214             --            --
 Common stock, $.03, $.01 and $.01 par value,
  15,000,000, 50,000,000 and 50,000,000 shares
  authorized; 5,091,133, 10,417,015 and
  10,591,681 respectively, issued and
 outstanding......................................        152            104           106
 Additional paid-in capital ......................      2,594         22,652        22,810
 Retained earnings ...............................        987          1,811         2,216
                                                  -------------- -------------- -----------
  Total stockholders' equity .....................      4,947         24,567        25,132
                                                  -------------- -------------- -----------
Total liabilities and stockholders' equity  ......     $8,161        $28,731       $28,859
                                                  ============== ============== ===========


               See notes to consolidated financial statements.

                     ARMOR HOLDINGS, INC. AND SUBSIDIARIES

                        CONSOLIDATED INCOME STATEMENTS
       YEARS ENDED DECEMBER 31, 1994 AND 1995 AND DECEMBER 28, 1996 AND THREE MONTHS ENDED MARCH 31, 1996 AND MARCH 29, 1997 (UNAUDITED)
                    (IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                   YEAR ENDED
                                 --------------------------------------------
                                   DECEMBER 31,   DECEMBER 31,   DECEMBER 28,
                                       1994           1995           1996
                                 -------------- -------------- --------------

Net sales .......................    $11,355        $11,741        $18,011
Cost and expenses:
 Cost of sales ..................      7,741          7,443         10,879
 Operating expenses .............      2,696          3,421          5,454
 Interest expense (income), net          216            281            253
                                 -------------- -------------- --------------
Operating income ................        702            596          1,425
 Non-operating income ...........         --            228              2
                                 -------------- -------------- --------------
Income before provision for
 income taxes....................        702            824          1,427
Provision for income taxes  .....        279            304            592
                                 -------------- -------------- --------------
Net income ......................    $   423        $   520        $   835
                                 ============== ============== ==============
Net income per common share and
 common eqivalent share .........    $  0.07        $  0.08        $  0.10
                                 ============== ============== ==============
Weighted average common shares
 and common equivalent shares ...      5,802          6,370          8,133
                                 ============== ============== ==============


                    (RESTUBBED TABLE CONTINUED FROM ABOVE)


                                    THREE MONTHS ENDED
                                 -----------------------
                                   MARCH 31,   MARCH 29,
                                     1996        1997
                                 ----------- -----------
                                  (UNAUDITED) (UNAUDITED)
Net sales .......................   $3,267      $ 6,422
Cost and expenses:
 Cost of sales ..................    2,110        3,773
 Operating expenses .............      968        2,028
 Interest expense (income), net         72          (40)
                                 ----------- -----------
Operating income ................      117          661
 Non-operating income ...........       --           --
                                 ----------- -----------
Income before provision for
 income taxes....................      117          661
Provision for income taxes  .....       45          256
                                 ----------- -----------
Net income ......................   $   72      $   405
                                 =========== ===========
Net income per common share and
 common eqivalent share .........   $ 0.01      $  0.04
                                 =========== ===========
Weighted average common shares
 and common equivalent shares ...    7,576       11,523
                                 =========== ===========


See notes to consolidated financial statements.

                     ARMOR HOLDINGS, INC. AND SUBSIDIARIES

               CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
       YEARS ENDED DECEMBER 31, 1994 AND 1995 AND DECEMBER 28, 1996 AND
                THREE MONTHS ENDED MARCH 29, 1997 (UNAUDITED)
                                (IN THOUSANDS)

                                         CONVERTIBLE
                                       PREFERRED STOCK     COMMON STOCK
                                    ------------------- ----------------
                                                STATED              PAR
                                      SHARES     VALUE    SHARES   VALUE
                                    --------- --------- -------- -------
Balance, January 1, 1994 ...........   1,700    $ 1,700    4,416   $ 133
  Dividends on preferred stock .....
  Conversion of preferred stock ....    (243)      (243)     275       8
  Issuance of stock in lieu of
  directors fees ...................                           6
  Net income .......................
                                    --------- --------- -------- -------
Balance, December 31, 1994 .........   1,457      1,457    4,697     141
  Dividends on preferred stock .....
  Conversion of preferred stock ....    (243)      (243)     347      10
  Issuance of stock in lieu of
   directors fees ..................                          14
  Issuance of stock granted under
   stock plans .....................                          33       1
  Net income .......................
                                    --------- --------- -------- -------
Balance, December 31, 1995 .........   1,214      1,214    5,091     152
  Change in par value of common
   stock ...........................                                (102)
  Dividends on preferred stock .....
  Conversion of preferred stock ....  (1,214)    (1,214)   1,735      17
  Exercise of stock options ........                          26       1
  Exercise of stock grants .........                          72       1
  Issuance of stock in lieu of
   directors fees ..................                           3
  Conversion of convertible notes,
   net of related debt issuance
  costs.............................                       2,300      23
  Issuance of stock for acquisitions                         940       9
  Issuance of common stock .........                         250       3
  Net income .......................
                                    --------- --------- -------- -------
Balance, December 28, 1996 .........      --         --   10,417     104
  Exercise of stock options
   (unaudited) .....................                         175       2
  Net income (unaudited) ...........
                                    --------- --------- -------- -------
Balance, March 29, 1997
 (unaudited)........................      --    $    --   10,592   $ 106
                                    ========= ========= ======== =======

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                                      ADDITIONAL
                                       PAID-IN     RETAINED
                                       CAPITAL     EARNINGS   TOTAL
Balance, January 1, 1994 ...........   $ 2,075      $  138   $ 4,046
  Dividends on preferred stock .....                   (51)      (51)
  Conversion of preferred stock ....       235                    --
  Issuance of stock in lieu of
  directors fees ...................         9                     9
  Net income .......................                   423       423
                                    ------------ ---------- --------
Balance, December 31, 1994 .........     2,319         510     4,427
  Dividends on preferred stock .....                   (43)      (43)
  Conversion of preferred stock ....       233                    --
  Issuance of stock in lieu of
   directors fees ..................        14                    14
  Issuance of stock granted under
   stock plans .....................        28                    29
  Net income .......................                   520       520
                                    ------------ ---------- --------
Balance, December 31, 1995 .........     2,594         987     4,947
  Change in par value of common
   stock ...........................       102                    --
  Dividends on preferred stock .....                   (11)      (11)
  Conversion of preferred stock ....     1,197                    --
  Exercise of stock options ........        62                    63
  Exercise of stock grants .........        54                    55
  Issuance of stock in lieu of
   directors fees ..................        15                    15
  Conversion of convertible notes,
   net of related debt issuance
  costs.............................    10,610                10,633
  Issuance of stock for acquisitions     6,451                 6,460
  Issuance of common stock .........     1,567                 1,570
  Net income .......................                   835       835
                                    ------------ ---------- --------
Balance, December 28, 1996 .........    22,652       1,811    24,567
  Exercise of stock options
   (unaudited) .....................       158                   160
  Net income (unaudited) ...........                   405       405
                                    ------------ ---------- --------
Balance, March 29, 1997
 (unaudited)........................   $22,810      $2,216   $25,132
                                    ============ ========== ========

               See notes to consolidated financial statements.

                     ARMOR HOLDINGS, INC. AND SUBSIDIARIES

                    CONSOLIDATED STATEMENTS OF CASH FLOWS
       YEARS ENDED DECEMBER 31, 1994 AND 1995 AND DECEMBER 28, 1996 AND THREE MONTHS ENDED MARCH 31, 1996 AND MARCH 29, 1997 (UNAUDITED)
                                (IN THOUSANDS)


                                                        YEAR ENDED                     THREE MONTHS ENDED
                                      -------------------------------------------   -----------------------
                                        DECEMBER 31,   DECEMBER 31,   DECEMBER 28,    MARCH 31,   MARCH 29,
                                            1994           1995           1996          1996        1997
                                      -------------- -------------- --------------  ----------- -----------
                                                                                     (UNAUDITED) (UNAUDITED)
Operating Activities:
  Net income .........................     $ 423          $ 520         $   835        $  72      $   405
  Adjustments to reconcile net  income
  to cash (used in)  provided by
  operating activities:
   Depreciation and amortization .....       118            148             515           40          202
   Deferred income taxes .............       264            300             112           45           33
   Directors' fees ...................         9             14              15
   (Increase) decrease in accounts
    receivable .......................      (558)          (745)           (990)         409         (457)
   Increase in inventories ...........      (108)           (59)           (423)         (97)        (736)
   Decrease (increase) in prepaid
    expenses and other assets ........        96           (257)             15         (168)        (246)
   (Decrease) increase in accounts
    payable, accrued liabilities and
    other current liabilities ........      (371)          (168)            877         (136)        (740)
                                      -------------- -------------- --------------- --------- -----------
  Net cash (used in) provided by
   operating activities ..............      (127)          (247)            956          165       (1,539)
                                      -------------- -------------- --------------- --------- -----------
Investing Activities:
  Purchase of property and  equipment       (118)          (119)         (1,236)         (23)      (1,840)
  Purchase of patents and trademarks..                                   (2,828)
                                      -------------- -------------- --------------- --------- -----------
  Net cash used in investing
  activities..........................      (118)          (119)         (4,064)         (23)      (1,840)
                                      -------------- -------------- --------------- --------- -----------
Financing Activities:
  Proceeds from issuance of common
   stock .............................                                    1,570
  Preferred stock dividends ..........       (51)           (43)            (11)         (23)
  Exercise of stock options ..........                                       26                      160
  Net proceeds (payments) under  line
  of credit ..........................       596            329          (1,997)        (351)         356
  Repayments of long-term debt and
   capitalized lease obligation ......        (5)           (14)            (34)                     (53)
  Net borrowings (payments) under
   capital expenditure facility ......                       52             (52)
  Proceeds from issuance of longterm
  debt ...............................                                     (238)
  Net borrowings from issuance of  5%
  convertible subordinated  notes ....                                   10,633
                                      -------------- -------------- --------------- --------- -----------
  Net cash provided by (used in)
   financing activities ..............       540            324           9,897         (374)         463
                                      -------------- -------------- --------------- --------- -----------
Net increase (decrease) in cash and
 cash equivalents ....................       295            (42)          6,789         (232)      (2,916)
Cash and cash equivalents,
 beginning of period .................        20            315             273          273        7,062
                                      -------------- -------------- --------------  --------- -----------
Cash and cash equivalents,
 end of period .......................     $ 315          $ 273         $ 7,062        $  41      $ 4,146
                                      ============== ============== ==============  ========= ===========


               See notes to consolidated financial statements.

                    ARMOR HOLDINGS, INC. AND SUBSIDIARIES
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
       YEARS ENDED DECEMBER 31, 1994 AND 1995 AND DECEMBER 28, 1996 AND
       THREE MONTHS ENDED MARCH 31, 1996 AND MARCH 29, 1997 (UNAUDITED)

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

   ORGANIZATION -- Armor Holdings, Inc. ("AHI") acquired certain assets of the NIK Public Safety Product Line ("NIK Public Safety") effective as of July 1, 1996 and substantially all of the assets of Defense Technology Corporation of America, a Wyoming corporation ("DTCoA") as of September 30, 1996. The acquisitions were accounted for by the purchase method, and the purchase price was assigned to assets acquired and liabilities assumed based on their fair value at the date of acquisition.

   COMPANY'S BUSINESS -- Since its founding, the Company has been engaged in the development, manufacture and distribution of ballistic protective equipment. Such equipment includes bullet resistant and sharp instrument penetration resistant vests, bullet resistant blankets, bomb disposal suits and helmets, bomb protection and disposal equipment and load bearing vests. In addition to these products, the Company develops, manufactures and distributes other ballistic protection and security equipment, including explosive ordnance device ("EOD") handling and detection equipment, EOD suppression and disposal equipment, helmets, face masks, shields, hard armor ballistic plates, customized armor for vehicles and other custom armored products. Through its recent acquisitions, the Company is also engaged in the packaging, mixing and distribution of portable narcotic identification kits, the distribution of Flex-Cuf disposable restraints, specimen and evidence collection kits and evidence tape, and the manufacture and distribution of less-than-lethal and anti-riot products including defensive aerosol sprays, distraction devices, chemical agents, flameless expulsion grenades, specialty impact munitions and other similar products including the distribution of gas guns, gas masks, batons, shields, riot helmets and gun holsters. The scope of these latter products involve a less-than-lethal approach for crowd and riot control.

   The Company's products are marketed to municipal, state, federal and foreign law enforcement agencies, private security entities, United States and foreign military and correctional services.

   PRINCIPLES OF CONSOLIDATION -- The consolidated financial statements include the accounts of Armor Holdings, Inc., its wholly-owned subsidiaries Armor Holdings Properties, Inc., a Delaware corporation ("AHPI"), NIK Public Safety, Inc., a Delaware corporation ("NIK") and Defense Technology Corporation of America, a Delaware corporation ("DTC") (collectively the "Company"). All material intercompany balances and transactions have been eliminated in consolidation.

   CASH EQUIVALENTS -- The Company considers all highly liquid investments purchased with original maturities of three months or less to be cash equivalents.

   CONCENTRATION OF CREDIT RISK -- The Company's accounts receivable consist of amounts due from customers and distributors located throughout the United States. International sales generally require cash in advance or confirmed letters of credit on U.S. banks.

   INVENTORIES -- Inventories are stated at the lower of cost or market determined on the first-in, first-out ("FIFO") basis.

   FAIR VALUE OF FINANCIAL INSTRUMENTS -- The carrying values of the Company's various financial instruments reflected in the accompanying statements of financial position approximate their estimated fair values at December 31, 1995 and December 28, 1996.

   PROPERTY AND EQUIPMENT -- Property and equipment are carried at cost less accumulated depreciation. Property and equipment acquired prior to September 21, 1993 were recorded at their estimated fair values as the result of the emergence from bankruptcy. Depreciation is computed using the straight-line method based on estimated lives of 3 to 30 years.


   REORGANIZATION VALUE IN EXCESS OF AMOUNTS ALLOCABLE TO IDENTIFIABLE ASSETS -- Reorganization value in excess of amounts allocable to identifiable assets is amortized or otherwise reduced in amounts not less than those which would be recognized on a straight-line basis over twenty-five years.

                    ARMOR HOLDINGS, INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
       YEARS ENDED DECEMBER 31, 1994 AND 1995 AND DECEMBER 28, 1996 AND
       THREE MONTHS ENDED MARCH 31, 1996 AND MARCH 29, 1997 (UNAUDITED)

    PATENTS AND TRADEMARKS -- Patents and trademarks were acquired through acquisitions accounted for by the purchase method of accounting. Such assets are amortized on a straight line basis over their remaining lives of 10 to 15 years.

   NEW ACCOUNTING STANDARDS -- Effective January 1, 1996, the Company adopted SFAS No. 123, "Accounting for Stock-Based Compensation." SFAS 123 establishes a fair value based method of accounting for stock-based employee compensation plans; however, it also allows an entity to continue to measure compensation cost for those plans using the intrinsic value based method of accounting prescribed by Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees." Under the fair value based method, compensation cost is measured at the grant date based on the value of the award and is recognized over the service period, which is usually the vesting period. Under the intrinsic value based method, compensation costs is the excess, if any, of the quoted market price of the stock at the grant date or other measurement date over the amount an employee must pay to acquire the stock. The Company has elected to continue to account for its employee stock compensation plans under APB Opinion No. 25 with pro forma disclosures of net earnings and earnings per share, as if the fair value based method of accounting defined in SFAS No. 123 had been applied.

   In March 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 128, "Earnings per Share." This Statement establishes standards for computing and presenting earnings per share ("EPS") and applies to all entities with publicly held common stock or potential common stock. This Statement replaces the presentation of primary EPS and fully diluted EPS with a presentation of basic EPS and diluted EPS, respectively. Basic EPS excludes dilution and is computed by dividing earnings available to common stockholders by the weighted-average number of common shares outstanding for the period. Similar to fully diluted EPS, diluted EPS reflects the potential dilution of securities that could share in the earnings. This Statement is effective for the Company's financial statements for the year ended December 27, 1997. Proforma net income per basic share and proforma net income per diluted share were both $.01 and $.04 for the quarters ended March 31, 1996 and March 29, 1997, respectively.

   ESTIMATES -- The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

   INCOME TAXES -- In connection with the adoption of fresh-start reporting, the Company adopted Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" ("SFAS 109"). Under the asset and liability method specified thereunder, deferred taxes are determined based on the difference between the financial reporting and tax bases of assets and liabilities. Deferred tax liabilities are offset by deferred tax assets representing the tax-effected cumulative net operating loss carryforwards and deductible temporary differences, subject to applicable limits and an asset valuation allowance. Future benefits obtained from utilization of net operating loss carryforwards or from the reduction in the income tax asset valuation allowance existing on September 20, 1993 have been and will be applied to reduce reorganization value in excess of amounts allocable to identifiable assets.

   REVENUE RECOGNITION -- The Company records sales at gross amounts to be received, including amounts to be paid to agents as commissions. Non-operating income for 1995 includes amounts received in settlement of a non-competition agreement.

   RECLASSIFICATIONS -- Certain reclassifications have been made to the 1994 and 1995 financial statements in order to conform to the presentation adopted for 1996.

   UNAUDITED INTERIM BALANCES -- The unaudited consolidated financial statements included herein have been prepared by the Company in accordance with the rules and regulations of the

                    ARMOR HOLDINGS, INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
       YEARS ENDED DECEMBER 31, 1994 AND 1995 AND DECEMBER 28, 1996 AND
       THREE MONTHS ENDED MARCH 31, 1996 AND MARCH 29, 1997 (UNAUDITED)

Securities and Exchange Commission and consequently, do not include all of the disclosures normally required by generally accepted accounting principles. These unaudited consolidated financial statements should be read in conjunction with the audited consolidated financial statements and related notes thereto included herein.

   The unaudited financial information contained herein reflects all adjustments (consisting of only normal recurring accruals) which, in the opinion of management, are necessary for a fair presentation of the results of operations for the three month periods ended March 31, 1996, and March 29, 1997.

2. ACQUISITIONS

 DEFENSE TECHNOLOGY CORPORATION OF AMERICA

   On September 30, 1996, the Company acquired, through its newly formed wholly-owned subsidiary, substantially all of the assets of DTCoA. The purchase price consisted of $838,025 paid in cash, the issuance of 629,442 shares (the "Total Shares") of the Company's common stock having a value of $4,650,000, the assumption of certain liabilities totaling approximately $2,300,000 and costs of $1,115,000 associated with completing the transaction. The total purchase price was assigned to the acquired assets based on their fair market values.

   In order to secure the obligations of DTCoA and its seller in connection with the transaction, 270,728 of the Total Shares were delivered to Union Bank of Switzerland, New York Branch ("UBS"), as escrow agent pursuant to an escrow agreement dated September 30, 1996. One half of the shares held in escrow are subject to release March 15, 1998 and the remainder are subject to release June 30, 1999.

   Subject to a letter agreement dated August 16, 1996 (the "Key Bank Letter Agreement") and in connection with the DTC transaction, 358,714 of the Total Shares (the "Key Bank Shares"), having a value of $2,650,000 (the "Amount Due"), were issued to Key Bank of Wyoming ("Key Bank") in consideration for the release by Key Bank of its security interest in substantially all of the assets of DTCoA. Key Bank held such security interest pursuant to certain financings previously made available to DTCoA. On the closing date, the Company advanced to Key Bank $662,500 cash (the "Initial Amount") as an advance against the Amount Due. Also on the closing date, the Company deposited $1,987,500 in an interest bearing Certificate of Deposit ("CD") account at Key Bank (the "Deposit Account"). Subsequent to closing, any amounts paid to Key Bank on account of the Amount Due, including the Initial Amount, or advances from the Deposit Account will result in a reduction of the then outstanding balance of the Amount Due by a like amount.

   Pursuant to the Key Bank Letter Agreement, Key Bank agreed that upon the registration of the Key Bank Shares, the Key Bank Shares would be sold, provided that the Company would control, in its sole discretion, the timing, manner and amount of Key Bank Shares to be sold; and in connection therewith, the Company agreed to ensure that Key Bank realizes net proceeds from such sales (the "Net Sale Proceeds"), which, together with any advances from the Deposit Account and the Initial Amount will, in the aggregate, equal the Amount Due, on or before September 30, 1997 (the "Maturity Date").

   The acquisition of DTCoA has been accounted for under the purchase method. Accordingly, the results of its operations are included in the consolidated financial statements from the date of acquisition.

   The following unaudited pro forma consolidated results of operations for the years ended December 31, 1995 and December 28, 1996, and the three month period ended March 31, 1996 are presented as if the DTCoA acquisition had been made at the beginning of each period presented. The unaudited pro forma information is not necessarily indicative of either the results of operations that would have occurred had the purchase been made during the periods presented or the future results of the combined operations.

                    ARMOR HOLDINGS, INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
       YEARS ENDED DECEMBER 31, 1994 AND 1995 AND DECEMBER 28, 1996 AND
       THREE MONTHS ENDED MARCH 31, 1996 AND MARCH 29, 1997 (UNAUDITED)

                                        YEARS ENDED          THREE MONTHS ENDED
                                DECEMBER 31,   DECEMBER 28,      MARCH 31,
                                    1995           1996             1996
                              -------------- --------------
                                                                (UNAUDITED)
Net sales ....................  $22,094,968    $24,783,497       $5,428,646
Net earnings .................  $ 1,209,979    $ 1,430,838       $  251,572
Earnings per common share and
 common share equivalent  ....  $      0.17    $      0.17       $     0.03


 NIK PUBLIC SAFETY PRODUCT LINE

   On July 15, 1996, the Company acquired, effective as of July 1, 1996, certain assets of the NIK Public Safety Product Line from Ivers-Lee Corporation (the "NIK Assets"). The purchase price of the acquisition was 310,931 shares (the "NIK Shares") of the Company's Common Stock valued at $2,400,000, plus $374,000 in costs incurred related to the purchase. The Company acquired inventory, receivables and certain intangibles. The total purchase price was assigned to the NIK Assets based on their fair market values.

3. INVENTORIES

   Inventories are summarized as follows for the years ended December 31, 1995 and December 28, 1996 and the three months ended March 29, 1997:

                                             MARCH 29,
                      1995         1996         1997
                 ------------ ------------ ------------
                                            (UNAUDITED)
Raw materials  ..  $  546,707   $1,737,761   $1,889,379
Work-in-process       382,680      859,196      980,099
Finished goods  .     172,548    1,563,825    2,027,233
                 ------------ ------------ ------------
                   $1,101,935   $4,160,782   $4,896,711
                 ============ ============ ============


4. PROPERTY, PLANT AND EQUIPMENT

   Property, plant and equipment at December 31, 1995 and December 28, 1996 are summarized as follows:

                                1995         1996
                            ----------- ------------
Land and improvements  .....              $  581,763
Buildings and improvements    $  62,544    1,254,553
Machinery and equipment  ...    682,265    1,482,888
Construction in progress  ..                 585,635
                            ----------- ------------
Total ......................    744,809    3,904,839
Accumulated depreciation  ..   (270,450)    (513,550)
                            ----------- ------------
                              $ 474,359   $3,391,289
                            =========== ============


   Depreciation expense for 1994, 1995 and 1996 was approximately $118,000, $148,100 and $243,100, respectively, and for the three months ended March 31, 1996 and March 29, 1997 (unaudited) was approximately $26,000 and $101,000, respectively.

                    ARMOR HOLDINGS, INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
       YEARS ENDED DECEMBER 31, 1994 AND 1995 AND DECEMBER 28, 1996 AND
       THREE MONTHS ENDED MARCH 31, 1996 AND MARCH 29, 1997 (UNAUDITED)

    The Company purchased property, plant and equipment of approximately $1,700,000 during the three months ended March 29, 1997 in connection with the construction of a new manufacturing and office facility.

5. ACCOUNTS PAYABLE, ACCRUED EXPENSES AND OTHER CURRENT LIABILITIES

   Accounts payable, accrued expenses and other current liabilities are summarized as follows for the years ended December 31, 1995 and December 28, 1996:

                                1995         1996
                           ------------ ------------
Trade and other payables  .  $  466,441   $2,005,511
Accrued expenses ..........     572,897    1,169,112
Other current liabilities        64,555      589,421
                           ------------ ------------
                             $1,103,893   $3,764,044
                           ============ ============


6. INDEBTEDNESS

                                                         1995         1996
                                                    ------------- -----------
DEBT:
Line-of-credit under revolving credit and security
 agreement with a weighted average interest rate of
 10.31% expiring June 30, 1996 .....................  $ 1,997,060
Note payable to Finoff & Associates, payable in
 monthly installments of $10,000 including interest
 at 8% through October 5, 1998 .....................                $ 200,400
Mortgage loan payable in monthly installments of
 $1,296 at 9% through April 1, 1997, with a balloon
 installment of $127,739 due on May 1, 1997,
 collateralized by a first mortgage on a building ..                  129,389
Capital expenditure facility under revolving credit
 and security agreement with a weighted average
 interest rate of 10.31% expiring June 30, 1996 ....       52,000
Mortgage loan payable in monthly installments of
 $310 including interest at 8.5% through August
 1996, with a balloon installment of $23,684 due
 September 1996, collateralized by a first mortgage
 on a condominium apartment.........................       24,886
Other installment loans.............................          839      43,199
                                                    ------------- -----------
                                                        2,074,785     372,988
Less current portion................................   (2,074,785)   (272,839)
                                                    ------------- -----------
                                                      $        --   $ 100,149
                                                    ============= ===========

                    ARMOR HOLDINGS, INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
       YEARS ENDED DECEMBER 31, 1994 AND 1995 AND DECEMBER 28, 1996 AND
       THREE MONTHS ENDED MARCH 31, 1996 AND MARCH 29, 1997 (UNAUDITED)

                                                        1995      1996
                                                     --------- ---------
CAPITALIZED LEASE OBLIGATION:
Equipment lease bearing interest at 10.88%, expiring
 November, 1999, collateralized by equipment with an
 amortized cost of approximately $35,000 at December
 28, 1996............................................  $35,163   $27,550
Less current portion ................................   (7,613)   (8,483)
                                                     --------- ---------
                                                       $27,550   $19,067
                                                     ========= =========

   The Company entered into a Credit Facility and Bankers Acceptance Facility ("Credit Agreement") on November 14, 1996 with Barnett Bank, N.A., which provides for total borrowings up to $10,000,000 (the "Obligation"), with maximum availability based upon 50% of eligible inventories (with a cap of $1,000,000 for work in process inventory and $6,000,000 for inventory in total) and 85% of eligible accounts receivable. The Credit Agreement has various covenants which, among other things, require the Company to maintain certain financial ratios, tangible net worth and working capital, as defined; and limit the Company's ability to pay dividends on its common stock, encumber and transfer assets, incur indebtedness or merge into another corporation. The Company had no borrowings outstanding under the Credit Agreement at December 28, 1996. The Credit Agreement expires November 13, 1997.

   Aggregate principal maturities on indebtedness are as follows:

                                                               OBLIGATION
                                                            UNDER CAPITALIZED
YEAR ENDING                                         DEBT          LEASE
----------------------------------------------- ---------- -----------------
1997............................................  $272,839       $11,065
1998............................................   100,149        11,065
1999............................................                  10,143
                                                ---------- -----------------
                                                   372,988        32,273
                                                ----------
Less amount representing interest on obligation
 under capitalized lease........................                  (4,723)
                                                           -----------------
                                                                 $27,550
                                                           =================


7. GEOGRAPHIC SALES INFORMATION

   Information with respect to sales to principal geographic areas for the years ended December 31, 1994 and 1995 and December 28, 1996, and the three month periods ended March 31, 1996 and March 29, 1997 is as follows:


                                                        MARCH 31,    MARCH 29,
                 1994          1995          1996          1996         1997
            ------------- ------------- ------------- ------------ ------------
                                                              (UNAUDITED)
Foreign ....  $ 1,594,831   $ 1,370,003   $ 3,110,287   $  161,542   $1,131,876
Domestic  ..    9,760,311    10,371,364    14,900,727    3,105,786    5,290,305
            ------------- ------------- ------------- ------------ ------------
              $11,355,142   $11,741,367   $18,011,014   $3,267,328   $6,422,181
            ============= ============= ============= ============ ============


                    ARMOR HOLDINGS, INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
       YEARS ENDED DECEMBER 31, 1994 AND 1995 AND DECEMBER 28, 1996 AND
       THREE MONTHS ENDED MARCH 31, 1996 AND MARCH 29, 1997 (UNAUDITED)

8. INCOME TAXES

   Income tax expense for the years ended December 31, 1994 and 1995 and December 28, 1996, consisted of the following components:

                                      1994       1995       1996
                                  ---------- ---------- ----------
Current ..........................  $ 15,000   $  3,650   $480,000
Deferred .........................   263,500    300,000    112,000
                                  ---------- ---------- ----------
Total provision for income taxes    $278,500   $303,650   $592,000
                                  ========== ========== ==========


   Significant components of the Company's net deferred tax asset are as follows:

                                             1995          1996
                                        ------------- -------------
Deferred tax assets:
Reserves not currently deductible  .....  $   206,000   $   255,000
Operating loss carryforwards ...........    1,783,000     1,507,000
Other ..................................       48,000        38,000
                                        ------------- -------------
                                            2,037,000     1,800,000
Deferred tax asset valuation allowance     (2,037,000)   (1,800,000)
                                        ------------- -------------
Net deferred tax asset..................  $        --   $        --
                                        ============= =============

   The Company provided a valuation allowance of $2,037,000 and $1,800,000 against deferred tax assets recorded as of December 31, 1995 and December 28, 1996, respectively, in view of, among other things, the expiration dates and other limitations on usage of the net operating loss carryforwards.

   The Company emerged from bankruptcy on September 20, 1993 pursuant to a Plan of Reorganization which resulted in an ownership change since a substantial portion of the new stock was issued to the creditors of the Company. However, since the ownership change occurred pursuant to Chapter 11 proceedings and because more than 50% of the new stock was issued to qualifying creditors and shareholders, the Company was required to use the rules contained in Section 382(1)(5) relating to usage of net operating losses. After an ownership change,
Section 382(1)(5) requires a reduction in the amount of net operating loss carryforwards and other tax attributes.

   As of January 1, 1996, the Company had an income tax net operating loss carryforward ("NOL") of approximately $4.7 million. Effective with the change in control of the Company by Kanders Florida Holdings, Inc. on January 18, 1996, the utilization of the NOL became restricted to approximately $300,000 per year. As a result, the Company has income taxes currently payable. In previous years, the future benefits obtained by the Company from utilization of the NOL had been applied to reduce goodwill. Beginning in 1996, and for future years, amortization expenses related to this intangible will be a minimum of approximately $50,000 and a maximum of approximately $160,000 per year which is non-deductible for income tax purposes. As of December 28, 1996 the Company's net operating losses approximate $4,400,000 and expire in varying amounts in fiscal years 2006 to 2010.

                    ARMOR HOLDINGS, INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
       YEARS ENDED DECEMBER 31, 1994 AND 1995 AND DECEMBER 28, 1996 AND
       THREE MONTHS ENDED MARCH 31, 1996 AND MARCH 29, 1997 (UNAUDITED)

9. OPERATING LEASES

   The Company leases its manufacturing facilities under a six year operating lease expiring in 1999, with an option to renew. The Company is also party to various other equipment and vehicle leases. Approximate total future minimum annual lease payments under all such arrangements are as follows:

 YEAR ENDING
-------------
1997 .........  $170,318
1998 .........   145,380
1999 .........   135,817
2000 .........    46,930
              ----------
                $498,445
              ==========

   The Company incurred rent expense of approximately $167,000, $161,000 and $189,000 during the years ended December 31, 1994 and 1995 and December 28, 1996.

10. COMMITMENTS AND CONTINGENCIES

   CHAPTER 11 PROCEEDINGS -- The Company has provided for payment of certain classes of bankruptcy related claims. Such amounts include amounts with respect to claims that have been allowed by the Bankruptcy Court, as well as amounts with respect to claims that are still being disputed by the Company. Among the disputed claims is one in which an unsecured creditor did not originally exercise its opportunity to elect to receive stock in satisfaction of its claim, but has since asserted that it is so entitled. While there can be no assurance that the actual amounts of any such claims that are ultimately allowed by the Bankruptcy Court will not exceed the amounts reserved, the Company does not expect that any variance between such actual and reserved amounts will have a material adverse effect on the Company's financial position.

   EMPLOYMENT CONTRACTS -- The Company is party to several employment contracts with its management. Such contracts are for varying periods and include restrictions on competition after termination. These agreements provide for salaries, bonuses and other benefits and also specify and delineate the granting of various stock options.

   CONSTRUCTION CONTRACT -- At December 28, 1996, the Company has an outstanding commitment related to a new manufacturing facility construction contract of approximately $2,400,000.

   LEGAL/LITIGATION MATTERS -- In November 1989, the Federal Trade Commission ("FTC") conducted an investigation into the accuracy of the Company's claims that body armor sold by the Company between 1988 and 1990 complied with testing and certification procedures promulgated by the National Institute of Justice ("NIJ"). On November 2, 1994, the FTC issued a consent order embodying a voluntary settlement of the FTC's charges that the Company engaged in false advertising. Under the consent order, the Company admitted no violations of law but agreed to establish a Body Armor Replacement Program (the "Program") under which persons who had purchased body armor covered by the Program would be identified and offered the chance to buy new, replacement body armor at a reduced price.

   The consent order sets forth many detailed requirements governing the conduct of the Program, the retention of records and the avoidance of false or misleading advertising. Failure to comply with the requirements could make the Company liable for civil penalties. On January 4, 1995, the Company filed with the FTC a comprehensive Compliance Report detailing the manner in which it was performing the obligations imposed upon it by the consent order. Management has established reserves to cover the estimated cost of the above program. During the year ended December 28, 1996 the Company completed notification of persons pursuant to the program and has provided replacement armor to those persons making such request.

                    ARMOR HOLDINGS, INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
       YEARS ENDED DECEMBER 31, 1994 AND 1995 AND DECEMBER 28, 1996 AND
       THREE MONTHS ENDED MARCH 31, 1996 AND MARCH 29, 1997 (UNAUDITED)

    In addition to the above, the Company, in the normal course of business, is subjected to claims and litigation in the areas of product and general liability. Management does not believe any of such claims will have a material impact on the Company's financial position.

11. STOCKHOLDERS' EQUITY AND PREFERRED STOCK

   CONVERTIBLE PREFERRED STOCK -- The Plan of Reorganization provided for the filing by the Company of its Restated Articles of Incorporation which authorized the issuance of 1,700,000 shares of $1 stated value, 3% convertible preferred stock ("preferred stock"). Pursuant to the Plan of Reorganization, the Company issued 1,700,000 shares of preferred stock.

   In 1994, 1995 and 1996, the Company elected to convert 242,857, 242,851 and 1,214,292 shares, respectively, of preferred stock to common stock at $0.97, $0.77 and $0.77 per share, respectively under conversion provisions calling for the issuance of common stock, the fair market value of which represents 110% of the aggregate stated value of the preferred stock then subject to redemption.

   The Company has authorized a series of preferred stock with such rights, privileges and preferences as the Board of Directors shall from time to time determine.

   ISSUANCE AND CONVERSION OF CONVERTIBLE DEBT -- On April 30, 1996, the Company completed a private placement of its 5% Convertible Subordinated Notes due April 30, 2001 (the "Notes") pursuant to which $11,500,000 aggregate principal amounts of Notes were sold by the Company.

   On December 18, 1996, the Notes were converted into 2,300,000 shares of common stock at a conversion price of $5.00 per share.

   STOCK OPTIONS AND GRANTS -- In 1994, the Company implemented an incentive stock plan and an outside directors' stock plan, which plans collectively provide for the granting to certain key employees of options to acquire the Company's common stock as well as providing for the grant of common stock to outside directors and to all full time employees. Pursuant to such plans, 1,050,000 shares of common stock were reserved and made available for distribution. The option prices of stock which may be purchased under the incentive stock plan are not less than the fair market value of common stock on the dates of the grants.

   Effective January 19, 1996, all stock grants awarded under the 1994 incentive stock plan were accelerated and considered fully vested.

   During 1996, the Company implemented a new incentive stock plan and a new outside directors' stock plan. Pursuant to the new plans, 1,800,000 shares of common stock were reserved and made available for distribution.

   SFAS NO. 123 REQUIRED DISCLOSURES -- If compensation cost for stock option grants had been determined based on the fair value on the grant dates for 1995 and 1996 consistent with the method prescribed by SFAS No. 123, the Company's net earnings and earnings per share would have been adjusted to the pro forma amounts indicated below:

                                      1995       1996
                                  ---------- ----------
Net earnings .......  As reported   $520,153   $834,921
                       Pro forma    $519,734   $622,140

Earnings per share    As reported   $   0.08   $   0.10
                       Pro forma    $   0.08   $   0.08

                    ARMOR HOLDINGS, INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
       YEARS ENDED DECEMBER 31, 1994 AND 1995 AND DECEMBER 28, 1996 AND
       THREE MONTHS ENDED MARCH 31, 1996 AND MARCH 29, 1997 (UNAUDITED)

   Outstanding options, consisting of ten-year incentive and non-qualified stock options, vest and become exercisable over a three year period from the date of grant. The outstanding options expire ten years from the date of grant or upon retirement from the Company, and are contingent upon continued employment during the applicable ten-year period.

   Under SFAS No. 123, the fair value of each option grant is estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted-average assumptions used for grants in 1995 and 1996: dividend yield of 0%, expected volatility of 33%, risk-free interest rates of 5.46% and 5.12%-6.44%, and expected lives of 3 years.

   A summary of the status of stock option grants as of December 31, 1994 and 1995 and December 28, 1996, and changes during the years ending on those dates is presented below:

                                                                           WEIGHTED
                                                                       AVERAGE EXERCISE
                                                             OPTIONS        PRICE
                                                          ----------- ----------------
Granted...................................................    727,500       $0.92
Forfeited.................................................    (69,000)       0.92
                                                          -----------
Outstanding at December 31, 1994..........................    658,500        0.92
Granted...................................................    136,000        0.97
Forfeited.................................................    (11,000)       0.97
                                                          -----------
Outstanding at December 31, 1995..........................    783,500        0.93
Granted...................................................  1,068,000        5.97
Exercised.................................................    (26,467)       0.97
                                                          -----------
Outstanding at December 28, 1996..........................  1,825,033        3.88
                                                          ===========

Options exercisable at December 28, 1996..................    727,566       $0.92

Weighted-average fair value of options granted during
 1996..................................................... $  982,978


   The following table summarizes information about stock options outstanding at December 28, 1996:

  EXERCISE      OPTIONS     WEIGHTED AVERAGE    REMAINING
    PRICE     OUTSTANDING  OPTIONS EXERCISABLE    LIFE
----------- ------------- ------------------- -----------
   $ 0.79        304,000         304,000          7.50
     0.97        297,033         133,566          7.70
     1.00         24,000          24,000          9.06
     1.05        266,000         266,000          7.50
     3.75        150,000                          9.05
     6.06        150,000                          9.60
     7.19         74,000                          9.75
     7.25         60,000                          9.69
     7.38         15,000                          9.71
     7.50        375,000                          9.35
     8.00        110,000                          9.95
            ------------- ------------------- -----------
    Total      1,825,033         727,566          8.56
            ============= =================== ===========

   Remaining non-exercisable options as of December 28, 1996 become exercisable as follows:

 1997 ...  401,467
1998 ...   348,000
1999 ...   348,000
        ----------
         1,097,467
        ==========

                    ARMOR HOLDINGS, INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
       YEARS ENDED DECEMBER 31, 1994 AND 1995 AND DECEMBER 28, 1996 AND
       THREE MONTHS ENDED MARCH 31, 1996 AND MARCH 29, 1997 (UNAUDITED)

   EARNINGS PER SHARE -- The following table details the number of shares used in computing primary and fully diluted earnings per share:

                                                                                 MARCH 31,   MARCH 29,
                                               1994        1995        1996        1996         1997
                                           ----------- ----------- ----------- ----------- ------------
                                                                                (UNAUDITED) (UNAUDITED)
PRIMARY:
Weighted average common shares outstanding   4,625,394   4,753,999   7,223,506   6,463,644   10,553,293
Effect of shares issuable under stock
 option and stock grant plans, based on
 the treasury stock method.................    254,498     325,290     819,223     750,101      969,280
Effect of shares issuable under conversion
 of preferred stock .......................    922,507   1,290,383      90,548     362,191           --
                                           ----------- ----------- ----------- ----------- ------------
                                             5,802,399   6,369,672   8,133,277   7,575,936   11,522,573
                                           =========== =========== =========== =========== ============
FULLY DILUTED:
Weighted average common shares outstanding   4,625,394   4,753,999   7,223,506   6,463,644   10,553,293
Effect of shares issuable under stock
 option and stock grant plans, based on
 the treasury stock method.................    284,319     598,191     892,326     784,913    1,038,143
Effect of shares issuable under conversion
 of preferred stock .......................    922,507   1,290,383      90,548     362,191           --
                                           ----------- ----------- ----------- ----------- ------------
                                             5,832,220   6,642,573   8,206,380   7,610,748   11,591,436
                                           =========== =========== =========== =========== ============


   Primary and fully diluted earnings per share are the same amounts.

   Fully diluted earnings per share does not include the effect of shares issuable under conversion of the convertible notes as such effect is antidilutive. The weighted average common shares outstanding includes 2,300,000 shares of common stock issued on December 18, 1996 upon the conversion of the convertible notes.

12. SUPPLEMENTAL CASH FLOW INFORMATION:


                                                   1994       1995        1996
                                               ---------- ---------- -------------
Cash paid during the year for:
 Interest .....................................  $213,798   $273,538   $   249,053
 Income taxes .................................  $ 15,000   $  3,400   $        --
Noncash investing and financing activities:
 Capitalized lease obligation entered into for
  equipment ...................................  $ 43,451
 Issuance of stock under stock plan ...........             $ 28,836   $   117,692
 Conversion of preferred stock to common stock   $242,851   $242,851   $ 1,214,292
 Conversion of convertible debt to common
  stock........................................                        $10,633,136
Acquisitions:
 Fair value of assets acquired ................                        $ 9,672,241
 Liabilities assumed ..........................                         (2,373,636)
 Stock issued .................................                         (6,460,580)
                                                                     -------------
  Total cash paid .............................                        $   838,025
                                                                     =============

INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Stockholders of
 Armor Holdings, Inc.
Jacksonville, Florida

We have audited the supplemental consolidated balance sheets of Armor Holdings, Inc. (the "Company") as of December 31, 1995 and December 28, 1996 and the related supplemental consolidated statements of income, stockholders' equity, and cash flows for the three years ended December 31, 1994, December 31, 1995 and December 28, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits. These supplemental financial statements give retroactive effect to the merger with DSL Group Limited ("DSL") on April 16, 1997, which has been accounted for as a pooling of interests as described in Note 1.

We did not audit the financial statements of DSL included in the supplemental consolidated financial statements of the Company, which statements reflect total assets of $20,799,000 as of December 28, 1996 and total revenues of $12,956,000 for the period then ended. Those statements were audited by other auditors whose report has been furnished to us, and our opinion, insofar as it relates to the amounts included for DSL, is based solely upon the report of such other auditors.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits and the report of the other auditors provide a reasonable basis for our opinion.

In our opinion, based upon our audits and the report of the other auditors, the supplemental consolidated financial statements referred to above present fairly, in all material respects, the financial position of Armor Holdings Inc. as of December 31, 1995 and December 28, 1996 and the results of their operations and their cash flows for the three years ended December 31, 1994, December 31, 1995 and December 28, 1996 after giving effect to the merger with DSL as described in
Note 1, in conformity with generally accepted accounting principles.

DELOITTE & TOUCHE LLP
New York, New York
February 21, 1997 (except for the pooling of interests with DSL as described in Note 1, for which the date is April 16, 1997)

                              DSL GROUP LIMITED
                      CONSOLIDATED FINANCIAL STATEMENTS
                               31 DECEMBER 1996

INDEPENDENT AUDITORS' REPORT
TO THE BOARD OF DIRECTORS AND SHAREHOLDERS OF DSL GROUP LIMITED

   We have audited the accompanying consolidated balance sheet of DSL Group Limited and subsidiaries at 31 December 1996 and the related consolidated profit and loss account, consolidated statement of total recognised gains and losses, reconciliation of movements in shareholders' funds and consolidated cash flow statement for the period from 3 June 1996 (date of incorporation) to 31 December 1996. These consolidated financial statements are the responsibility of the management of DSL Group Limited. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

   We conducted our audit in accordance with auditing standards generally accepted in the United Kingdom and in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

   In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of DSL Group Limited and subsidiaries at 31 December 1996 and the results of their operations and their cash flows for the period from 3 June 1996 to 31 December 1996, in conformity with generally accepted accounting principles in the United Kingdom.

   Accounting principles generally accepted in the United Kingdom vary in certain significant respects from accounting principles generally accepted in the United States of America. Application of accounting principles generally accepted in the United States would have affected profit attributable to shareholders for the period from 3 June 1996 to 31 December 1996 and shareholders' funds at 31 December 1996, to the extent summarised in Note 24 to the consolidated financial statements.

KPMG
Chartered Accountants
Registered Auditors
London, England
15 April 1997

                     ARMOR HOLDINGS INC. AND SUBSIDIARIES
                   SUPPLEMENTAL CONSOLIDATED BALANCE SHEETS
  AS OF DECEMBER 31, 1995, DECEMBER 28, 1996 AND MARCH 29, 1997 (UNAUDITED)
                                (IN THOUSANDS)


                                               DECEMBER 31,   DECEMBER 28,   MARCH 29,
                                                   1995           1996         1997
                                             -------------- -------------- -----------
                                                                            (UNAUDITED)
ASSETS
Current assets:
 Cash and cash equivalents...................     $  273        $ 8,045       $ 4,135
 Accounts receivable (net of allowance for
  doubtful accounts of $100, $458 and $501)        2,320         10,309        12,408
 Inventories ................................      1,102          4,161         4,897
 Prepaid expenses and other current assets  .        287          3,139         2,432
                                             -------------- -------------- -----------
  Total current assets ......................      3,982         25,654        23,872
Property, plant and equipment, net ..........        474          4,932         6,676
Goodwill (net of accumulated amortization of
 $167 and $256) .............................                     9,784         9,343
Reorganization value in excess of amounts
 allocable to identifiable assets (net of
 accumulated amortization of $488, $651 and
 $697) ......................................      3,587          3,424         3,378
Patents and trademarks (net of accumulated
 amortization of $108 and $181) .............         --          4,196         4,123
Investment in associated companies ..........         --          1,268         1,451
Other assets ................................        118            272           449
                                             -------------- -------------- -----------
Total assets.................................     $8,161        $49,530       $49,292
                                             ============== ============== ===========


         See notes to supplemental consolidated financial statements.

                     ARMOR HOLDINGS INC. AND SUBSIDIARIES
                   SUPPLEMENTAL CONSOLIDATED BALANCE SHEETS
  AS OF DECEMBER 31, 1995, DECEMBER 28, 1996 AND MARCH 29, 1997 (UNAUDITED)
                      (IN THOUSANDS, EXCEPT SHARE DATA)


                                                    DECEMBER 31,   DECEMBER 28,   MARCH 29,
                                                        1995           1996         1997
                                                  -------------- -------------- -----------
                                                                                 (UNAUDITED)
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
 Current portion of long-term debt and
  capitalized lease obligations...................     $2,082        $ 2,423       $ 1,726
 Accounts payable, accrued expenses and other
  current liabilities.............................      1,104          8,941         7,673
                                                  -------------- -------------- -----------
  Total current liabilities ......................      3,186         11,364         9,399
 Minority interest ...............................         --             31            32
 Long-term debt and capitalized lease
  obligations, less current portion...............         28          5,780         6,945
                                                  -------------- -------------- -----------
  Total liabilities ..............................      3,214         17,175        16,376
Commitments and contingencies (Notes 8 and 9)  ...
Preference shares ................................         --          7,480         7,216
Stockholders' equity:
 Preferred stock, $.01 par value, 5,000,000
  shares authorized; 0 shares issued and
  outstanding.....................................         --             --            --
 Convertible preferred stock, $1 stated value,
  1,700,000 shares authorized, 1,214,292 shares
  issued and outstanding .........................      1,214             --            --
 Common stock, $.03, $.01 and $0.01 par value,
  15,000,000, 50,000,000 and 50,000,000 shares
  authorized; 5,091,133, 11,691,232 and
  11,865,898 respectively, issued and
  outstanding.....................................        152            117           119
 Additional paid-in capital ......................      2,594         23,322        23,480
 Foreign currency translation adjustment  ........         --           (229)         (104)
 Retained earnings ...............................        987          1,665         2,205
                                                  -------------- -------------- -----------
  Total stockholders' equity .....................      4,947         24,875        25,700
                                                  -------------- -------------- -----------
Total liabilities and stockholders' equity .......     $8,161        $49,530       $49,292
                                                  ============== ============== ===========



         See notes to supplemental consolidated financial statements.

                     ARMOR HOLDINGS INC. AND SUBSIDIARIES
                 SUPPLEMENTAL CONSOLIDATED INCOME STATEMENTS
       YEARS ENDED DECEMBER 31, 1994 AND 1995 AND DECEMBER 28, 1996 AND
       THREE MONTHS ENDED MARCH 31, 1996 AND MARCH 29, 1997 (UNAUDITED)
                    (IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                   YEAR ENDED                    THREE MONTHS ENDED
                                 -------------------------------------------- -----------------------
                                   DECEMBER 31,   DECEMBER 31,   DECEMBER 28,   MARCH 31,   MARCH 29,
                                       1994           1995           1996         1996        1997
                                 -------------- -------------- -------------- ----------- -----------
                                                                               (UNAUDITED) (UNAUDITED)
Revenues:
 Products........................   $11,355        $11,741        $18,011       $3,267     $ 6,422
 Services........................        --             --         12,956           --       8,328
                                 -------------- -------------- -------------- ----------- -----------
Total revenues ..................    11,355         11,741         30,967        3,267      14,750
Cost and expenses:
 Cost of sales ..................     7,741          7,443         21,172        2,110      10,453
 Operating expenses .............     2,696          3,421          7,459          968       3,263
 Equity in earnings of
  unconsolidated subsidiaries  ..        --             --           (320   )       --        (272   )
 Interest expense, net ..........       216            281            515           72          69
                                 -------------- -------------- -------------- ----------- -----------
Operating income ................       702            596          2,141          117       1,237
 Non-operating income ...........        --            228              2           --          --
                                 -------------- -------------- -------------- ----------- -----------
Income before provision for
 income taxes....................       702            824          2,143          117       1,237
Provision for income taxes  .....       279            304          1,215           45         554
                                 -------------- -------------- -------------- ----------- -----------
Net income.......................       423            520            928           72         683
Dividends on preference shares ..        --             --            239           --         143
                                 -------------- -------------- -------------- ----------- -----------
Net Income applicable to common
 stockholders ...................   $   423        $   520        $   689       $   72     $   540
                                 ============== ============== ============== =========== ===========
Net income per common share and
 common equivalent share ........   $     0.07     $     0.08     $     0.08    $    0.01  $     0.04
                                 ============== ============== ============== =========== ===========
Weighted average common shares
 and common equivalent shares ...     5,802          6,370          8,876        7,576      12,797
                                 ============== ============== ============== =========== ===========


         See notes to supplemental consolidated financial statements.

                     ARMOR HOLDINGS INC. AND SUBSIDIARIES
         SUPPLEMENTAL CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
      YEARS ENDED DECEMBER 31, 1994 AND 1995, AND DECEMBER 28, 1996 AND
                THREE MONTHS ENDED MARCH 29, 1997 (UNAUDITED)
                                (IN THOUSANDS)

                                    CONVERTIBLE
                                  PREFERRED STOCK     COMMON STOCK
                               ------------------- ----------------
                                           STATED              PAR
                                 SHARES     VALUE    SHARES   VALUE
                               --------- --------- -------- -------
Balance, January 1, 1994 ......   1,700    $ 1,700    4,416   $ 133
 Dividends on preferred stock
 Conversion of preferred stock     (243)      (243)     275       8
 Issuance of stock in lieu of
  directors fees ..............                           6
 Net income ...................
                               --------- --------- -------- -------
Balance, December 31, 1994  ...   1,457      1,457    4,697     141
 Dividends on preferred stock
 Conversion of preferred stock     (243)      (243)     347      10
 Issuance of stock in lieu of
  directors fees ..............                          14
 Issuance of stock granted
  under stock plans ...........                          33       1
 Net income ...................
                               --------- --------- -------- -------
Balance, December 31, 1995  ...   1,214      1,214    5,091     152
 Change in par value of common
  stock .......................                                (102)
 Dividends on preferred stock
 Conversion of preferred stock   (1,214)    (1,214)   1,735      17
 Exercise of stock options  ...                          26       1
 Exercise of stock grants  ....                          72       1
 Issuance of stock in lieu of
  directors fees ..............                           3
 Conversion of convertible
  notes, net of related debt
  issuance costs ..............                       2,300      23
 Issuance of stock for
  acquisitions ................                       2,214      22
 Issuance of common stock  ....                         250       3
 Foreign currency translation
  adjustment ..................
 Net income ...................
                               --------- --------- -------- -------
Balance, December 28, 1996  ...      --         --   11,691     117
 Exercise of stock options
  (unaudited) .................                         175       2
 Foreign currency translation
  adjustment (unaudited)  .....
 Net income (unaudited)  ......
                               --------- --------- -------- -------
Balance, March 29, 1997
 (unaudited) ..................      --         --   11,866   $ 119
                               ========= ========= ======== =======

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                                 ADDITIONAL                FOREIGN
                                  PAID-IN     RETAINED    CURRENCY
                                  CAPITAL     EARNINGS   TRANSLATION   TOTAL
Balance, January 1, 1994 ......   $ 2,075      $  138         --      $ 4,046
 Dividends on preferred stock                     (51)                    (51)
 Conversion of preferred stock        235                                  --
 Issuance of stock in lieu of
  directors fees ..............         9                                   9
 Net income ...................                   423                     423
                               ------------ ---------- ------------- --------
Balance, December 31, 1994  ...     2,319         510         --        4,427
 Dividends on preferred stock                     (43)                    (43)
 Conversion of preferred stock        233                                  --
 Issuance of stock in lieu of
  directors fees ..............        14                                  14
 Issuance of stock granted
  under stock plans ...........        28                                  29
 Net income ...................                   520                     520
                               ------------ ---------- ------------- --------
Balance, December 31, 1995  ...     2,594         987         --        4,947
 Change in par value of common
  stock .......................       102                                  --
 Dividends on preferred stock                     (11)                    (11)
 Conversion of preferred stock      1,197                                  --
 Exercise of stock options  ...        62                                  63
 Exercise of stock grants  ....        54                                  55
 Issuance of stock in lieu of
  directors fees ..............        15                                  15
 Conversion of convertible
  notes, net of related debt
  issuance costs ..............    10,610                              10,633
 Issuance of stock for
  acquisitions ................     7,121                               7,143
 Issuance of common stock  ....     1,567                               1,570
 Foreign currency translation
  adjustment ..................                             (229)        (229)
 Net income ...................                   689                     689
                               ------------ ---------- ------------- --------
Balance, December 28, 1996  ...    23,322       1,665       (229)      24,875
 Exercise of stock options
  (unaudited) .................       158                                 160
 Foreign currency translation
  adjustment (unaudited)  .....                              125          125
 Net income (unaudited)  ......                   540                     540
                               ------------ ---------- ------------- --------
Balance, March 29, 1997
 (unaudited) ..................    23,480      $2,205       (104)     $25,700
                               ============ ========== ============= ========

         See notes to supplemental consolidated financial statements.

                     ARMOR HOLDINGS INC. AND SUBSIDIARIES
              SUPPLEMENTAL CONSOLIDATED STATEMENTS OF CASH FLOW
       YEARS ENDED DECEMBER 31, 1994 AND 1995 AND DECEMBER 28, 1996 AND
       THREE MONTHS ENDED MARCH 31, 1996 AND MARCH 29, 1997 (UNAUDITED)
                                (IN THOUSANDS)


                                                                     YEAR ENDED
                                                   --------------------------------------------
                                                     DECEMBER 31,   DECEMBER 31,   DECEMBER 28,
                                                         1994           1995           1996
                                                   -------------- -------------- --------------

OPERATING ACTIVITIES:
 Net income........................................     $ 423          $ 520         $    689
 Adjustments to reconcile net income to
  cash (used in) provided by operating
  activities:
 Depreciation and amortization ....................       118            148              818
 Deferred income taxes ............................       264            300                2
 Directors' fees ..................................         9             14               15
 Earnings from unconsolidated subsidiaries  .......                                      (320)
 (Increase) decrease in accounts receivable .......      (558)          (745)          (2,115)
 Increase in inventories ..........................      (108)           (59)            (423)
 Decrease (increase) in prepaid expenses and other
  assets...........................................        96           (257)             870
 (Decrease) increase in accounts payable, accrued
  liabilities and other current liabilities  ......      (371)          (168)           1,783
                                                   -------------- -------------- --------------
 Net cash (used in) provided by operating
  activities ......................................      (127)          (247)           1,319
                                                   -------------- -------------- --------------
INVESTING ACTIVITIES:
 Purchase of property and equipment ...............      (118)          (119)          (1,860)
 Purchase of patents and trademarks ...............                                    (2,828)
 Purchase of business, net of cash acquired .......                                   (11,740)
 Dividends received from associated companies .....                                       320
                                                   -------------- -------------- --------------
 Net cash used in investing activities ............      (118)          (119)         (16,108)
                                                   -------------- -------------- --------------
FINANCING ACTIVITIES:
 Proceeds from issuance of common stock and
  preference shares ...............................                                     8,886
 Preferred stock dividends ........................       (51)           (43)             (11)
 Exercise of stock options ........................                                        26
 Net borrowings (payments) under line of credit ...       596            329           (1,997)
 Repayments of long-term debt .....................        (5)           (14)            (500)
 Net borrowings (payments) under capital
  expenditure facility ............................                       52              (52)
 Proceeds from issuance of other debt .............                                     6,863
 Net proceeds from issuance of 5% convertible
  subordinated notes ..............................                                    10,633
                                                   -------------- -------------- --------------
 Net cash provided by (used in) financing
  activities ......................................       540            324           23,848
                                                   -------------- -------------- --------------
 Net effect of translation of foreign currencies  .                                      (184)
                                                   -------------- -------------- --------------
Net Increase (decrease) in Cash and Cash
 Equivalents.......................................       295            (42)           8,875
Cash and Cash Equivalents, Beginning of Period  ...        20            315             (830)
                                                   -------------- -------------- --------------
Cash and Cash Equivalents, End of Period  .........     $ 315          $ 273         $  8,045
                                                   ============== ============== ==============

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                                                      THREE MONTHS ENDED
                                                   -----------------------
                                                     MARCH 31,   MARCH 29,
                                                       1996        1997
                                                   ----------- -----------
                                                    (UNAUDITED) (UNAUDITED)
OPERATING ACTIVITIES:
 Net income........................................    $  72      $   540
 Adjustments to reconcile net income to
  cash (used in) provided by operating
  activities:
 Depreciation and amortization ....................       40          421
 Deferred income taxes ............................       45           33
 Directors' fees ..................................
 Earnings from unconsolidated subsidiaries  .......                  (272)
 (Increase) decrease in accounts receivable .......      409       (2,242)
 Increase in inventories ..........................      (97)        (736)
 Decrease (increase) in prepaid expenses and other
  assets...........................................     (168)         429
 (Decrease) increase in accounts payable, accrued
  liabilities and other current liabilities  ......     (136)      (1,014)
                                                   ----------- -----------
 Net cash (used in) provided by operating
  activities ......................................      165       (2,841)
                                                   ----------- -----------
INVESTING ACTIVITIES:
 Purchase of property and equipment ...............      (23)      (2,038)
 Purchase of patents and trademarks ...............
 Purchase of business, net of cash acquired .......
 Dividends received from associated companies .....                    47
                                                   ----------- -----------
 Net cash used in investing activities ............      (23)      (1,991)
                                                   ----------- -----------
FINANCING ACTIVITIES:
 Proceeds from issuance of common stock and
  preference shares ...............................
 Preferred stock dividends ........................      (23)
 Exercise of stock options ........................                   160
 Net borrowings (payments) under line of credit ...     (351)         356
 Repayments of long-term debt .....................                  (992)
 Net borrowings (payments) under capital
  expenditure facility ............................
 Proceeds from issuance of other debt .............                 1,375
 Net proceeds from issuance of 5% convertible
  subordinated notes ..............................
                                                   ----------- -----------
 Net cash provided by (used in) financing
  activities ......................................     (374)         899
                                                   ----------- -----------
 Net effect of translation of foreign currencies  .                    23
                                                   ----------- -----------
Net Increase (decrease) in Cash and Cash
 Equivalents.......................................     (232)      (3,910)
Cash and Cash Equivalents, Beginning of Period  ...      273        8,045
                                                   ----------- -----------
Cash and Cash Equivalents, End of Period  .........     $41       $4,135
                                                   =========== ===========

               See notes to consolidated financial statements.

                     ARMOR HOLDINGS INC. AND SUBSIDIARIES
           NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS
       YEARS ENDED DECEMBER 31, 1994 AND 1995 AND DECEMBER 28, 1996 AND
       THREE MONTHS ENDED MARCH 31, 1996 AND MARCH 29, 1997 (UNAUDITED)

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

   ORGANIZATION -- Armor Holdings, Inc. ("AHI") acquired certain assets of the NIK Public Safety Product Line ("NIK Public Safety") effective as of July 1, 1996 and substantially all of the assets of Defense Technology Corporation of America, a Wyoming corporation ("DTCoA") as of September 30, 1996. The acquisitions were accounted for by the purchase method, and the purchase price was assigned to assets acquired and liabilities assumed based on their fair value at the date of acquisition.

   POOLING OF INTERESTS -- On April 16, 1997, AHI issued 1,274,217 shares of its common stock in exchange for all of the outstanding ordinary shares of DSL Group Limited ("DSL"), a company incorporated on June 3, 1996 under the laws of England and Wales. DSL provides specialized security services in high risk and volatile environments. On July 31, 1996 DSL acquired all of the share capital of DSL Holdings Limited ("DSL Holdings"). As a result, DSL recorded the net assets acquired on July 31, 1996 at fair value of approximately $2,800,000 and also recorded approximately $9,600,000 of goodwill. AHI's combination with DSL was accounted for as a pooling of interests and the accompanying supplemental financial statements have been restated to give effect to the combined results of AHI and DSL since inception. The accompanying Supplemental Consolidated Financial Statements reflect the combined results as following:

                                                           1996
                                       ------------------------------------------
                                           COMPANY         DSL       SUPPLEMENTAL
                                         HISTORICAL    HISTORICAL      COMPANY
                                       ------------- ------------- --------------
Revenues...............................  $18,011,000   $12,956,000   $30,967,000
Net Income.............................  $   835,000   $  (146,000)  $   689,000
Net Income Per Common Share and Common
 Equivalent Share .....................  $       .10            --   $       .08

   All references to the "Company" hereafter shall mean the combined supplemental company.

   Results of operations for DSL Holdings were as following for its year-ended:

                  MARCH 31,     MARCH 31,
                    1995          1996
               ------------- -------------
Revenues.......  $28,708,000   $32,165,000
Net Earnings ..  $   694,000   $   957,000


   In connection with the DSL combination, AHI paid $6,850,000 in repayment of DSL's outstanding credit facility and approximately $7,508,000 for all of the outstanding preference shares of DSL. (See Notes 6 and 7).


   COMPANY'S BUSINESS -- Since its founding, the Company has been engaged in the development, manufacture and distribution of ballistic protective equipment. Such equipment includes bullet resistant and sharp instrument penetration resistant vests, bullet resistant blankets, bomb disposal suits and helmets, bomb protection and disposal equipment and load bearing vests. In addition to these products, the Company develops, manufactures and distributes other ballistic protection and security equipment, including explosive ordnance device ("EOD") handling and detection equipment, EOD suppression and disposal equipment, helmets, face masks, shields, hard armor ballistic plates, customized armor for vehicles and other custom armored products. Through its recent acquisitions, the Company is also engaged in the packaging, mixing and distribution of portable narcotic identification kits, the distribution of Flex-Cuf disposable restraints, specimen and evidence collection kits and evidence tape, and the manufacture and distribution of less-than-lethal and anti-riot products including defensive aerosol sprays, distraction devices, chemical agents, flameless expulsion grenades, specialty impact munitions and other similar products including the distribution of gas guns, gas masks, batons, shields, riot helmets and gun holsters. The scope of these latter products involve a less-than-lethal approach for crowd and riot control.

                     ARMOR HOLDINGS INC. AND SUBSIDIARIES
    NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
       YEARS ENDED DECEMBER 31, 1994 AND 1995 AND DECEMBER 28, 1996 AND THREE MONTHS ENDED MARCH 31, 1996 AND MARCH 29, 1997 (UNAUDITED)

   The Company's products are marketed to municipal, state, federal and foreign law enforcement agencies, private security entities, United States and foreign military and correctional services.

   DSL is in the business of devising and implementing solutions to complex security problems in high risk areas. DSL's services encompass the provision of detailed threat assessments, security planning, security training, the provision, training and supervision of specialist manpower and other services up to the implementation and management of fully integrated security systems. The acquisition of DSL provides the Company with the cornerstone of its security services business.

   PRINCIPLES OF CONSOLIDATION -- The consolidated financial statements include the accounts of Armor Holdings, Inc., its wholly-owned subsidiaries Armor Holdings Properties, Inc., a Delaware corporation ("AHPI"), NIK Public Safety, Inc., a Delaware corporation ("NIK") and Defense Technology Corporation of America, a Delaware corporation ("DTC"). The DSL Combination was accounted for under the pooling of interests method of accounting and, accordingly, the accompanying supplemental consolidated financial statements have been restated to give effect to combination with DSL since inception (See Note 1 -- Pooling of Interests). All material intercompany balances and transactions have been eliminated in consolidation.

   CASH EQUIVALENTS -- The Company considers all highly liquid investments purchased with original maturities of three months or less to be cash equivalents.

   CONCENTRATION OF CREDIT RISK -- The Company's accounts receivable consist of amounts due from customers and distributors located throughout the United States. International sales generally require cash in advance or confirmed letters of credit on U.S. banks.

   INVENTORIES -- Inventories are stated at the lower of cost or market determined on the first-in, first-out ("FIFO") basis.

   FAIR VALUE OF FINANCIAL INSTRUMENTS -- The carrying values of the Company's various financial instruments reflected in the accompanying statements of financial position approximate their estimated fair values at December 31, 1995 and December 28, 1996.

   PROPERTY AND EQUIPMENT -- Property and equipment are carried at cost less accumulated depreciation. Property and equipment acquired prior to September 21, 1993 were recorded at their estimated fair values as the result of the emergence from bankruptcy. Depreciation is computed using the straight-line method based on estimated lives of 3 to 30 years.

   GOODWILL -is amortized on a straight-line basis over twenty-five years and is periodically reviewed for impairment by comparing carrying value to undiscounted expected future cash flows.

   REORGANIZATION VALUE IN EXCESS OF AMOUNTS ALLOCABLE TO IDENTIFIABLE ASSETS -is amortized or otherwise reduced in amounts not less than those which would be recognized on a straight-line basis over twenty-five years.

   PATENTS AND TRADEMARKS -- Patents and trademarks were acquired through acquisitions accounted for by the purchase method of accounting. Such assets are amortized on a straight line basis over their remaining lives of 10 to 15 years.

   NEW ACCOUNTING STANDARDS -- Effective January 1, 1996, the Company adopted SFAS No. 123, "Accounting for Stock-Based Compensation." SFAS 123 establishes a fair value based method of accounting for stock-based employee compensation plans; however, it also allows an entity to continue to measure compensation cost for those plans using the intrinsic value based method of accounting prescribed by Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees." Under the fair value based method, compensation cost is measured at the grant date based

                     ARMOR HOLDINGS INC. AND SUBSIDIARIES
    NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
       YEARS ENDED DECEMBER 31, 1994 AND 1995 AND DECEMBER 28, 1996 AND THREE MONTHS ENDED MARCH 31, 1996 AND MARCH 29, 1997 (UNAUDITED)

on the value of the award and is recognized over the service period, which is usually the vesting period. Under the intrinsic value based method, compensation costs is the excess, if any, of the quoted market price of the stock at the grant date or other measurement date over the amount an employee must pay to acquire the stock. The Company has elected to continue to account for its employee stock compensation plans under APB Opinion No. 25 with pro forma disclosures of net earnings and earnings per share, as if the fair value based method of accounting defined in SFAS No. 123 had been applied.

   In March 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 123, "Earnings per Share." This Statement establishes standards for computing and presenting earnings per share ("EPS") and applies to all entities with publicly held common stock or potential common stock. This Statement replaces the presentation of primary EPS and fully diluted EPS with a presentation of basic EPS and diluted EPS, respectively. Basic EPS excludes dilution and is computed by dividing earnings available to common stockholders by the weighted average number of common shares outstanding for the period. Similar to fully diluted EPS, diluted EPS reflects the potential dilution of securities that could share in the earnings. This Statement is effective for the Company's financial statements for the year ended December 27, 1997. Pro forma net income per basic share was $.01 and $.05 for the quarters ended March 31, 1996 and March 29, 1997, respectively. Pro forma net income per diluted share was $.01 and $.04 for the quarter ended March 31, 1996 and March 29, 1997, respectively.

   ESTIMATES -- The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

   INCOME TAXES -- In connection with the adoption of fresh-start reporting, the Company adopted Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" ("SFAS 109"). Under the asset and liability method specified thereunder, deferred taxes are determined based on the difference between the financial reporting and tax bases of assets and liabilities. Deferred tax liabilities are offset by deferred tax assets representing the tax-effected cumulative net operating loss carryforwards and deductible temporary differences, subject to applicable limits and an asset valuation allowance. Future benefits obtained from utilization of net operating loss carryforwards or from the reduction in the income tax asset valuation allowance existing on September 20, 1993 have been and will be applied to reduce reorganization value in excess of amounts allocable to identifiable assets.

   REVENUE RECOGNITION -- The Company records sales at gross amounts to be received, including amounts to be paid to agents as commissions. The Company records service revenue as the service is provided on a contract by contract basis. Non-operating income for 1995 includes amounts received in settlement of a non-competition agreement.

   FOREIGN CURRENCY TRANSLATION -- In accordance with Statement of Financial Accounting Standard No. 52, "Foreign Currency Translation", assets and liabilities denominated in a foreign currency are translated into U.S. dollars at the current rate of exchange existing at year-end and revenues and expenses are translated at the average monthly exchange rates. The cumulative translation adjustment which represents the effect of translating assets and liabilities of the Company's foreign operations was an approximate loss of $229,200 for the year ended December 28, 1996.

   UNAUDITED INTERIM BALANCES -- The unaudited consolidated financial statements included herein have been prepared by the Company in accordance with the rules and regulations of the Securities and Exchange Commission and consequently do not include all of the disclosures normally required by generally accepted accounting principles. These unaudited consolidated financial statements should be read in conjunction with the audited supplemental consolidated financial statements and related notes thereto included herein.

                     ARMOR HOLDINGS INC. AND SUBSIDIARIES
    NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
       YEARS ENDED DECEMBER 31, 1994 AND 1995 AND DECEMBER 28, 1996 AND THREE MONTHS ENDED MARCH 31, 1996 AND MARCH 29, 1997 (UNAUDITED)

   The unaudited financial information contained herein reflects all adjustments (consisting of only normal recurring accruals) which, in the opinion of management, are necessary for a fair presentation of the results of operations for the three month periods ended March 31, 1996 and March 29, 1997.

   RECLASSIFICATIONS -- Certain reclassifications have been made to the 1994 and 1995 financial statements in order to conform to the presentation adopted for 1996.

2. BUSINESS COMBINATIONS

  DSL

   As discussed in Note 1, on April 16, 1997, the Company issued 1,274,217 shares of its common stock in exchange for all of the outstanding share capital of DSL. This business combination was accounted for as a pooling of interests.

   DEFENSE TECHNOLOGY CORPORATION OF AMERICA

   On September 30, 1996, the Company acquired, through its newly formed wholly-owned subsidiary, substantially all of the assets of DTCoA. The purchase price consisted of $838,025 paid in cash, the issuance of 629,442 shares (the "Total Shares") of the Company's common stock having a value of $4,650,000, the assumption of certain liabilities totaling approximately $2,300,000 and costs of $1,115,000 associated with completing the transaction. The total purchase price was assigned to the acquired assets based on their fair market values.

   In order to secure the obligations of DTCoA and its seller in connection with the transaction, 270,728 of the Total Shares were delivered to Union Bank of Switzerland, New York Branch ("UBS"), as escrow agent pursuant to an escrow agreement dated September 30, 1996. One half of the shares held in escrow are subject to release March 15, 1998 and the remainder are subject to release June 30, 1999.

   Subject to a letter agreement dated August 16, 1996 (the "Key Bank Letter Agreement") and in connection with the DTC transaction, 358,714 of the Total Shares (the "Key Bank Shares"), having a value of $2,650,000 (the "Amount Due"), were issued to Key Bank of Wyoming ("Key Bank") in consideration for the release by Key Bank of its security interest in substantially all of the assets of DTCoA. Key Bank held such security interest pursuant to certain financings previously made available to DTCoA. On the closing date, the Company advanced to Key Bank $662,500 cash (the "Initial Amount") as an advance against the Amount Due. Also on the closing date, the Company deposited $1,987,500 in an interest bearing Certificate of Deposit ("CD") account at Key Bank (the "Deposit Account"). Subsequent to closing, any amounts paid to Key Bank on account of the Amount Due, including the Initial Amount, or advances from the Deposit Account will result in a reduction of the then outstanding balance of the Amount Due by a like amount.

   Pursuant to the Key Bank Letter Agreement, Key Bank agreed that upon the registration of the Key Bank Shares, the Key Bank Shares would be sold, provided that the Company would control, in its sole discretion, the timing, manner and amount of Key Bank Shares to be sold; and in connection therewith, the Company agreed to ensure that Key Bank realizes net proceeds from such sales (the "Net Sale Proceeds"), which, together with any advances from the Deposit Account and the Initial Amount will, in the aggregate, equal the Amount Due, on or before September 30, 1997 (the "Maturity Date").

   The acquisition of DTCoA has been accounted for under the purchase method. Accordingly, the results of its operations are included in the consolidated financial statements from the date of acquisition.

   The following unaudited pro forma consolidated results of operations for the years ended December 31, 1995 and December 28, 1996, and the three month period ended March 31, 1996 (unaudited) are

                     ARMOR HOLDINGS INC. AND SUBSIDIARIES
    NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
       YEARS ENDED DECEMBER 31, 1994 AND 1995 AND DECEMBER 28, 1996 AND THREE MONTHS ENDED MARCH 31, 1996 AND MARCH 29, 1997 (UNAUDITED)

presented as if the DTCoA acquisition had been made at the beginning of each period presented. The unaudited pro forma information is not necessarily indicative of either the results of operations that would have occurred had the purchase been made during the periods presented or the future results of the combined operations.

                                               YEARS ENDED          THREE MONTHS ENDED
                                     -----------------------------    MARCH 31, 1996
                                       DECEMBER 31,   DECEMBER 28,
                                           1995           1996
                                     -------------- --------------
                                                                       (UNAUDITED)
Net sales ...........................  $22,094,968    $24,783,497       $5,428,646
Net earnings ........................  $ 1,209,979    $ 1,430,838       $  251,572
Earnings per common share and common
 share equivalent ...................        $0.17          $0.17            $0.03


   NIK PUBLIC SAFETY PRODUCT LINE

   On July 15, 1996, the Company acquired, effective as of July 1, 1996, certain assets of the NIK Public Safety Product Line from Ives-Lee Corporation (the "NIK Assets"). The purchase price of the acquisition was 310,931 shares (the "NIK Shares") of the Company's Common Stock valued at $2,400,000, plus $374,000 in costs incurred related to the purchase. The Company acquired inventory, receivables and certain intangibles. The total purchase price was assigned to the NIK Assets based on their fair market values.

3. INVENTORIES

   Inventories are summarized as follows for the years ended December 31, 1995 and December 28, 1996 and the three months ended March 29, 1997 (unaudited):

                                             MARCH 29,
                      1995         1996         1997
                 ------------ ------------ ------------
                                            (UNAUDITED)
Raw materials ...  $  546,707   $1,737,761   $1,889,379
Work-in-process       382,680      859,196      980,099
Finished goods  .     172,548    1,563,825    2,027,233
                 ------------ ------------ ------------
                   $1,101,935   $4,160,782   $4,896,711
                 ============ ============ ============

4. PROPERTY, PLANT AND EQUIPMENT

   Property, plant and equipment at December 31, 1995 and December 28, 1996 are summarized as follows:

                                1995         1996
                            ----------- -------------
Land and improvements.......              $   581,763
Buildings and improvements    $  62,544     1,371,853
Machinery and equipment  ...    682,265     4,111,088
Construction in progress  ..                  585,635
                            ----------- -------------
Total ......................    744,809     6,650,339
Accumulated depreciation  ..   (270,450)   (1,718,850)
                            ----------- -------------
                              $ 474,359   $ 4,931,489
                            =========== =============

                     ARMOR HOLDINGS INC. AND SUBSIDIARIES
    NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
       YEARS ENDED DECEMBER 31, 1994 AND 1995 AND DECEMBER 28, 1996 AND THREE MONTHS ENDED MARCH 31, 1996 AND MARCH 29, 1997 (UNAUDITED)

   Depreciation expense for 1994, 1995 and 1996 was approximately $118,000, $148,000 and $388,000, respectively, and for the three months ended March 31, 1996 and March 29, 1997 (unaudited) was approximately $26,000 and $309,000, respectively.

   The Company purchased property, plant and equipment of approximately $1,700,000 during the three months ended March 29, 1997 in connection with the construction of a new manufacturing and office facility.

5. ACCOUNTS PAYABLE, ACCRUED EXPENSES AND OTHER CURRENT LIABILITIES

   Accounts payable, accrued expenses and other current liabilities are summarized as follows for the years ended December 31, 1995 and December 28, 1996:

                                             1995         1996
                                        ------------ ------------
Trade and other payables ...............  $  466,441   $4,827,511
Accrued expenses .......................     572,897    1,779,412
Deferred consideration for
 acquisitions...........................                  680,000
Amounts due to affiliated companies ....                  815,000
Other current liabilities ..............      64,555      838,621
                                        ------------ ------------
                                          $1,103,893   $8,940,544
                                        ============ ============

6. INDEBTEDNESS

                                                                          1995          1996
                                                                     ------------- -------------
Debt:

Line-of-credit under revolving credit and security agreement expiring June 30, 1996 .............................................  $ 1,997,060
Note payable to Finoff & Associates, payable in monthly installments
 of $10,000 including interest at 8% through October 5, 1998 ........                    200,400
Mortgage loan payable in monthly installments of $1,296 at 9%
 through April 1, 1997, with a balloon installment of $127,739 due
 on May 1, 1997, collateralized by a first mortgage on a building  ..                    129,389
Capital expenditure facility under revolving credit and security
 agreement expiring June 30, 1996....................................       52,000
Mortgage loan payable in monthly installments of $310 including interest at 8.5% through August 1996, with a balloon installment of
 $23,684 due September 1996, collateralized by a first mortgage on a
 condominium apartment ..............................................       24,886
DSL credit facility, payable in semi-annually installments including
 interest at LIBOR plus 2%, through June 28, 2002 (1) ...............                  6,850,000
DSL bank overdraft facility with monthly interest payments ..........                    590,000
Other installment loans .............................................          839        43,199
                                                                     ------------- -------------
                                                                         2,074,785     7,812,988
Less current portion.................................................   (2,074,785)   (2,233,339)
                                                                     ------------- -------------
                                                                       $        --   $ 5,579,649
                                                                     ============= =============

------------
(1) Proceeds were used to acquire the outstanding shares of DSL Holdings as discussed in Note 1. These borrowings were paid in full subsequent to the AHI Combination with DSL.

                     ARMOR HOLDINGS INC. AND SUBSIDIARIES
    NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
       YEARS ENDED DECEMBER 31, 1994 AND 1995 AND DECEMBER 28, 1996 AND THREE MONTHS ENDED MARCH 31, 1996 AND MARCH 29, 1997 (UNAUDITED)

                                                                        1995       1996
                                                                    ---------- -----------
Capitalized lease obligation:

Equipment lease bearing interest at 10.88%, expiring November,
 1999, collateralized by equipment with an amortized cost of
 approximately $35,000 at December 28, 1996 ........................  $35,163    $  27,550
Equipment lease bearing interest at 12%, expiring June, 1998, collateralized by equipment with an amortized cost of
 approximately $508,300 at December 28, 1996 .......................               363,300
                                                                    ---------- -----------
                                                                       35,163      390,850
Less current portion ...............................................   (7,613)    (189,983)
                                                                    ---------- -----------
                                                                      $27,550    $ 200,867
                                                                    ========== ===========

   The Company entered into a Credit Facility and Bankers Acceptance Facility ("Credit Agreement") on November 14, 1996 with Barnett Bank, N.A., which provides for total borrowings up to $10,000,000 (the "Obligation"), with maximum availability based upon 50% of eligible inventories (with a cap of $1,000,000 for work in process inventory and $6,000,000 for inventory in total) and 85% of eligible accounts receivable. The Credit Agreement has various covenants which, among other things, require the Company to maintain certain financial ratios, tangible net worth and working capital, as defined; and limit the Company's ability to pay dividends on its common stock, encumber and transfer assets, incur indebtedness or merge into another corporation. The Company had no borrowings outstanding under the Credit Agreement at December 28, 1996. The Credit Agreement expires November 13, 1997.

   Aggregate principal maturities on indebtedness are as follows:

                                                                  UNDER
                                                               CAPITALIZED
YEAR ENDING                                          DEBT         LEASE
----------------------------------------------- ------------ -------------
1997............................................  $2,233,339    $218,206
1998............................................   1,239,649     218,205
1999............................................   1,240,000      10,143
2000............................................   1,240,000
2001............................................   1,240,000
Thereafter......................................     620,000
                                                ------------ -------------
                                                  $7,812,988     446,554
                                                ------------
Less amount representing interest on obligation
 under capitalized lease........................                 (55,704)
                                                             -------------
                                                                $390,850
                                                             =============

                     ARMOR HOLDINGS INC. AND SUBSIDIARIES
    NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
       YEARS ENDED DECEMBER 31, 1994 AND 1995 AND DECEMBER 28, 1996 AND THREE MONTHS ENDED MARCH 31, 1996 AND MARCH 29, 1997 (UNAUDITED)
 7. PREFERENCE SHARES

   DSL has $7,480,000, (4,400,000 shares) of preference shares with a par value of pounds sterling0.01. Such shares carry an 8% dividend, are cumulative and redeemable and have a liquidation value of par. The preference shares have no voting rights and shall be redeemed by DSL at their issue price over a three year period commencing in 2001. DSL may also redeem the preference shares giving appropriate notice to shareholders. If the preference shares are not redeemed by the DSL, the dividend rate increases. If DSL is sold or has an initial public offering, the preference shares must be redeemed.

   The Company paid cash of $7,508,000, including accrued interest of approximately $380,000, to purchase such shares on April 16, 1997.

8. INCOME TAXES

   Income tax expense (benefit) for the years ended December 31, 1994 and 1995, and December 28, 1996, consisted of the following components:

                                      1994      1995       1996
                                   --------- --------- -----------
Domestic
 Domestic .........................   15,000     3,650     480,000
 Foreign...........................       --        --     733,500
                                   --------- --------- -----------
  Total Current....................   15,000     3,650   1,213,500
Deferred
 Domestic..........................  263,500   300,000     112,000
 Foreign...........................       --        --    (110,500)
                                   --------- --------- -----------
  Total Deferred...................  263,500   300,000       1,500
  Total Provision for Income
  Taxes............................  278,500   303,650   1,215,000
                                   ========= ========= ===========

   Significant components of the Company's net deferred tax asset are as follows:

                                             1995          1996
                                        ------------- -------------
Deferred tax assets:
Reserves not currently deductible ......  $   206,000   $   255,000
Operating loss carryforwards ...........    1,783,000     1,507,000
Other ..................................       48,000       154,000
                                        ------------- -------------
                                            2,037,000     1,916,000
Deferred tax asset valuation allowance     (2,037,000)   (1,800,000)
                                        ------------- -------------
Net deferred tax asset..................  $        --   $   116,000
                                        ============= =============

   The Company provided a valuation allowance of $2,037,000 and $1,800,000 against deferred tax assets recorded as of December 31, 1995 and December 28, 1996, respectively, in view of, among other things, the expiration dates and other limitations on usage of the net operating loss carryforwards.

                     ARMOR HOLDINGS INC. AND SUBSIDIARIES
    NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
       YEARS ENDED DECEMBER 31, 1994 AND 1995 AND DECEMBER 28, 1996 AND THREE MONTHS ENDED MARCH 31, 1996 AND MARCH 29, 1997 (UNAUDITED)

   The following reconciles the income tax expense computed at the Federal statutory income tax rate to the provision for income taxes recorded in the income statement:

                                                            1994     1995     1996
                                                         -------- -------- --------
Provision for income taxes at statutory Federal rate ....    34%      34%      34%
State and local income taxes, net of Federal benefit ....     1%      --        3%
Foreign income taxes.....................................    --       --       32%
Other non-deductible items ..............................     5%       3%      (5)%
                                                         -------- -------- --------
                                                             40%      37%      64%
                                                         ======== ======== ========

   The Company emerged from bankruptcy on September 20, 1993 pursuant to a Plan of Reorganization which resulted in an ownership change since a substantial portion of the new stock was issued to the creditors of the Company. However, since the ownership change occurred pursuant to Chapter 11 proceedings and because more than 50% of the new stock was issued to qualifying creditors and shareholders, the Company was required to use the rules contained in Section 382(1)(5) relating to usage of net operating losses. After an ownership change,
Section 382(1)(5) requires a reduction in the amount of net operating loss carryforwards and other tax attributes.

   As of January 1, 1996, the Company had an income tax net operating loss carryforward ("NOL") of approximately $4,700,000. Effective with the change in control of the Company by Kanders Florida Holdings, Inc. on January 18, 1996, the utilization of the NOL became restricted to approximately $300,000 per year. As a result, the Company has income taxes currently payable. In previous years, the future benefits obtained by the Company from utilization of the NOL had been applied to reduce goodwill. Beginning in 1996, and for future years, amortization expenses related to this intangible will be a minimum of approximately $50,000 and a maximum of approximately $160,000 per year which is non-deductible for income tax purposes. As of December 28, 1996 the Company's net operating losses approximate $4,400,000 and expire in varying amounts in fiscal years 2006 to 2010.

9. OPERATING LEASES

   The Company leases its manufacturing facilities under a six year operating lease expiring in 1999, with an option to renew. The Company is also party to various other equipment and vehicle leases. DSL leases its London office under an operating lease expiring in 2002. Approximate total future minimum annual lease payments under all such arrangements are as follows:

 YEAR ENDING
-------------
1997.......... $  331,818
1998 .........    385,080
1999 .........    324,517
2000 .........    235,630
2001 .........    188,700
Thereafter  ..     47,175
              -----------
               $1,512,920
              ===========

   The Company incurred rent expense of approximately $167,000, $161,000 and $330,000 during the years ended December 31, 1994 and 1995 and December 28, 1996.

10. COMMITMENTS AND CONTINGENCIES

   CHAPTER 11 PROCEEDINGS -- The Company has provided for payment of certain classes of bankruptcy related claims. Such amounts include amounts with respect to claims that have been allowed

                     ARMOR HOLDINGS INC. AND SUBSIDIARIES
    NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
       YEARS ENDED DECEMBER 31, 1994 AND 1995 AND DECEMBER 28, 1996 AND THREE MONTHS ENDED MARCH 31, 1996 AND MARCH 29, 1997 (UNAUDITED)

by the Bankruptcy Court, as well as amounts with respect to claims that are still being disputed by the Company. Among the disputed claims is one in which an unsecured creditor did not originally exercise its opportunity to elect to receive stock in satisfaction of its claim, but has since asserted that it is so entitled. While there can be no assurance that the actual amounts of any such claims that are ultimately allowed by the Bankruptcy Court will not exceed the amounts reserved, the Company does not expect that any variance between such actual and reserved amounts will have a material adverse effect on the Company's financial position.

   EMPLOYMENT CONTRACTS -- The Company is party to several employment contracts with its management. Such contracts are for varying periods and include restrictions on competition after termination. These agreements provide for salaries, bonuses and other benefits and also specify and delineate the granting of various stock options.

   CONSTRUCTION CONTRACT -- At December 28, 1996, the Company has an outstanding commitment related to a new manufacturing facility construction contract of approximately $2,400,000.

   LEGAL/LITIGATION MATTERS -- In November 1989, the Federal Trade Commission ("FTC") conducted an investigation into the accuracy of the Company's claims that body armor sold by the Company between 1988 and 1990 complied with testing and certification procedures promulgated by the National Institute of Justice ("NIJ"). On November 2, 1994, the FTC issued a consent order embodying a voluntary settlement of the FTC's charges that the Company engaged in false advertising. Under the consent order, the Company admitted no violations of law but agreed to establish a Body Armor Replacement Program (the "Program") under which persons who had purchased body armor covered by the Program would be identified and offered the chance to buy new, replacement body armor at a reduced price. The consent order sets forth many detailed requirements governing the conduct of the Program, the retention of records and the avoidance of false or misleading advertising. Failure to comply with the requirements could make the Company liable for civil penalties. On January 4, 1995, the Company filed with the FTC a comprehensive Compliance Report detailing the manner in which it was performing the obligations imposed upon it by the consent order. Management has established reserves to cover the estimated cost of the above program. During the year ended December 28, 1996 the Company completed notification of persons pursuant to the program and has provided replacement armor to those persons making such request.


   On January 30, 1997, the Company commenced an action in the Supreme Court of the State of New York, New York County, against DTCoA, the sole stockholder of DTCoA and the President and Chief Executive Officer of DTCoA (collectively, the "Defendants") claiming that the Defendants breached their agreements relating to the sale of the DTCoA Assets to the Company. The relief sought by the Company includes monetary damages of approximately $515,000, plus accruals, and punitive damages. On April 3, 1997, the Defendants filed with the court an answer and counterclaims to the Company's complaint. The Defendants have denied each of the Company's allegations and have asserted several affirmative defenses. Defendants have counterclaimed for, among other things, breach of the terms of the asset purchase agreement and the authorized distributor agreement entered into in connection with the Company's acquisition of the DTCoA Assets. The Company believes that the counterclaims asserted against it are without merit, and intends to vigorously defend such counterclaims.


   In addition to the above, the Company, in the normal course of business, is subjected to claims and litigation in the areas of product and general liability. Management does not believe any of such claims will have a material impact on the Company's financial position.

11. STOCKHOLDERS' EQUITY AND PREFERRED STOCK

   CONVERTIBLE PREFERRED STOCK -- The Plan of Reorganization provided for the filing by the Company of its Restated Articles of Incorporation which authorized the issuance of 1,700,000 shares

                     ARMOR HOLDINGS INC. AND SUBSIDIARIES
    NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
       YEARS ENDED DECEMBER 31, 1994 AND 1995 AND DECEMBER 28, 1996 AND THREE MONTHS ENDED MARCH 31, 1996 AND MARCH 29, 1997 (UNAUDITED)

of $1 stated value, 3% convertible preferred stock ("preferred stock"). Pursuant to the Plan of Reorganization, the Company issued 1,700,000 shares of preferred stock.

   In 1994, 1995 and 1996, the Company elected to convert 242,857, 242,851 and 1,214,292 shares, respectively, of preferred stock to common stock at $0.97, $0.77 and $0.77 per share, respectively under conversion provisions calling for the issuance of common stock, the fair market value of which represents 110% of the aggregate stated value of the preferred stock then subject to redemption.

   The Company has authorized a series of preferred stock with such rights, privileges and preferences as the Board of Directors shall from time to time determine.

   ISSUANCE AND CONVERSION OF CONVERTIBLE DEBT -- On April 30, 1996, the Company completed a private placement of its 5% Convertible Subordinated Notes due April 30, 2001 (the "Notes") pursuant to which $11,500,000 aggregate principal amounts of Notes were sold by the Company.

   On December 18, 1996, the Notes were converted into 2,300,000 shares of common stock at a conversion price of $5.00 per share.

   STOCK OPTIONS AND GRANTS -- In 1994, the Company implemented an incentive stock plan and an outside directors' stock plan, which plans collectively provide for the granting to certain key employees of options to acquire the Company's common stock as well as providing for the grant of common stock to outside directors and to all full time employees. Pursuant to such plans, 1,050,000 shares of common stock were reserved and made available for distribution. The option prices of stock which may be purchased under the incentive stock plan are not less than the fair market value of common stock on the dates of the grants.

   Effective January 19, 1996, all stock grants awarded under the 1994 incentive stock plan were accelerated and considered fully vested.

   During 1996, the Company implemented a new incentive stock plan and a new outside directors' stock plan. Pursuant to the new plans, 1,800,000 shares of common stock were reserved and made available for distribution.

   SFAS NO. 123 REQUIRED DISCLOSURES -- If compensation cost for stock option grants had been determined based on the fair value on the grant dates for 1995 and 1996 consistent with the method prescribed by SFAS No. 123, the Company's net earnings and earnings per share would have been adjusted to the pro forma amounts indicated below:


                                      1995       1996
                                  ---------- ----------
Net earnings .......As reported     $520,153   $689,313
                    Pro forma       $519,734   $476,532
Earnings per share .As reported        $0.08       $0.08
                    Pro forma          $0.08       $0.05



   Outstanding options, consisting of ten-year incentive and non-qualified stock options, vest and become exercisable over a three year period from the date of grant. The outstanding options expire ten years from the date of grant or upon retirement from the Company, and are contingent upon continued employment during the applicable ten-year period.

   Under SFAS No. 123, the fair value of each option grant is estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted-average assumptions used for grants in 1995 and 1996: dividend yield of 0%, expected volatility of 33%, risk-free interest rates of 5.46% and 5.12%-6.44%, and expected lives of 3 years.

                     ARMOR HOLDINGS INC. AND SUBSIDIARIES
    NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
       YEARS ENDED DECEMBER 31, 1994 AND 1995 AND DECEMBER 28, 1996 AND THREE MONTHS ENDED MARCH 31, 1996 AND MARCH 29, 1997 (UNAUDITED)

   A summary of the status of stock option grants as of December 31, 1994 and 1995 and December 28, 1996 and changes during the years ending on those dates is presented below:

                                                              WEIGHTED
                                                              AVERAGE
                                                 OPTIONS   EXERCISE PRICE
                                              ----------- --------------
Granted.......................................    727,500      $0.92
Forfeited.....................................    (69,000)      0.92
                                              -----------
Outstanding at December 31, 1994..............    658,500       0.92
Granted.......................................    136,000       0.97
Forfeited.....................................    (11,000)      0.97
                                              -----------
Outstanding at December 31, 1995..............    783,500       0.93
Granted.......................................  1,068,000       5.97
Exercised.....................................    (26,467)      0.97
                                              -----------
Outstanding at December 28, 1996..............  1,825,033       3.88
                                              ===========
Options exercisable at December 28, 1996 .....    727,566      $0.92
Weighted-average fair value of options
 granted during 1996.......................... $  982,978

   The following table summarizes information about stock options outstanding at December 28, 1996:

                            WEIGHTED
                             AVERAGE
EXERCISE       OPTIONS       OPTIONS
 PRICE       OUTSTANDING   EXERCISABLE  REMAINING LIFE
---------- ------------- ------------- --------------
$0.79......     304,000      304,000         7.50
 0.97......     297,033      133,566         7.70
 1.00......      24,000       24,000         9.06
 1.05......     266,000      266,000         7.50
 3.75......     150,000                      9.05
 6.06......     150,000                      9.60
 7.19......      74,000                      9.75
 7.25......      60,000                      9.69
 7.38......      15,000                      9.71
 7.50......     375,000                      9.35
 8.00......     110,000                      9.95
           ------------- ------------- --------------
  Total....   1,825,033      727,566         8.56
           ============= ============= ==============

   Remaining non-exercisable options as of December 28, 1996 become exercisable as follows:

 1997 ...  401,467
1998 ...   348,000
1999 ...   348,000
        ----------
         1,097,467
        ==========

                     ARMOR HOLDINGS INC. AND SUBSIDIARIES
    NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
       YEARS ENDED DECEMBER 31, 1994 AND 1995 AND DECEMBER 28, 1996 AND THREE MONTHS ENDED MARCH 31, 1996 AND MARCH 29, 1997 (UNAUDITED)

   EARNINGS PER SHARE -- The following table details the number of shares used in computing primary and fully diluted earnings per share:


                                                                                       MARCH 31,   MARCH 29,
                                                     1994        1995        1996        1996         1997
                                                 ----------- ----------- ----------- ----------- ------------
                                                                                      (UNAUDITED) (UNAUDITED)
Primary:
Weighted average common shares outstanding  .....  4,625,394   4,753,999   7,966,799   6,463,644   11,827,510
Effect of shares issuable under stock option and
 stock grant plans, based on the treasury stock
 method..........................................    254,498     325,290     819,223     750,101      969,280
Effect of shares issuable under conversion of
 preferred stock ................................    922,507   1,290,383      90,548     362,191           --
                                                 ----------- ----------- ----------- ----------- ------------
                                                   5,802,399   6,369,672   8,976,570   7,575,936   12,796,790
                                                 =========== =========== =========== =========== ============
Fully diluted:
Weighted average common shares outstanding  .....  4,625,394   4,753,999   7,966,799   6,463,644   11,827,510
Effect of shares issuable under stock option and
 stock grant plans, based on the treasury stock
 method..........................................    284,319     598,191     892,326     784,913    1,038,143
Effect of shares issuable under conversion of
 preferred stock ................................    922,507   1,290,383      90,548     362,191           --
                                                 ----------- ----------- ----------- ----------- ------------
                                                   5,832,220   6,642,573   8,949,673   7,610,748   12,865,653
                                                 =========== =========== =========== =========== ============


   Primary and fully diluted earnings per share are the same amounts.

   Fully diluted earnings per share does not include the effect of shares issuable under conversion of the convertible notes as such effect is antidilutive. The weighted average common shares outstanding includes 2,300,000 shares of common stock issued on December 18, 1996 upon the conversion of the convertible notes and 1,274,217 shares of common stock issued on April 16, 1997 for the DSL Combination.

12. SUPPLEMENTAL CASH FLOW INFORMATION:

                                                      1994       1995        1996
                                                  ---------- ---------- -------------
Cash paid (received) during the year for:
Interest..........................................  $213,798   $273,538   $   520,595
Income taxes......................................  $ 15,000   $  3,400   $   (14,634)
Noncash investing and financing activities:
Capitalized lease obligation entered into for
 equipment .......................................  $ 43,451
Issuance of stock under stock plan................             $ 28,836   $   117,692
Conversion of preferred stock to common stock ....  $242,851   $242,851   $ 1,214,292
Conversion of convertible debt to common stock ...                        $10,633,136
Acquisitions (businesses, patents and
 trademarks):
Fair value of assets acquired.....................                        $25,573,241
Liabilities assumed ..............................                         (6,534,636)
Stock issued .....................................                         (6,460,580)
                                                                        -------------
Total cash paid...................................                        $12,578,025
                                                                        =============

                     ARMOR HOLDINGS INC. AND SUBSIDIARIES
    NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
       YEARS ENDED DECEMBER 31, 1994 AND 1995 AND DECEMBER 28, 1996 AND THREE MONTHS ENDED MARCH 31, 1996 AND MARCH 29, 1997 (UNAUDITED)

 13. UNCONSOLIDATED SUBSIDIARIES

   At December 28, 1996, the Company has investments in the following companies which it accounts for under the equity method of accounting for investments:

 Gorandel Trading Limited......................  50%
Jardine Securicor Gurkha Services Limited ....   20%

   The following summarizes significant financial information of these unconsolidated subsidiaries as of and for the nine months ended December 31, 1996.

 Total Assets...... $ 6,582,100
                  =============
Retained
 Earnings.........  $ 2,938,800
                  =============
Total Revenues ...  $20,720,300
                  -------------
Net Income........  $ 3,235,500
                  -------------

   As of December 28, 1996, the Company has the following balances due from affiliates:

 Receivable (included in prepaid and
 other assets).........................  $ 421,000
Accounts payable (included in accounts
 payable, accrued expenses and other
 current liabilities)..................   (815,000)
                                       -----------
                                         $(394,000)
                                       ===========

14. INFORMATION CONCERNING BUSINESS SEGMENTS AND GEOGRAPHICAL SALES

   Prior to the DSL combination, the Company operated in one business segment -- Products. This segment includes the development, manufacture and distribution of ballistic protective equipment. Since the DSL combination, the Company operates in a second business segment --Services. This segment includes devising and implementing solutions to complex security problems in high risk areas. DSL's services encompass the provision of detailed threat assessments, security planning, security training, the provision, training and supervision of specialist manpower and other services up to the implementation and management of fully integrated security systems.

                     ARMOR HOLDINGS INC. AND SUBSIDIARIES
    NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
       YEARS ENDED DECEMBER 31, 1994 AND 1995 AND DECEMBER 28, 1996 AND THREE MONTHS ENDED MARCH 31, 1996 AND MARCH 29, 1997 (UNAUDITED)

   Revenues and income from continuing operations for the year ended December 28, 1996, were as follows:

                                                        1996
                                                   -------------
Revenues:
Products...........................................  $18,011,000
Services ..........................................   12,956,000
                                                   -------------
 Total revenues....................................   30,967,000

Income from operations:
Products ..........................................    1,680,000
Services...........................................      658,000
                                                   -------------
 Total income from operations......................    2,338,000

Equity in earnings of unconsolidated subsidiaries:
Products ..........................................           --
Services ..........................................      320,000
Total .............................................      320,000

Corporate interest--net ...........................      515,000
                                                   -------------
Consolidated income before income taxes  ..........  $ 2,143,000
                                                   =============


   Identifiable assets were $28,731,000 and $20,799,000 for the Products and Services Segments, respectively, as of December 28, 1996. Depreciation and amortization was $515,000 and $303,000 and capital expenditures were $1,236,000 and $624,000 for the Products and Services Segments, respectively, for the year ended December 28, 1996.


   Information with respect to sales to principal geographic areas for the years ended December 31, 1994 and 1995 and December 28, 1996 and the three month periods ended March 31, 1996 and March 29, 1997 (unaudited) is as follows:

                                                        MARCH 31,    MARCH 31,
                 1994          1995          1996          1996         1997
            ------------- ------------- ------------- ------------ ------------
                                                       (UNAUDITED)  (UNAUDITED)
Foreign ....  $ 1,595,000   $ 1,370,000   $16,066,000   $  161,542  $ 9,460,000
Domestic  ..    9,760,000    10,371,000    14,901,000    3,105,786    5,290,305
            ------------- ------------- ------------- ------------ ------------
              $11,355,000   $11,741,000   $30,967,000   $3,267,328  $14,750,305
            ============= ============= ============= ============ ============

                              DSL GROUP LIMITED
             UNAUDITED CONSOLIDATED BALANCE SHEET--31 MARCH 1997


                                                          MAR-97
                                                          POUNDS
                                                       STERLING000
                                                        ---------
Fixed assets ...........................................
 Tangible assets........................................     952
 Investments............................................     885
                                                        ---------
                                                           1,837
Current assets .........................................
 Debtors................................................   4,864
 Cash at bank and in hand...............................      (7)
                                                        ---------
                                                           4,857
Creditors: amounts falling due within one year .........  (3,116)
                                                        ---------
Net current assets......................................   1,741

Total assets less current liabilities...................   3,578
Creditors: amounts falling due after more than one
 year...................................................  (4,577)
                                                        ---------
Net liabilities.........................................    (999)
                                                        =========
Capital and reserves ...................................
 Calling up share capital...............................     182
 Share premium account..................................   4,655
 Profit and loss account................................  (5,856)
                                                        ---------
Equity and non-equity shareholders' funds...............  (1,019)
 Equity minority interest...............................      20
                                                        ---------
                                                            (999)
                                                        =========

                               DSL GROUP LIMITED
    UNAUDITED CONSOLIDATED PROFIT AND LOSS ACCOUNT--31 MARCH 1996 AND 1997

                                                   THREE MONTHS
                                                       ENDED
                                                -----------------
                                                  MAR-96   MAR-97
                                                  POUNDS   POUNDS
                                              STERLING000STERLING000
                                                -------- --------
Turnover........................................  5,000    5,130
Cost of sales...................................  4,377    4,115
                                                -------- --------
Gross profit....................................    623    1,015
Administrative expenses.........................    447      702
                                                -------- --------
Operating profit................................    176      313
Income from interest in associated
 undertakings...................................    166      168
Interest payable and similar charges, net ......    (40)     (67)
                                                -------- --------
Profit on ordinary activities before taxation ..    302      414
Tax on profit on ordinary activities............    157      207
                                                -------- --------
Profit on ordinary activities after taxation ...    145      207
Dividends--non-equity...........................     --       88
                                                -------- --------
Retained income for the financial period .......    145      119
                                                ======== ========

                               DSL GROUP LIMITED
      UNAUDITED CONSOLIDATED CASH FLOW STATEMENT -31 MARCH 1996 AND 1997

                                                                        MAR-96   MAR-97
                                                                        POUNDS   POUNDS
                                                                    STERLING000STERLING000
                                                                      -------- --------
Net cash (outflow) inflow from operating activities...................    686     (420)
Returns on investments and servicing of finance

 Interest received....................................................     21       20
 Interest paid........................................................    (61)     (87)
 Dividends received from associated undertakings......................    102       24
                                                                      -------- --------
Net cash (outflow) inflow from returns on investments and servicing
 of finance...........................................................     62      (43)
Taxation

 Overseas tax paid....................................................   (130)      --
                                                                      -------- --------
Net tax paid..........................................................   (130)      --
Investing activities

 (Purchase) sale of tangible fixed assets.............................     16     (122)
                                                                      -------- --------
Net cash outflow from investing activities............................     16     (122)
Financing.............................................................     --       --
                                                                      -------- --------
(Decrease) increase in cash and cash equivalents......................    634     (585)
                                                                      ======== ========

                               DSL GROUP LIMITED
               NOTES TO UNAUDITED INTERIM FINANCIAL STATEMENTS

1. SUMMARY OF SIGNIFICANT DIFFERENCES BETWEEN UNITED KINGDOM AND UNITED STATES OF AMERICA GENERALLY ACCEPTED ACCOUNTING PRINCIPLES. The group's consolidated financial statements are prepared in conformity with generally accepted accounting principles applicable in the United Kingdom (UK GAAP), which differ in certain significant respects from those applicable in the United States of America (US GAAP). These differences, together with the approximate effects of the adjustments on profit attributable to shareholders and shareholders' funds, relate principally to the items set out below:

   (a) Goodwill

   Under UK GAAP, goodwill arising from acquisitions is written off against shareholders' funds. Under US GAAP, goodwill is capitalized and amortized over its estimated useful life. For the purpose of calculating the amortization of goodwill, a life of 25 years has been assumed.

   (b) Cash flows

   The principal difference between UK GAAP and US GAAP is in respect of classification. Under UK GAAP, the group presents its cash flows for operating activities, returns on investments and servicing of finance, taxation, investing activities, and financing activities. US GAAP requires only three categories of cash flow activities which are operating, investing and financing. Cash flows arising from taxation and returns on investments and servicing of finance under UK GAAP would, with the exception of dividends paid, be included as operating activities under US GAAP; dividend payments would be included as a financing activity under US GAAP. In addition, under UK GAAP, cash and cash equivalents include short term borrowings which under US GAAP would be presented as financing activities.

   Approximate effect on profit attributable to shareholders of differences between UK and US GAAP:

                                                               THREE MONTHS ENDED
                                                                 MARCH 31, 1997
                                                               POUNDS STERLING000
                                                              ------------------
Profit attributable to shareholders in conformity with UK
 GAAP.........................................................        207
Adjustments:
 Goodwill.....................................................         95
                                                              ------------------
Profit attributable to shareholders in conformity with US
 GAAP.........................................................        112
                                                              ==================

   Approximate cumulative effect on shareholders' funds of differences between UK and US GAAP:

                                                               THREE MONTHS ENDED
                                                                 MARCH 31, 1997
                                                               POUNDS STERLING000
                                                              ------------------
Shareholders' funds in conformity with UK GAAP................        (999)
Adjustments:
 Goodwill.....................................................       5,697
                                                              ------------------
Profit attributable to shareholders in conformity with US
 GAAP.........................................................       4,698
                                                              ==================

                              DSL GROUP LIMITED
                      CONSOLIDATED FINANCIAL STATEMENTS
                               31 DECEMBER 1996

INDEPENDENT AUDITORS' REPORT
TO THE BOARD OF DIRECTORS AND SHAREHOLDERS OF DSL GROUP LIMITED

   We have audited the accompanying consolidated balance sheet of DSL Group Limited and subsidiaries at 31 December 1996 and the related consolidated profit and loss account, consolidated statement of total recognised gains and losses, reconciliation of movements in shareholders' funds and consolidated cash flow statement for the period from 3 June 1996 (date of incorporation) to 31 December 1996. These consolidated financial statements are the responsibility of the management of DSL Group Limited. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

   We conducted our audit in accordance with auditing standards generally accepted in the United Kingdom and in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

   In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of DSL Group Limited and subsidiaries at 31 December 1996 and the results of their operations and their cash flows for the period from 3 June 1996 to 31 December 1996, in conformity with generally accepted accounting principles in the United Kingdom.

   Accounting principles generally accepted in the United Kingdom vary in certain significant respects from accounting principles generally accepted in the United States of America. Application of accounting principles generally accepted in the United States would have affected profit attributable to shareholders for the period from 3 June 1996 to 31 December 1996 and shareholders' funds at 31 December 1996, to the extent summarised in Note 24 to the consolidated financial statements.

KPMG
Chartered Accountants
Registered Auditors
London, England
15 April 1997

                              DSL GROUP LIMITED
                     CONSOLIDATED PROFIT AND LOSS ACCOUNT
                    for the period ended 31 December 1996

                                                                       PERIOD FROM
                                                                     INCORPORATION TO
                                                                       31 DECEMBER
                                                                           1996
                                                                          POUNDS
                                                               NOTE    STERLING000
                                                             ------ ----------------
TURNOVER ....................................................    2         7,968
Cost of sales ...............................................             (6,330)
                                                                    ----------------
GROSS PROFIT ................................................              1,638
Administrative expenses (includes exchange gain of pounds
 sterling326,000) ...........................................             (1,133)
                                                                    ----------------
OPERATING PROFIT ............................................                505
Income from interests in associated undertakings  ...........                197
Other interest receivable and similar income ................                 31
Interest payable and similar charges ........................    6          (192)
                                                                    ----------------
PROFIT ON ORDINARY ACTIVITIES BEFORE TAXATION ...............    3           541
Tax on profit on ordinary activities ........................    7          (451)
                                                                    ----------------
PROFIT ON ORDINARY ACTIVITIES AFTER TAXATION ................                 90
Equity minority interests ...................................   16            (3)
                                                                    ----------------
PROFIT ATTRIBUTABLE TO SHAREHOLDERS .........................                 87
Dividends--non-equity .......................................    8          (147)
                                                                    ----------------
RETAINED LOSS FOR THE FINANCIAL PERIOD ......................   15           (60)
                                                                    ================

                                            PERIOD FROM
                                          INCORPORATION TO
                                            31 DECEMBER
                                                1996
                                               POUNDS
                                            STERLING000
                                         ----------------
RETAINED LOSS FOR THE FINANCIAL
 PERIOD
The company ..........................            20
Subsidiary undertakings ..............          (226)
Associated undertakings ..............           146
                                         ----------------
                                                 (60)
                                         ================

All results for the period are attributable to acquisitions in continuing activities.

                               DSL GROUP LIMITED
                          CONSOLIDATED BALANCE SHEET
                             at 31 December 1996

                                                                 31 DECEMBER 1996
                                                               -------------------
                                                                 POUNDS     POUNDS
                                                                STERLING   STERLING
                                                        NOTE       000       000
                                                        ----    --------   --------
FIXED ASSETS
Tangible assets ........................................    9                 906
Investments ............................................   10                 746
                                                                         ---------
                                                                            1,652
CURRENT ASSETS
Debtors ................................................   11     4,181
Cash at bank and in hand ...............................            578
                                                               ---------
                                                                  4,759
CREDITORS: amounts falling due within one year  ........   12    (4,305)
                                                               ---------
NET CURRENT ASSETS .....................................                      454
                                                                         ---------
TOTAL ASSETS LESS CURRENT LIABILITIES ..................                    2,106
CREDITORS: amounts falling due after more than one year
                                                           13              (3,330)
                                                                         ---------
NET LIABILITIES ........................................                   (1,224)
                                                                         =========
CAPITAL AND RESERVES
Called up share capital ................................   14                 182
Share premium account ..................................   15               4,656
Profit and loss account ................................   15              (6,080)
                                                                         ---------
EQUITY AND NON-EQUITY SHAREHOLDERS' FUNDS ..............                   (1,242)
Equity minority interests ..............................   16                  18
                                                                         ---------
                                                                           (1,224)
                                                                         =========

                               DSL GROUP LIMITED
                       CONSOLIDATED CASH FLOW STATEMENT
                    for the period ended 31 December 1996

                                                                        PERIOD FROM
                                                                     INCORPORATION TO
                                                                     31 DECEMBER 1996
                                                                   -------------------
                                                                      POUNDS     POUNDS
                                                                     STERLING   STERLING
                                                             NOTE       000       000
                                                             ----    --------   --------

NET CASH OUTFLOW FROM OPERATING ACTIVITIES .................   21                 (57)
RETURNS ON INVESTMENTS AND SERVICING OF FINANCE
 Interest received .........................................             31
 Interest paid .............................................           (167)
 Dividends received from associated undertakings  ..........            197
                                                                   ---------
NET CASH INFLOW FROM RETURNS ON INVESTMENTS AND SERVICING
 OF FINANCE ................................................                       61
TAXATION
 UK tax refunded ...........................................             43
 Overseas tax paid .........................................            (34)
                                                                   ---------
NET TAX REFUNDED ...........................................                        9
INVESTING ACTIVITIES
 Purchase of tangible fixed assets .........................           (415)
 Purchase of subsidiary undertaking (net of cash and cash
  equivalents acquired) ....................................         (8,775)
                                                                   ---------
NET CASH OUTFLOW FROM INVESTING ACTIVITIES .................                   (9,190)
                                                                             ---------
NET CASH OUTFLOW BEFORE FINANCING ..........................                   (9,177)
                                                                             =========
FINANCING
 Issue of ordinary share capital ...........................         (4,838)
 New loans .................................................         (4,394)
                                                                   ---------
NET CASH INFLOW FROM FINANCING .............................                   (9,232)
INCREASE IN CASH AND CASH EQUIVALENTS ......................   22                  55
                                                                             ---------
                                                                               (9,177)
                                                                             =========

                               DSL GROUP LIMITED
         CONSOLIDATED STATEMENT OF TOTAL RECOGNISED GAINS AND LOSSES
                    for the period ended 31 December 1996

                                      PERIOD FROM
                                    INCORPORATION TO
                                      31 DECEMBER
                                          1996
                                         POUNDS
                                      STERLING000
                                   ----------------
LOSS FOR THE FINANCIAL PERIOD  ....        (60)
Exchange adjustments ..............       (167)
                                   ----------------
TOTAL GAINS AND LOSSES RECOGNISED
                                          (227)
                                   ================

              RECONCILIATION OF MOVEMENTS IN SHAREHOLDERS' FUNDS
                    for the period ended 31 December 1996

                                       POUNDS
                                    STERLING000
                                     ---------
PROFIT ATTRIBUTABLE TO SHAREHOLDERS..      87
Dividends ...........................    (147)
                                     ---------
                                          (60)
Exchange adjustments ................    (167)
Share capital issued ................   4,838
Goodwill written off ................  (5,853)
                                     ---------
DECREASE IN SHAREHOLDERS' FUNDS  ....  (1,242)
Opening shareholders' funds .........      --
                                     ---------
CLOSING SHAREHOLDERS' FUNDS .........  (1,242)
                                     =========

                              DSL GROUP LIMITED
                                    NOTES
                  (forming part of the financial statements)

1. ACCOUNTING POLICIES

   The following accounting policies have been applied consistently in dealing with items which are considered material in relation to the group's financial statements.

 BASIS OF PREPARATION

   The financial statements have been prepared in accordance with applicable accounting standards and under the historical cost accounting rules.

 BASIS OF CONSOLIDATION

   The group's financial statements consolidate the results of DSL Group Limited and all its subsidiary undertakings with effect from the date of acquisition on 31 July 1996 until 31 December 1996. In respect of associated undertakings, the group includes its share of post acquisition profits and losses in the consolidated profit and loss account and its share of post acquisition retained profits or accumulated deficits in the consolidated balance sheet.

   The consolidated financial statements are based on the reported results of subsidiary undertakings and associated undertakings, which are based on the financial statements of these companies whose period ends are coterminous with or end three months before those of the parent company, and on management accounts where appropriate for the period from 1 October to 31 December 1996.

   The acquisition method of accounting has been adopted. Under this method, the results of subsidiary and associated undertakings acquired or disposed of in the period are included in the consolidated profit and loss account from the date of acquisition or up to the date of disposal. Goodwill arising on consolidation (representing the excess of the fair value of the consideration given over the fair value of the separable net assets acquired) is written off against reserves on acquisition.

 FIXED ASSETS AND DEPRECIATION

   Depreciation is provided by the group to write off the cost less the estimated residual value of tangible fixed assets by equal instalments over their estimated useful economic lives as follows:

 Freehold land and buildings             --  not depreciated
Short leasehold land and buildings       --  term of lease
Plant and machinery                      --  20%-25% per annum
Fixtures and fittings                    --  20% per annum

 FOREIGN CURRENCIES

   Transactions in foreign currencies are recorded using the rate of exchange ruling at the date of the transaction. Monetary assets and liabilities denominated in foreign currencies are translated using the rate of exchange ruling at the balance sheet date and the gains or losses on translation are included in the profit and loss account.

   For consolidation purposes, the assets and liabilities of overseas subsidiary undertakings and associated undertakings are translated at the closing exchange rates and the profit and loss accounts are translated at the average exchange rates. Exchange differences arising on these translations are taken to reserves.

   Subsidiaries operating in hyper-inflationary economies adjust the local currency financial statements to reflect current price levels before translation.

                              DSL GROUP LIMITED
                              NOTES (CONTINUED)

  LEASES

   Where the group enters into a lease which entails taking substantially all the risks and rewards of ownership of an asset, the lease is treated as a 'finance lease'. The asset is recorded in the balance sheet as a tangible fixed asset and is depreciated over its estimated useful life or the term of the lease, whichever is shorter. Future instalments under such leases, net of finance charges, are included within creditors. Rentals payable are apportioned between the finance element, which is charged to the profit and loss account, and the capital element which reduces the outstanding obligation for future instalments.

   All other leases are accounted for as 'operating leases' and the rental charges are charged to the profit and loss account on a straight line basis over the life of the lease.

 PENSIONS

   The group operates a defined contribution pension scheme. The assets of the scheme are held separately from those of the group in an independently administered fund. The amount charged against profits represents the contributions payable to the scheme in respect of the accounting period.

 TURNOVER

   Turnover represents the amounts (excluding value added tax) derived from the provision of goods and services to third party customers during the period.

 TAXATION

   The charge for taxation is based upon the profit for the period and takes into account deferred taxation on timing differences. Provision is made for deferred taxation if there is reasonable evidence that such tax will be payable in the foreseeable future.

2. SEGMENTAL INFORMATION

   The table below sets out information on turnover for each of the group's geographic areas of operation.

                   PERIOD FROM
                 INCORPORATION TO
                   31 DECEMBER
                       1996
                ----------------
                      POUNDS
                   STERLING000
United Kingdom          299
Rest of Europe          197
Asia ...........         43
Africa .........      4,877
Americas .......      2,358
Middle East  ...        194
                ----------------
                      7,968
                ================


   In the opinion of the directors there is one class of business.

                              DSL GROUP LIMITED
                              NOTES (CONTINUED)

 3. PROFIT ON ORDINARY ACTIVITIES BEFORE TAXATION

                                                                        PERIOD FROM
                                                                      INCORPORATION TO
                                                                        31 DECEMBER
                                                                            1996
                                                                     ----------------
                                                                           POUNDS
                                                                        STERLING000
PROFIT ON ORDINARY ACTIVITIES BEFORE TAXATION IS STATED

AFTER CHARGING
Auditors' remuneration:
 Audit...............................................................       105
 Other services......................................................        32
Depreciation of fixed assets:
 Owned...............................................................        67
 Leased..............................................................        22
Hire of plant and machinery--rentals payable under operating leases          42
Hire of other assets--rentals payable under operating leases  .......        83
                                                                     ================
AFTER CREDITING
Exchange gains ......................................................       326
                                                                     ================

   The total amount charged to revenue for the hire of plant and machinery amounted to pounds sterling72,000. For the period ended 31 December 1996 this comprises rentals payable under operating leases and depreciation on plant and machinery held under finance leases together with the related finance charges.

4. REMUNERATION OF DIRECTORS AND DIRECTORS' INTERESTS

                                    PERIOD FROM
                                  INCORPORATION TO
                                    31 DECEMBER
                                        1996
                                 ----------------
                                       POUNDS
                                    STERLING000
Directors' emoluments ...........       112
Amounts paid to third parties in
 respect of directors' services          77
                                 ----------------
                                        189
                                 ================

   Benefits in kind include employers' pension contributions and health insurance.

   The emoluments, excluding pension contributions, of the chairman were:

                                                PERIOD FROM
                                              INCORPORATION TO
                                                31 DECEMBER
                                                    1996
                                             ----------------
                                              POUNDS STERLING
AGA Morrison from 31 July to 1 December
 1996........................................      38,808
C Mackay from 1 to 31 December 1996..........       1,667

   The emoluments, excluding pension contributions, of the highest paid director were pounds sterling48,510.

                              DSL GROUP LIMITED
                              NOTES (CONTINUED)

   The emoluments, excluding pension contributions, of the directors (including the chairman and highest paid director) were within the following ranges:

                                                     NUMBER OF DIRECTORS
                                                         PERIOD FROM
                                                       INCORPORATION TO
                                                         31 DECEMBER
                                                             1996
                                                          ----------
     pounds sterling0 --  pounds sterling5,000  ........     4
pounds sterling15,001 --  pounds sterling20,000 ........     2
pounds sterling40,001 --  pounds sterling45,000 ........     1
pounds sterling45,001 --  pounds sterling50,000 ........     2
                       -----------------------

 SHARES

   The interests of the directors of DSL Group Limited in office as at 31 December 1996 (including family interests) in the shares of group companies are as follows:

                                                 INTEREST    INTEREST AT
                                    CLASS OF     AT END OF    BEGINNING
                     COMPANY         SHARE        PERIOD      OF PERIOD
                --------------- -------------- ----------- -------------
AGA Morrison  ..       DSL Group         pounds    16,551           --
                         Limited      sterling1
                                       ordinary
                                     "A" shares

AGA Morrison  ..       DSL Group         pounds     6,207           --
                         Limited      sterling1
                                       ordinary
                                     "B" shares

AGA Morrison  ..    DSL Holdings         pounds        --            1
                         Limited      sterling1
                                       ordinary
                                         shares

AGA Morrison  .. Defence Systems         pounds         1            1
                   International      sterling1
                         Limited       ordinary
                                         shares

AGA Morrison  .. Defence Systems         pounds         1           --
                         Limited      sterling1
                                       ordinary
                                         shares

AGA Morrison  .. Defence Systems        P$1,000     1,900*       1,900*
                     Colombia SA       ordinary
                                         shares

RN Bethell .....       DSL Group         pounds    11,034           --
                         Limited      sterling1
                                       ordinary
                                     "A" shares

RN Bethell ..... Defence Systems        P$1,000     1,900*       1,900*
                     Colombia SA       ordinary
                                         shares

------------
* this represents 1% of the company's total share capital denominated in Colombian pesos and is held in trust on behalf of DSL Holdings Limited.

 SHARE OPTIONS

   According to the register of directors' interests, no rights to subscribe for shares in group companies were held by or granted to any of the directors or their immediate families, or exercised by them, during the financial period except as indicated below.

  To acquire pounds sterling1 ordinary shares in DSL Holdings Limited:

   At 3 June 1996 AGA Morrison had an option to purchase 73,332 pounds sterling1 ordinary shares in DSL Holdings Limited. This option was exercised on 31 July 1996.

                              DSL GROUP LIMITED
                              NOTES (CONTINUED)

   At 3 June 1996 RN Bethell held an option to acquire 25,000 pounds sterling1 ordinary shares in DSL Holdings Limited from Hambro Group Investments Limited. This option was exercised on 31 July 1996.

  OTHER INTERESTS

   At the end of the period AGA Morrison had an amount outstanding to a subsidiary company of pounds sterling1,127, which was repaid subsequent to the period end.

5. STAFF NUMBERS AND COSTS

   The average number of persons employed by the group (including directors) during the period, analysed by category, was as follows:

                                NUMBER OF EMPLOYEES
                                    PERIOD FROM
                                 INCORPORATION TO
                                 31 DECEMBER 1996
                               -------------------
Security services .............        2,128
Management and administration             65
Operatives ....................           27
                               -------------------
                                       2,220
                               ===================

   The aggregate payroll costs of these persons were as follows:

                                      PERIOD FROM
                                    INCORPORATION TO
                                      31 DECEMBER
                                          1996
                                   ----------------
                                         POUNDS
                                      STERLING000
Wages and salaries ................      3,394
Social security costs .............        211
Other pension costs (see note 20)           73
                                   ----------------
                                         3,678
                                   ================

6. INTEREST PAYABLE AND SIMILAR CHARGES

                                                                         PERIOD FROM
                                                                       INCORPORATION TO
                                                                         31 DECEMBER
                                                                             1996
                                                                      ----------------
                                                                            POUNDS
                                                                         STERLING000
On bank loans, overdrafts and other loans wholly repayable within
 five years ..........................................................       184
Finance charges payable in respect of finance leases and hire
 purchase contracts ..................................................         8
                                                                      ----------------
                                                                             192
                                                                      ================

                              DSL GROUP LIMITED
                              NOTES (CONTINUED)

 7. TAXATION

                                                   PERIOD FROM
                                                 INCORPORATION TO
                                                   31 DECEMBER
                                                       1996
                                                ----------------
                                                      POUNDS
                                                   STERLING000
UK corporation tax .............................        39
Overseas taxation ..............................       361
Tax attributable to the share of profits of the
 associated undertakings .......................        51
                                                ----------------
                                                       451
                                                ================

   No deferred tax provision has been made for the UK corporation tax which would become payable if further dividends were declared by associated companies from accumulated reserves.

   No deferred tax is provided in respect of the accumulated reserves of overseas subsidiary companies as there is no current intention to remit profits to the UK.

8. DIVIDENDS

                                              PERIOD FROM
                                            INCORPORATION TO
                                              31 DECEMBER
                                                  1996
                                           ----------------
                                                 POUNDS
                                              STERLING000
Proposed dividend on 8% preference shares         147
                                           ================

   Preference dividends are payable on 31 January and 31 July each year, the first payment falling due on 31 July 1997.

                              DSL GROUP LIMITED
                              NOTES (CONTINUED)

 9. TANGIBLE FIXED ASSETS

                                                      FIXTURES
                              LAND AND    PLANT AND     AND
                              BUILDINGS   MACHINERY   FITTINGS   TOTAL
                            ----------- ----------- ---------- -------
                              POUNDS      POUNDS       POUNDS   POUNDS
                             STERLING    STERLING     STERLING STERLING
                                000        000          000      000
COST
At incorporation............      --           --         --        --
Acquisition of DSL
 Holdings...................      69          855        473     1,397
Currency translation........      --          (23)        (8)      (31)
Additions...................      --          321         94       415
Disposals...................      --         (135)       (31)     (166)
                            ----------- ----------- ---------- -------

At 31 December 1996.........      69        1,018        528     1,615
                            ----------- ----------- ---------- -------

DEPRECIATION
At incorporation............      --           --         --        --
Acquisition of DSL
 Holdings...................     (46)        (458)      (283)     (787)
Currency translation........      --           13          4        17
Charge for period...........      (3)         (72)       (14)      (89)
On disposals................      --          119         31       150
                            ----------- ----------- ---------- -------

At 31 December 1996.........     (49)        (398)      (262)     (709)
                            ----------- ----------- ---------- -------

NET BOOK VALUE
AT 31 DECEMBER 1996 ........      20          620        266       906
                            =========== =========== ========== =======

ANALYSIS OF NET BOOK VALUE OF LAND AND BUILDINGS

                  31 DECEMBER
                     1996
                -------------
                    POUNDS
                  STERLING000
Freehold........      13
Short
 leasehold......       7
                -------------
                      20
                =============

   Included in the total net book value of plant and machinery is pounds sterling244,463 in respect of assets held under finance leases and similar hire purchase contracts. Depreciation for the period on these assets was pounds sterling22,490.

                              DSL GROUP LIMITED
                              NOTES (CONTINUED)

 10. FIXED ASSET INVESTMENTS

                                                                 TOTAL
                                GORANDEL  JARDINE SECURICOR GROUP INTERESTS
                                TRADING    GURKHA SERVICES   IN ASSOCIATED
                                LIMITED        LIMITED       UNDERTAKINGS
                              ---------- ----------------- ---------------
                                 POUNDS        POUNDS           POUNDS
                              STERLING000    STERLING000      STERLING000
At beginning of period .......     --             --               --
Acquired during the period  ..    702            154              856
Retained profits less losses       36            110              146
Movement on exchange..........    (59)            --              (59)
Less: Dividends received  ....     --           (197)            (197)
                              ---------- ----------------- ---------------
At end of period .............    679             67              746
                              ========== ================= ===============

   Gorandel Trading Limited and Jardine Securicor Gurkha Services Limited are both associated undertakings of DSL Group Limited and therefore can be considered to be related parties under Financial Reporting Standard 8.

   Certain expenses are borne by a group company and recharged to Gorandel Trading Limited and the balance receivable by the group as at 31 December 1996 was pounds sterling247,860. A loan was payable by the group to Gorandel Trading Limited of pounds sterling479,130.

   The companies which are material to the results of DSL Group Limited are as follows:

                                                      PRINCIPAL         % SHARES      COUNTRY OF
SUBSIDIARY UNDERTAKINGS                               ACTIVITY            HELD       INCORPORATION
                                               --------------------- ------------ -----------------
DSL Holdings Limited* .........................       Holding Company      100%                UK(1)
Defence Systems International Limited  ........     Security Services      100%                UK(1)
Defence Systems Limited .......................     Security Services      100%                UK(1)
                                                       Asset Recovery
Brooksight Limited ............................              Services      100%                UK(1)
US Defense Systems Inc ........................     Security Services      100%                  USA
DSL Security (Asia) Private Limited ...........     Security Services      100%            Singapore
Defence Systems Colombia SA** .................     Security Services     97.5%             Colombia
DSL (Overseas) Limited ........................       Holding Company      100%               Cyprus
Defence Systems (Jersey) Limited ..............     Security Services      100%                   UK

ASSOCIATED UNDERTAKINGS
Gorandel Trading Limited ......................     Security Services       50%               Cyprus
Jardine Securicor Gurkha Services Limited  ....     Security Services       20%            Hong Kong

------------
(1)    Registered in England and Wales.
*      Owned directly by DSL Group Limited.
** 94.5% of the shares held are owned directly by DSL Holdings Limited and 3% are held in trust on its behalf.

                              DSL GROUP LIMITED
                              NOTES (CONTINUED)

 11. DEBTORS

                                                    31 DECEMBER
                                                       1996
                                                  -------------
                                                      POUNDS
                                                    STERLING000
AMOUNTS FALLING DUE WITHIN ONE YEAR
Trade debtors ....................................     2,680
ACT recoverable ..................................        37
Amounts recoverable from associated undertakings         248
Amounts receivable in respect of group relief  ...        97
Other debtors ....................................       816
Prepayments and accrued income ...................       303
                                                  -------------
                                                       4,181
                                                  =============

12. CREDITORS: AMOUNTS FALLING DUE WITHIN ONE YEAR

                                                                31 DECEMBER
                                                                   1996
                                                              -------------
                                                                  POUNDS
                                                                STERLING000
Bank loan ....................................................       805
Bank overdrafts ..............................................       347
Amounts payable in respect of finance leases .................       108
Deferred consideration for acquisition of DSL Holdings
 Limited......................................................       400
Trade creditors ..............................................       465
Amounts owed to associated undertakings ......................       479
Dividends payable.............................................       147
Other creditors including taxation and social security:
 Corporation tax .............................................        79
 ACT payable .................................................        37
 Other taxes and social security .............................        70
 Other creditors .............................................     1,009
Accruals and deferred income .................................       359
                                                              -------------
                                                                   4,305
                                                              =============

   The bank loan is secured by fixed and floating charges over the assets of DSL Group Limited.

13. CREDITORS: AMOUNTS FALLING DUE AFTER MORE THAN ONE YEAR

                                                31 DECEMBER
                                                   1996
                                              -------------
                                                  POUNDS
                                                STERLING000
Bank loan (denominated in US$) ...............     3,222
Amounts payable in respect of finance leases         108
                                              -------------
                                                   3,330
                                              =============

   The bank loan is secured by fixed and floating charges over the assets of DSL Group Limited.

                              DSL GROUP LIMITED
                              NOTES (CONTINUED)

14. CALLED UP SHARE CAPITAL

                                                                            1996
                                                                    ------------------
                                                                                POUNDS
                                                                               STERLING
                                                                       NO.       000
                                                                    ----------- ------
AUTHORIZED
Preference shares
Preference shares of pounds sterling0.01 each ...................  4,400,000     44
                                                                              ======
Ordinary shares
Ordinary shares of pounds sterling1 each        "A"..............     27,585     28
Ordinary shares of pounds sterling1 each        "B"..............      6,207      6
Ordinary shares of pounds sterling1 each        "C"..............      4,137      4
                                                                 ----------- ------
                                                                      37,929     38
                                                                 =========== ======
Preferred ordinary shares
Preferred ordinary shares of pounds sterling1 each ..............    100,000    100
                                                                             ------
                                                                                182
                                                                             ======
ALLOTTED, CALLED UP AND FULLY PAID
Preference shares
Preference shares of pounds sterling0.01 each ...................  4,400,000     44
                                                                             ======
Ordinary shares
Ordinary shares of pounds sterling1 each        "A"..............     27,585     28
Ordinary shares of pounds sterling1 each        "B"..............      6,207      6
Ordinary shares of pounds sterling1 each        "C"..............      4,137      4
                                                                 ----------- ------
                                                                      37,929     38
                                                                 =========== ======
Preferred ordinary shares
Preferred ordinary shares of pounds sterling1 each ..............    100,000    100
                                                                             ------
                                                                                182
                                                                             ======

   The shares were allotted on 31 July 1996 for pounds sterling4,838,000 and an amount of pounds sterling4,656,000 was transferred to the share premium account. The proceeds from the allotment were used primarily to acquire shares in DSL Holdings Limited.

 SUMMARY OF RIGHTS OF PREFERENCE SHARES

 Dividends

   The preference shares are eligible for dividends at a rate of 8% per annum of the issue price of the shares, payable in two equal instalments on 31 January and 31 July each year, commencing on 31 July 1997.

 Priority on winding up

   The preference shareholders have priority over the ordinary shareholders on the winding up of the company and are entitled to receive the issue price of the shares plus any accrued preference dividends. They have no entitlement to any surplus following repayment of the share capital and accrued dividends.

 Voting rights

   The preference shareholders are entitled to receive notice of general meetings but are not entitled to attend or vote except in respect of certain resolutions concerning the winding up of the company or the reduction of the share capital or the variation of the rights of the shares.

                              DSL GROUP LIMITED
                              NOTES (CONTINUED)

 15. SHARE PREMIUM AND RESERVES AND SHAREHOLDERS' FUNDS

                                                       SHARE     PROFIT
                                                      PREMIUM   AND LOSS
                                                      ACCOUNT   ACCOUNT
                                                    --------- ----------
                                                      POUNDS     POUNDS
                                                   STERLING000 STERLING000
At incorporation ...................................      --         --
Arising on shares issued in period .................   4,656         --
Retained loss for period ...........................      --        (60)
Goodwill written off on acquisition of DSL Holdings
 Limited............................................      --     (5,853)
Exchange adjustments ...............................      --       (167)
                                                    --------- ----------
AT 31 DECEMBER 1996 ................................   4,656     (6,080)
                                                    ========= ==========

 Shareholders' funds

   Of the total amount of shareholders' funds of the group of pounds sterling(1,242,000) at 31 December 1996, an amount of pounds sterling4,400,000 is attributable to non-equity interests and an amount of pounds sterling(5,642,000) is attributable to equity interests.

16. MINORITY INTERESTS

                                  POUNDS
                              STERLING000
At beginning of period .........    --
Acquired during the period  ....    15
Retained profit for period  ....     3
                                --------
At 31 December 1996 ............    18
                                ========

17. CONTINGENT LIABILITIES

   A cross composite guarantee has existed since 1 August 1996 between DSL Holdings Limited, Defence Systems Limited, DSL Security (Asia) Private Limited and Brooksight Limited.

18. COMMITMENTS

     (i) There were no authorised or contracted capital commitments unprovided for at 31 December 1996.

     (ii) Annual commitments under non-cancellable operating leases are as follows:


                                                   31 DECEMBER
                                                      1996
                                            -----------------------
                                               LAND AND
                                               BUILDINGS     OTHER
                                            ------------- ---------
                                                POUNDS      POUNDS
                                              STERLING000 STERLING000
Operating leases which expire:
 Within one year ...........................      --          12
 In the second to fifth years inclusive  ...      --          30
 Over five years ...........................      83          --
                                            ------------- ---------
                                                  83          42
                                            ============= =========

                              DSL GROUP LIMITED
                              NOTES (CONTINUED)

 19. GUARANTEES

   There were liabilities of pounds sterling103,000 under documentary credit guarantees outstanding at 31 December 1996.

20. PENSION SCHEME

   The group operates a defined contribution pension scheme. The assets of the scheme are held separately from those of the group in an independently administered fund. The pension charge for the period represents the contributions payable by the group to the scheme and amounted to pounds sterling73,000.

21. RECONCILIATION OF OPERATING PROFIT TO NET CASH OUTFLOW FROM OPERATING ACTIVITIES

                                               PERIOD FROM
                                             INCORPORATION TO
                                               31 DECEMBER
                                                   1996
                                            ----------------
                                                  POUNDS
                                               STERLING000
Operating profit ...........................        505
Depreciation charge ........................         89
Loss on sale of tangible fixed assets  .....         16
Increase in debtors ........................       (692)
Increase in creditors ......................         25
                                            ----------------
Net cash outflow from operating activities          (57)
                                            ================

22. ANALYSIS OF CHANGES IN CASH AND CASH EQUIVALENTS

                                                 CASH    OVERDRAFT    NET
                                               ------- -----------  ------
                                                POUNDS    POUNDS     POUNDS
                                            STERLING000 STERLING000 STERLING000
Balance at incorporation ......................    --        --        --
Net cash inflow before adjustments for foreign
 exchange rate changes.........................   769      (714)       55
Effect of foreign exchange rate changes  ......  (191)      367       176
                                               ------- -----------  ------
Balance at 31 December 1996 ...................   578      (347)      231
                                               ======= ===========  ======

                              DSL GROUP LIMITED
                              NOTES (CONTINUED)

 23. ACQUISITION OF DSL HOLDINGS LIMITED

   On 31 July 1996 100% of the share capital of DSL Holdings Limited was acquired. The fair values of the assets acquired were deemed to be equal to their book values.

                                                    POUNDS
                                                 STERLING000
                                                  ---------
NET ASSETS ACQUIRED
Tangible fixed assets ............................     610
Investments in associated companies ..............     856
Debtors ..........................................   4,015
Bank loans and overdrafts ........................  (1,555)
Creditors ........................................  (2,144)
Minority shareholders' interests .................     (15)
                                                  ---------
                                                     1,767
Goodwill .........................................   5,853
                                                  ---------
                                                     7,620
                                                  =========
Satisfied by
Cash consideration (including costs of pounds
 sterling668,000) ................................   7,220
Deferred consideration (payable within one year)       400
                                                  ---------
                                                     7,620
                                                  =========

   The consolidated profit and loss account includes the results of the company and its subsidiaries and associates with effect from the date of acquisition of DSL Holdings Limited on 31 July 1996.

   The proforma consolidated results of DSL Group Limited (being the consolidated results of DSL Holdings Limited from 1 April 1995 to 31 July 1996 and DSL Group Limited from 1 August to 31 December 1996) for the nine month period ended 31 December 1996 and the twelve month period ended 31 March 1996 are summarised below:

                                                         NINE MONTH
                                                        PERIOD ENDED   YEAR ENDED
                                                        31 DECEMBER     31 MARCH
                                                            1996          1996
                                                      -------------- ------------
                                                           POUNDS        POUNDS
                                                        STERLING000   STERLING000
Turnover .............................................     14,817        20,579
                                                      ============== ============
Operating profit (including exchange gain of pounds
 sterling326,000 (31 March 1996: pounds
 sterling56,000)).....................................        790           751
Income from interests in associated undertakings  ....        526           744
Other interest receivable and similar income  ........         67            76
Interest payable and similar charges .................       (287)         (276)
                                                      -------------- ------------
Profit on ordinary activities before taxation  .......      1,096         1,295
Tax on profit on ordinary activities .................       (758)         (678)
                                                      -------------- ------------
Profit on ordinary activities after taxation  ........        338           617
Minority interests ...................................         (5)           (5)
                                                      -------------- ------------
Profit attributable to shareholders ..................        333           612
Dividends ............................................       (147)           --
                                                      -------------- ------------
Retained profit for the financial period .............        186           612
                                                      ============== ============

                              DSL GROUP LIMITED
                              NOTES (CONTINUED)

 24. SUMMARY OF SIGNIFICANT DIFFERENCES BETWEEN UNITED KINGDOM AND UNITED STATES OF AMERICA GENERALLY ACCEPTED ACCOUNTING PRINCIPLES

   The group's consolidated financial statements are prepared in conformity with generally accepted accounting principles applicable in the United Kingdom (UK
GAAP), which differ in certain significant respects from those applicable in the United States of America (US GAAP). These differences, together with the approximate effects of the adjustments on profit attributable to shareholders and shareholders' funds, relate principally to the items set out below:

(a) Goodwill

   Under UK GAAP, goodwill arising from acquisitions is written off against shareholders' funds. Under US GAAP, goodwill is capitalised and amortised over its estimated useful life. For the purpose of calculating the amortisation of goodwill a life of 20 years has been assumed.

(b) Deferred taxation

   UK GAAP requires that no provision for deferred taxation should be made if there is reasonable evidence that such taxation will not be payable in the foreseeable future. Under US GAAP, deferred taxation is recognised under the full liability method which permits deferred tax assets to be recognised if their realisation is considered more likely than not.

(c) Cash flows

   The principal difference between UK GAAP and US GAAP is in respect of classification. Under UK GAAP, the group presents its cash flows for operating activities, returns on investments and servicing of finance, taxation, investing activities, and financing activities. US GAAP requires only three categories of cash flow activities which are operating, investing and financing. Cash flows arising from taxation and returns on investments and servicing of finance under UK GAAP would, with the exception of dividends paid, be included as operating activities under US GAAP; dividend payments would be included as a financing activity under US GAAP. In addition, under UK GAAP, cash and cash equivalents include short term borrowings which under US GAAP would be presented as financing activities.

   Approximate effect on profit attributable to shareholders of differences between UK and US GAAP:

                                                                            PROFORMA
                                                          PERIOD FROM      NINE MONTH
                                                        INCORPORATION TO  PERIOD ENDED
                                                          31 DECEMBER     31 DECEMBER
                                                              1996            1996
                                                       ---------------- --------------
                                                             POUNDS          POUNDS
                                                          STERLING000     STERLING000
Profit attributable to shareholders in conformity with
 UK GAAP ..............................................         87             333
Adjustments:
 Goodwill amortisation ................................       (123)           (154)
 Deferred taxation ....................................         68             137
                                                       ---------------- --------------
Profit attributable to shareholders in conformity with
 US GAAP ..............................................         32             316
                                                       ================ ==============

                              DSL GROUP LIMITED
                              NOTES (CONTINUED)

   Approximate cumulative effect on shareholders' funds of differences between UK and US GAAP:

                                                  31 DECEMBER
                                                     1996
                                                -------------
                                                    POUNDS
                                                  STERLING000
Shareholders' funds in conformity with UK GAAP      (1,242)
Adjustments:
 Goodwill ......................................     5,796
 Deferred taxation .............................         2
                                                -------------
Shareholders' funds in conformity with US GAAP       4,556
                                                =============

                             DSL HOLDINGS LIMITED
                      CONSOLIDATED FINANCIAL STATEMENTS
                            31 MARCH 1995 AND 1996

INDEPENDENT AUDITORS' REPORT
TO THE BOARD OF DIRECTORS AND SHAREHOLDERS OF DSL HOLDINGS LIMITED

   We have audited the accompanying consolidated balance sheets of DSL Holdings Limited and subsidiaries as of 31 March 1995 and 1996, and the related consolidated profit and loss accounts, consolidated statements of total recognised gains and losses, reconciliations of movements in shareholders' funds and consolidated cash flow statements for the years then ended. These consolidated financial statements are the responsibility of the management of DSL Holdings Limited. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

   We conducted our audits in accordance with Auditing Standards generally accepted in the United Kingdom and in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

   In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of DSL Holdings Limited and subsidiaries at 31 March 1995 and 1996, and the results of their operations and their cash flows for the years then ended, in conformity with generally accepted accounting principles in the United Kingdom.

   Accounting principles generally accepted in the United Kingdom vary in certain significant respects from accounting principles generally accepted in the United States of America. Application of accounting principles generally accepted in the United States would have affected profit attributable to shareholders for each of the years in the two year period ended 31 March 1996 and shareholders' funds as of 31 March 1995 and 1996, to the extent summarised in Note 24 to the consolidated financial statements.

KPMG
Chartered Accountants
Registered Auditors
London, England
29 July 1996

                             DSL HOLDINGS LIMITED
                    CONSOLIDATED PROFIT AND LOSS ACCOUNTS
                  FOR THE YEARS ENDED 31 MARCH 1995 AND 1996

                                                          NOTE     1995       1996
------------------------------------------------------- ------ ---------- ----------
                                                                  POUNDS       POUNDS
                                                                STERLING000  STERLING000
TURNOVER ...............................................    3     18,379       20,579
Cost of sales ..........................................         (14,233)     (14,606)
                                                               ----------   ----------
GROSS PROFIT ...........................................           4,146        5,973
Administrative expenses (includes exchange gain of
 pounds sterling55,673 (1995: loss of pounds
 sterling184,000))......................................    2     (3,454)      (5,222)
                                                               ----------   ----------
OPERATING PROFIT .......................................             692          751
Income from interests in associated undertakings  ......             360          744
Other interest receivable and similar income  ..........              24           76
Interest payable and similar charges ...................    7       (258)        (276)
                                                               ----------   ----------
PROFIT ON ORDINARY ACTIVITIES BEFORE TAXATION ..........    4        818        1,295
Tax on profit on ordinary activities ...................    8       (367)        (678)
                                                               ----------   ----------
PROFIT ON ORDINARY ACTIVITIES AFTER TAXATION  ..........             451          617
Equity minority interests ..............................   16         (7)          (5)
                                                               ----------   ----------
PROFIT ATTRIBUTABLE TO SHAREHOLDERS' AND RETAINED
 PROFIT FOR THE FINANCIAL YEAR..........................   15        444          612
                                                               ==========   ==========
                                                                   1995         1996
                                                               ----------   ----------
                                                                  POUNDS       POUNDS
                                                               STERLING000  STERLING000
RETAINED PROFIT FOR THE FINANCIAL YEAR
The company ............................................              (7)          46
Subsidiary undertakings ................................             165          (60)
Associated undertakings ................................             286          626
                                                               ----------   ----------
                                                                     444          612
                                                               ==========   ==========

All results for the year and the prior year are attributable to continuing activities.

                             DSL HOLDINGS LIMITED
                         CONSOLIDATED BALANCE SHEETS
                          AT 31 MARCH 1995 AND 1996

                                                NOTE           1995                      1996
                                              ------ -----------------------  ------------------------
                                                       POUNDS     POUNDS      POUNDS       POUNDS
                                                    STERLING000  STERLING000  STERLING000  STERLING000
FIXED ASSETS
Tangible assets ..............................    9                  445                      428
Investments ..................................   10                  325                      750
                                                                 -------                  -------
                                                                     770                    1,178
CURRENT ASSETS
Stock ........................................             11                    --
Debtors ......................................   11     4,171                 3,776
Cash at bank and in hand .....................            364                   914
                                                     ---------             ---------
                                                        4,546                 4,690
CREDITORS: amounts falling due within one
 year.........................................   12    (3,667)               (3,696)
                                                     ---------             ---------
NET CURRENT ASSETS ...........................                       879                      994
                                                                 -------                  -------
TOTAL ASSETS LESS CURRENT LIABILITIES ........                     1,649                    2,172
CREDITORS: amounts falling due after more
 than one year................................   13                 (813)                    (611)
                                                                 -------                  -------
NET ASSETS ...................................                       836                    1,561
                                                                 =======                  =======
Represented by equity interests of:
CAPITAL AND RESERVES
Called up share capital ......................   14                  467                      467
Share premium account ........................   15                  933                      933
Profit and loss account ......................   15                 (572)                     148
                                                                 -------                  -------
EQUITY SHAREHOLDERS' FUNDS ...................                       828                    1,548
Equity minority interests ....................   16                    8                       13
                                                                 -------                  -------
                                                                     836                    1,561
                                                                 =======                  =======

                             DSL HOLDINGS LIMITED
                      CONSOLIDATED CASH FLOW STATEMENTS
                  FOR THE YEARS ENDED 31 MARCH 1995 AND 1996

                                                       NOTE           1995                     1996
                                                       ---- ------------------------  ------------------------
                                                              POUNDS     POUNDS       POUNDS       POUNDS
                                                           STERLING000   STERLING000  STERLING000  STERLING000
NET CASH INFLOW FROM OPERATING ACTIVITIES  ..........   21                 1,491                    1,485
RETURNS ON INVESTMENTS AND SERVICING OF FINANCE
 Dividends received .................................             --                    200
 Interest received ..................................             24                     76
 Interest paid ......................................           (255)                  (266)
 Interest element of finance lease rental payments  .             (3)                    --
                                                            ---------               -------
NET CASH INFLOW/(OUTFLOW) FROM RETURNS ON
 INVESTMENTS AND SERVICING OF FINANCE ...............                       (234)                      10
TAXATION

 Overseas tax paid by UK group companies ............           (237)                   (93)
 Overseas tax paid by overseas subsidiaries  ........           (117)                  (349)
                                                            ---------                -------
TAX PAID ............................................                       (354)                    (442)
INVESTING ACTIVITIES

 Purchase of tangible fixed assets ..................           (313)                  (190)
 Purchase of subsidiary undertaking (net of cash
  and cash equivalents acquired).....................            (34)                    --
 Sale of tangible fixed assets ......................             46                     --
                                                            ---------               -------
NET CASH OUTFLOW FROM INVESTING ACTIVITIES  .........                       (301)                    (190)
                                                                         -------                  -------
NET CASH INFLOW BEFORE FINANCING ....................                        602                      863
                                                                         =======                  =======
FINANCING

 Capital element of finance lease rental payments  ..            (16)                    --
 Loan repaid to parent company ......................         (1,028)                  (157)
 New secured loan from parent company ...............            960                     --
                                                            ---------               -------
NET CASH OUTFLOW FROM FINANCING .....................                        (84)                    (157)
INCREASE IN CASH AND CASH EQUIVALENTS ...............   22                  (518)                    (706)
                                                                         -------                  -------
                                                                            (602)                   (863)
                                                                         =======                  =======

                             DSL HOLDINGS LIMITED
         CONSOLIDATED STATEMENTS OF TOTAL RECOGNISED GAINS AND LOSSES
                  FOR THE YEARS ENDED 31 MARCH 1995 AND 1996

                                      1995         1996
                                      ----         ----
                                     POUNDS       POUNDS
                                   STERLING000  STERLING000
PROFIT FOR THE FINANCIAL YEAR  .....  444          612
Exchange adjustments ...............  (16)          57
Gain on disposal of Brooksight Pty     --           11
                                    ------       ------
TOTAL GAINS AND LOSSES RECOGNIZED  .  428          680
                                    ======       ======

             RECONCILIATIONS OF MOVEMENTS IN SHAREHOLDERS' FUNDS
                  FOR THE YEARS ENDED 31 MARCH 1995 AND 1996

                                       1995        1996
                                       ----        ----
                                      POUNDS      POUNDS
                                    STERLING000 STERLING000
PROFIT FOR THE FINANCIAL YEAR  ......  444          612
Exchange adjustments ................  (16)          57
Goodwill written back ...............   44           40
Gain on disposal of Brooksight Pty  .   --           11
                                     ------      ------
NET ADDITION TO SHAREHOLDERS' FUNDS    472         720
Opening shareholders' funds .........  356          828
                                     ------      ------
CLOSING SHAREHOLDERS' FUNDS .........  828        1,548
                                     ======      ======

                             DSL HOLDINGS LIMITED
                                    NOTES
                  (forming part of the financial statements)

1 ACCOUNTING POLICIES

   The following accounting policies have been applied consistently in dealing with items which are considered material in relation to the group's financial statements.

 BASIS OF PREPARATION

   The financial statements have been prepared in accordance with applicable accounting standards and under the historical cost accounting rules.

 BASIS OF CONSOLIDATION

   The group's financial statements consolidate the results of DSL Holdings Limited and all its subsidiary undertakings. In respect of associated undertakings, the group includes its share of post acquisition profits and losses in the consolidated profit and loss account and its share of post acquisition retained profits or accumulated deficits in the consolidated balance sheet.

   The consolidated financial statements are based on the reported results of subsidiary undertakings and associated undertakings, which are based on the financial statements of these companies whose year ends are coterminous with or end either three or six months before those of the parent company, and on management accounts where appropriate for the period from 1 October to 31 March 1996.

   For the year ended 31 March 1995 the results of the associate Jardine Securicor Gurkha Services Limited were consolidated for the 26 month period ended 31 March 1995. The first 14 months of results were immaterial to the results of the group. In addition the results of the subsidiary Defence Systems Colombia SA were consolidated for the 15 months ended 31 March 1995. The first 3 months of results were immaterial to the results of the group.

   Unless otherwise stated, the acquisition method of accounting has been adopted. Under this method, the results of subsidiary and associated undertakings acquired or disposed of in the year are included in the consolidated profit and loss account from the date of acquisition or up to the date of disposal. Goodwill arising on consolidation (representing the excess of the fair value of the consideration given over the fair value of the separable net assets acquired) is written off against reserves on acquisition. Any excess of the aggregate of the fair value of the separable net assets acquired over the fair value of the consideration given (negative goodwill) is credited direct to reserves.

 FIXED ASSETS AND DEPRECIATION

   Depreciation is provided by the group to write off the cost less the estimated residual value of tangible fixed assets by equal instalments over their estimated useful economic lives as follows:

    Freehold land and buildings        --    not depreciated
    Short leasehold land and buildings --    term of lease
    Plant and machinery                --    20%-25% per annum
    Fixtures and fittings              --    20% per annum

 FOREIGN CURRENCIES

   Transactions in foreign currencies are recorded using the rate of exchange ruling at the date of the transaction. Monetary assets and liabilities denominated in foreign currencies are translated using the rate of exchange ruling at the balance sheet date and the gains or losses on translation are included in the profit and loss account.

                             DSL HOLDINGS LIMITED
                              NOTES (CONTINUED)

   For consolidation purposes, the assets and liabilities of overseas subsidiary undertakings and associated undertakings are translated at the closing exchange rates and the profit and loss accounts are translated at the average exchange rates. Exchange differences arising on these translations are taken to reserves.

   Subsidiaries operating in hyper-inflationary economies adjust the local currency statements to reflect current price levels before translation.

 LEASES

   Where the group enters into a lease which entails taking substantially all the risks and rewards of ownership of an asset, the lease is treated as a 'finance lease'. The asset is recorded in the balance sheet as a tangible fixed asset and is depreciated over its estimated useful life or the term of the lease, whichever is shorter. Future instalments under such leases, net of finance charges, are included within creditors. Rentals payable are apportioned between the finance element, which is charged to the profit and loss account, and the capital element which reduces the outstanding obligation for future instalments.

   All other leases are accounted for as 'operating leases' and the rental charges are charged to the profit and loss account on a straight line basis over the life of the lease.

 PENSIONS

   The group operates a defined contribution pension scheme. The assets of the scheme are held separately from those of the group in an independently administered fund. The amount charged against profits represents the contributions payable to the scheme in respect of the accounting period.

 TURNOVER

   Turnover represents the amounts (excluding value added tax) derived from the provision of goods and services to third party customers during the year.

 STOCK

   Consumable stock is stated at the lower of cost or net realisable value.

 TAXATION

   The charge for taxation is based upon the profit for the year and takes into account deferred taxation on timing differences. Provision is made for deferred taxation if there is reasonable evidence that such tax will be payable in the foreseeable future.

2 RECLASSIFICATION OF EXPENSES

   Expenses have been reclassified such that administrative expenses contains the total administration expenses for the whole group.

                             DSL HOLDINGS LIMITED
                              NOTES (CONTINUED)

 3 SEGMENTAL INFORMATION

   The table below sets out information on turnover for each of the group's geographic areas of operation.

                   1995      1996
                   ----      ----
                  POUNDS     POUNDS
              STERLING000  STERLING000
United Kingdom     1,086     1,097
Rest of Europe     8,264     6,665
Asia ...........     102       331
Australasia  ...     199        --
Africa .........   6,259     9,461
Americas .......   1,969     2,497
Middle East  ...     500       528
                --------   -------
                  18,379    20,579
                ========   =======

   In the opinion of the directors there is one class of business.

4 PROFIT ON ORDINARY ACTIVITIES BEFORE TAXATION

                                                                    1995       1996
                                                                 --------   --------
                                                                   POUNDS     POUNDS
                                                               STERLING000  STERLING000
PROFIT ON ORDINARY ACTIVITIES BEFORE TAXATION IS STATED
AFTER CHARGING
Auditors' remuneration:

 Audit...........................................................    45         69
 Other services..................................................    45         29
Depreciation of fixed assets:

 Owned ..........................................................   210        263
 Leased .........................................................     2         --
Exchange losses .................................................   184         --
Hire of plant and machinery--rentals payable under operating
 leases..........................................................   118        122
Hire of other assets--operating leases ..........................   324        368
Exceptional costs--costs incurred in connection with the
 termination of employment of directors of subsidiary companies      --        325
                                                                 --------   --------
AFTER CREDITING
Exchange gains...................................................    --         56
                                                                 --------   --------

   The total amount charged to revenue for the hire of plant and machinery amounted to pounds sterling122,297 (1995: pounds sterling123,295). For the year ended 31 March 1995 this comprises rentals payable under operating leases and depreciation on plant and machinery held under finance leases together with the related finance charges but for the year ended 31 March 1996 it comprises rentals payable under operating leases only.

   During the year pounds sterling325,116 was incurred in connection with the termination of the contracts of employment of four directors of Defence Systems Limited, one of whom was also a director of US Defense Systems Inc.

                             DSL HOLDINGS LIMITED
                              NOTES (CONTINUED)

 5 REMUNERATION OF DIRECTORS AND DIRECTORS' INTERESTS

                                                                 1995        1996
                                                               ------      ------
                                                                POUNDS      POUNDS
                                                           STERLING000     STERLING000
Directors' emoluments .........................................  224         272
Amounts paid to third parties in respect of directors'
 services......................................................   22          26
                                                               ------      ------
                                                                 246         298
                                                               ======      ======

   Benefits in kind include employers' pension contributions, health insurance, personal tax advice costs and car benefits.

   The emoluments, excluding pension contributions, of the chairman were:

                                               1995         1996
                                             -------      -------
                                              POUNDS       POUNDS
                                             STERLING     STERLING
DG Lewis:   from 1 April 1994--3 June 1994 ..  1,818           --
JM May:     from 6 July 1994--31 March 1996 .  8,182       10,000

   Amounts for the services of DG Lewis and JM May are payable to a third party.

   The emoluments, excluding pension contributions, of the highest paid director were pounds sterling142,456 (1995: pounds sterling111,332).

   The emoluments, excluding pension contributions, of the directors (including the chairman and highest paid director) were within the following ranges:

                                                         NUMBER OF
                                                         DIRECTORS
                                                     -----------------
                                                       1995     1996
                                                     -------- --------
       pounds sterling0 -- pounds sterling5,000 ..      1       --
   pounds sterling5,001 -- pounds sterling10,000 .      1        1
  pounds sterling10,001 -- pounds sterling15,000 .      1       --
  pounds sterling15,001 -- pounds sterling20,000 .     --        1
  pounds sterling80,001 -- pounds sterling85,000 .      1       --
 pounds sterling110,001 -- pounds sterling115,000..     1        1
 pounds sterling140,001 -- pounds sterling145,000..    --        1
                                                      -----    -----

                             DSL HOLDINGS LIMITED
                              NOTES (CONTINUED)

  SHARES

   The interests of the directors of DSL Holdings Limited in office as at 31 March 1996 (including family interests) in the shares of group companies are as follows:

                                                                       INTEREST   INTEREST AT
                                                                        AT END    BEGINNING OF
                          COMPANY               CLASS OF SHARE         OF YEAR        YEAR
               --------------------------- -----------------------   ---------- --------------
AGA Morrison   DSL Holdings Limited        pounds sterling1 ordinary       1            1
                                           shares

AGA Morrison   Defence Systems Colombia SA P$1,000 ordinary shares     1,900*       1,900*

RN Bethell     Defence Systems Colombia SA P$1,000 ordinary shares     1,900*       1,900*

JM May         Hambros PLC                 20p ordinary shares         3,589        3,555

JM May         Hambro Countrywide PLC      5p ordinary shares         77,858       77,858

JR Hustler     Hambros PLC                 20p ordinary shares         1,000        1,000

JR Hustler     Hambros PLC                 pounds sterling1 7.5%       2,000        2,000
                                            Cumulative Redeemable
                                            Preference shares

JR Hustler     Hambro Insurance            pounds sterling1 ordinary   2,000        2,000
                Services PLC                shares

------------
* this represents 1% of the company's total share capital denominated in Colombian pesos and is held in trust on behalf of DSL Holdings Limited.

 SHARE OPTIONS

   According to the register of directors' interests, no rights to subscribe for shares in group companies were held by or granted to any of the directors or their immediate families, or exercised by them, except as indicated below.

   (i) To subscribe for 20p ordinary shares of Hambros PLC:

   HAMBROS SENIOR EXECUTIVE SHARE OPTION SCHEME 1984

   Options exercisable at prices between 298p and 333p per share between 1990 and 2004.

         AT 1 APRIL 1995  GRANTED DURING THE YEAR  AT 31 MARCH 1996
         ---------------  -----------------------  ----------------
JM MAY        95,000                --                 95,000

   HAMBROS BANK "SAVE AS YOU EARN" SHARE OPTION SCHEME 1983

   Options exercisable at 226p per share between 2001 and 2002.

         AT 1 APRIL 1995  GRANTED DURING THE YEAR  AT 31 MARCH 1996
         ---------------  -----------------------  ----------------
JM MAY         8,628                --                 8,628

   (ii) To acquire pounds sterling1 ordinary shares in DSL Holdings Limited:

   At 1 April 1994 AGA Morrison had an option to purchase 73,332 pounds sterling1 ordinary shares in DSL Holdings Limited, exercisable on or before 4 June 1996 from Hambro Group Investments Limited at a minimum acquisition price of pounds sterling3.86 per share.

   This option has been extended such that it was still exercisable at the date of signing these financial statements.

                             DSL HOLDINGS LIMITED
                              NOTES (CONTINUED)

   On 3 April 1995 RN Bethell was granted an option to acquire 25,000 pounds sterling1 ordinary shares in DSL Holdings Limited from Hambro Group Investments Limited exercisable between April 1998 and 2005 at an acquisition price of pounds sterling4.50 per share.

 OTHER INTERESTS

   At the end of the year AGA Morrison had an amount outstanding to a subsidiary company of pounds sterling7,732 (1995: pounds sterling2,332).

6 STAFF NUMBERS AND COSTS

   The average number of persons employed by the group (including directors) during the year, analysed by category, was as follows:

                                   NUMBER OF
                                   EMPLOYEES
                               ---------------
                                 1995    1996
                               ------- -------
Security services .............  1,004   1,159
Professional and logistics  ...    480     437
Management and administration       48      63
Operatives ....................     22      26
                               ------- -------
                                 1,554   1,685
                               ======= =======

   The aggregate payroll costs of these persons were as follows:

                                      1995          1996
                                   --------      --------
                                     POUNDS        POUNDS
                                 STERLING000     STERLING000
Wages and salaries ................  11,381        11,805
Social security costs .............     177           164
Other pension costs (see note 20)        97           165
                                   --------      --------
                                     11,655        12,134
                                   ========      ========

7 INTEREST PAYABLE AND SIMILAR CHARGES

                                                               1995        1996
                                                               ----        ----
                                                              POUNDS      POUNDS
                                                           STERLING000  STERLING000
On bank loans, overdrafts and other loans wholly repayable
 within five years...........................................  255         276
Finance charges payable in respect of finance leases and
 hire purchase contracts.....................................    3          --
                                                             ------      ------
                                                               258         276
                                                             ======      ======

                             DSL HOLDINGS LIMITED
                              NOTES (CONTINUED)

 8 TAXATION

                                                                1995   1996
                                                              ------ ------
                                                               POUNDS POUNDS
                                                          STERLING000STERLING000
UK corporation (tax loss)/tax at 33% (1995: 33%) on the
 profit for the year on ordinary activities...................  112    (55)
UK corporation (tax loss)/tax--prior year ....................    8    (13)
Overseas taxation--current year ..............................  173    544
Overseas taxation--prior year ................................   --    162
Tax attributable to the share of profits of the associated
 undertakings--current year...................................   67    119
Tax attributable to the share of profits of the associated
 undertakings--prior year.....................................    7     --
Double taxation relief .......................................   --    (79)
                                                              ------ ------
                                                                367    678
                                                              ====== ======

   UK corporation tax losses are surrendered to other UK group companies.

   No deferred tax provision has been made for the UK corporation tax which would become payable if further dividends were declared by associated companies from accumulated reserves.

   No deferred tax is provided in respect of the accumulated reserves of overseas subsidiary companies as there is no current intention to remit profits to the UK.

                             DSL HOLDINGS LIMITED
                              NOTES (CONTINUED)

 9 TANGIBLE FIXED ASSETS

                                               FIXTURES
                       LAND AND    PLANT AND     AND
                       BUILDINGS   MACHINERY   FITTINGS    TOTAL
                     ----------- ----------- ----------   -------
                        POUNDS      POUNDS      POUNDS     POUNDS
                      STERLING000 STERLING000 STERLING000 STERLING000
COST
At 1 April 1994......      87         334        272        693
Currency
 translation.........      --         (21)        (4)       (25)
Additions............      17         270         79        366
Disposals............      --         (48)       (15)       (63)
Reclassification ....     (34)         34         --         --
                     ----------- ----------- ---------- -------

At 31 March 1995 ....      70         569        332        971
Currency
 translation.........      --          (8)         3         (5)
Additions............      --         189         57        246
Disposals............      --         (71)       (11)       (82)
                     ----------- ----------- ---------- -------

At 31 March 1996 ....      70         679        381      1,130
                     ----------- ----------- ---------- -------

DEPRECIATION
At 1 April 1994......      50         149        146        345
Currency
 translation.........      --          (5)        (9)       (14)
Charge for year......       8         151         53        212
On disposals.........      --         (11)        (6)       (17)
Reclassification ....     (14)         14         --         --
                     ----------- ----------- ---------- -------

At 31 March 1995 ....      44         298        184        526
Currency
 translation.........      --          (8)         3         (5)
Charge for year......       3         187         73        263
On disposals.........      --         (71)       (11)       (82)
                     ----------- ----------- ---------- -------

At 31 March 1996 ....      47         406        249        702
                     ----------- ----------- ---------- -------

NET BOOK VALUE
At 31 March 1995 ....      26         271        148        445
                     =========== =========== ========== =======
AT 31 MARCH 1996  ...      23         273        132        428
                     =========== =========== ========== =======

                             DSL HOLDINGS LIMITED
                              NOTES (CONTINUED)

    Analysis of net book value of land and buildings

                   1995        1996
                 ------      ------
                  POUNDS      POUNDS
               STERLING000  STERLING000
Freehold ........   13          13
Short leasehold     13          10
                 ------      ------
                    26          23
                 ======      ======

   Included in the total net book value of plant and machinery is pounds sterlingnil (1995: pounds sterlingnil) in respect of assets held under finance leases and similar hire purchase contracts. Depreciation for the year on these assets was pounds sterlingnil (1995: pounds sterling2,295).

10 FIXED ASSET INVESTMENTS

                                                                 TOTAL
                                GORANDEL  JARDINE SECURICOR GROUP INTERESTS
                                TRADING    GURKHA SERVICES   IN ASSOCIATED
                                LIMITED        LIMITED       UNDERTAKINGS
                              ---------- ----------------- ---------------
                                 POUNDS        POUNDS           POUNDS
                              STERLING000    STERLING000      STERLING000
At 1 April 1994 ..............     39             --               39
Retained profits less losses      207             79              286
                              ---------- ----------------- ---------------
At 31 March 1995..............    246             79              325
Retained profits less losses .    319            306              625
Less: Dividends received  ....     --           (200)            (200)
                              ---------- ----------------- ---------------
At 31 March 1996 .............    565            185              750
                              ========== ================= ===============

   The companies which are material to the results of DSL Holdings Limited are as follows:

                                                      PRINCIPAL            % SHARES      COUNTRY OF
                                                      ACTIVITY               HELD       INCORPORATION
                                            --------------------------- ------------ -----------------
SUBSIDIARY UNDERTAKINGS
Defence Systems International Limited*  ....Security Services                 100%   UK(1)
Defence Systems Limited ....................Security Services                 100%   UK(1)
Brooksight Limited* ........................Asset Recovery Services           100%   UK(1)
US Defense Systems Inc* ....................Security Services                 100%   USA
DSL Security (Asia) Private Limited  .......Security Services                 100%   Singapore
Defence Systems Colombia SA** ..............Security Services                97.5%   Colombia
DSL (Overseas) Limited .....................Holding Company                   100%   Cyprus
Defence Systems (Jersey) Limited ...........Security Services                 100%   UK
ASSOCIATED UNDERTAKINGS
Gorandel Trading Limited ...................Security Services                  50%   Cyprus
Jardine Securicor Gurkha Services Limited  .Security Services                  20%   Hong Kong

------------
(1)    Registered in England and Wales.
*      Owned directly by DSL Holdings Limited.
** 94.5% of the shares held are owned directly by DSL Holdings Limited and 3% are held in trust on its behalf.

                             DSL HOLDINGS LIMITED
                              NOTES (CONTINUED)

 11 DEBTORS

                                      1995         1996
                                    -------      -------
                                     POUNDS       POUNDS
                                 STERLING000     STERLING000
AMOUNTS FALLING DUE WITHIN ONE YEAR
Trade debtors ......................  3,140        3,018
Group relief recoverable ...........    258          105
Other debtors ......................    564          418
Prepayments and accrued income  ....    209          235
                                    -------      -------
                                      4,171        3,776
                                    =======      =======

12 CREDITORS: AMOUNTS FALLING DUE WITHIN ONE YEAR

                                                           1995         1996
                                                         -------      -------
                                                          POUNDS       POUNDS
                                                        STERLING000  STERLING000
Bank loans and overdrafts (see note 22)..................  1,196          973
Trade creditors .........................................    782          206
Amounts owed to parent and fellow subsidiary
 undertakings............................................    160          268
Other creditors including taxation and social security:

 Corporation tax ........................................     38           --
 Other taxes and social security ........................     74            6
 Other creditors ........................................    816        1,827
Accruals and deferred income ............................    601          416
                                                         -------      -------
                                                           3,667        3,696
                                                         =======      =======

13 CREDITORS: AMOUNTS FALLING DUE AFTER MORE THAN ONE YEAR

                                     1995        1996
                                   ------      ------
                                    POUNDS      POUNDS
                                 STERLING000  STERLING000
Amounts owed to parent undertaking
 (repayable within 2-4 years) .....  813         611
                                   ======      ======

   All amounts are repayable by instalments within four years.

14 CALLED UP SHARE CAPITAL

                                           1995                1996
                                   ------------------- -------------------
                                                POUNDS              POUNDS
                                               STERLING            STERLING
                                        NO.      000        NO.      000
                                   ----------- ------- ----------- -------
AUTHORISED
Ordinary shares of pounds
 sterling1 each ...................  1,000,000   1,000   1,000,000   1,000
                                   =========== ======= =========== =======
ALLOTTED, CALLED UP AND FULLY PAID
Ordinary shares of pounds
 sterling1 each ...................    466,668     467     466,668     467
                                   =========== ======= =========== =======

                             DSL HOLDINGS LIMITED
                              NOTES (CONTINUED)

 15 SHARE PREMIUM AND RESERVES

                                           SHARE          PROFIT
                                          PREMIUM        AND LOSS
                                          ACCOUNT        ACCOUNT
                                        ---------      ----------
                                          POUNDS          POUNDS
                                       STERLING000     STERLING000
At 1 April 1994 ........................    933           (1,044)
Retained profit for year ...............     --              444
Goodwill written back ..................     --               44
Exchange adjustments ...................     --              (16)
                                        ---------      ----------
At 31 March 1995 .......................    933             (572)
Retained profit for year ...............     --              612
Gain on the disposal of Brooksight Pty       --               11
Goodwill written back ..................     --               40
Exchange adjustments ...................     --               57
                                        ---------      ----------
At 31 March 1996 .......................    933              148
                                        =========      ==========

   The cumulative amount of goodwill resulting from acquisitions in the current year and earlier financial years which has been written off is pounds sterling1,833,000 (1995: pounds sterling1,873,000).

16 MINORITY INTERESTS

                            1995        1996
                          ------      ------
                           POUNDS      POUNDS
                      STERLING000     STERLING000
At beginning of year  ....   1            8
Retained profit for year     7            5
                          ------      ------
At end of year ...........   8           13
                          ======      ======

17 CONTINGENT LIABILITIES

   A cross composite guarantee has existed since 16 February 1995 between DSL Holdings Limited, Defence Systems Limited, DSL Security (Asia) Private Limited and Brooksight Limited.

18 COMMITMENTS

   (i) There were no authorised or contracted capital commitments unprovided for at 31 March 1996 (1995: pounds sterlingnil).

   (ii) Annual commitments under non-cancellable operating leases are as follows:

                                                     1995                    1996
                                           ----------------------- -----------------------
                                              LAND AND                LAND AND
                                              BUILDINGS     OTHER     BUILDINGS     OTHER
                                           ------------- --------- ------------- ---------
                                               POUNDS      POUNDS      POUNDS      POUNDS
                                             STERLING     STERLING    STERLING    STERLING
                                                000          000         000        000
Operating leases which expire:
 Within one year ..........................       25          8           --         45
 In the second to fifth years inclusive ...       --         80           --         41
 Over five years ..........................      150         --          154         --
                                           ------------- --------- ------------- ---------
                                                 175         88          154         86
                                           ============= ========= ============= =========

                             DSL HOLDINGS LIMITED
                              NOTES (CONTINUED)

 19 GUARANTEES

   There were liabilities of pounds sterling67,242 under documentary credit guarantees outstanding at 31 March 1996.

20 PENSION SCHEME

   The group operates a defined contribution pension scheme. The assets of the scheme are held separately from those of the group in an independently administered fund. The pension charge for the period represents the contributions payable by the group to the scheme and amounted to pounds sterling164,509 (1995: pounds sterling96,636).

21 RECONCILIATION OF OPERATING PROFIT TO NET CASH INFLOW FROM OPERATING
ACTIVITIES

                                             1995         1996
                                           -------      ------
                                            POUNDS       POUNDS
                                        STERLING000     STERLING000
Operating profit ..........................    692         751
Depreciation charge .......................    212         263
Decrease in stock .........................     27          11
Decrease in debtors .......................    128         332
Increase in creditors .....................    446         141
Write back of goodwill ....................     44          --
Effect of exchange rates ..................    (58)        (13)
                                           -------      ------
Net cash inflow from operating activities    1,491       1,485
                                           =======      ======

22 ANALYSIS OF CHANGES IN CASH AND CASH EQUIVALENTS

                                                   CASH        OVERDRAFT          NET
                                                 ------      -----------      ---------
                                                  POUNDS        POUNDS          POUNDS
                                             STERLING000      STERLING000     STERLING000
Balance at 1 April 1994 .........................  461          (1,800)         (1,339)
Net cash (outflow)/inflow before adjustments for
 foreign exchange rate changes...................  (62)            580             518
Effect of foreign exchange rate changes  ........  (35)             24             (11)
                                                 ------      -----------      ---------
Balance at 1 April 1995 .........................  364          (1,196)           (832)
Net cash inflow before adjustments for
 foreign exchange rate changes...................  323             383             706
Effect of foreign exchange rate changes  ........  227            (160)             67
                                                 ------      -----------      ---------
Balance at 31 March 1996 ........................  914            (973)            (59)
                                                 ======      ===========      =========

23 ULTIMATE PARENT COMPANY AND PARENT UNDERTAKING OF LARGER GROUP

   The company is an indirect subsidiary undertaking of Hambros PLC which is the ultimate parent company, registered in England and Wales.

   The only group in which the results of the company are consolidated is that headed by Hambros PLC. The consolidated financial statements of the group are available to the public and may be obtained from Hambros PLC, 41 Tower Hill, London, EC3 4HA.

24 SUMMARY OF SIGNIFICANT DIFFERENCES BETWEEN UNITED KINGDOM AND UNITED STATES OF AMERICA GENERALLY ACCEPTED ACCOUNTING PRINCIPLES

   The group's consolidated financial statements are prepared in conformity with generally accepted accounting principles applicable in the United Kingdom (UK
GAAP), which differ in certain significant

                             DSL HOLDINGS LIMITED
                              NOTES (CONTINUED)

respects from those applicable in the United States of America (US GAAP). These differences, together with the approximate effects of the adjustments on profit attributable to shareholders and shareholders' funds, relate principally to the items set out below:

 (a) Goodwill

   Under UK GAAP, goodwill arising from acquisitions is written off against shareholders' funds. Upon the subsequent disposal of a business, goodwill previously written off is reinstated and considered in the calculation of the gain or loss on disposal. Under US GAAP, goodwill is capitalised and amortised over its estimated useful life. For the purpose of calculating the amortisation of goodwill a life of 20 years has been assumed. Upon the subsequent disposal of a business, unamortised goodwill is considered in the calculation of the gain or loss on disposal.

 (b) Deferred taxation

   UK GAAP requires that no provision for deferred taxation should be made if there is reasonable evidence that such taxation will not be payable in the foreseeable future. Under US GAAP, deferred taxation is recognised under the full liability method which permits deferred tax assets to be recognised if their realisation is considered more likely than not.

 (c) Cash flows

   The principal difference between UK GAAP and US GAAP is in respect of classification. Under UK GAAP, the group presents its cash flows for operating activities, returns on investments and servicing of finance, taxation, investing activities, and financing activities. US GAAP requires only three categories of cash flow activities which are operating, investing and financing. Cash flows arising from taxation and returns on investments and servicing of finance under UK GAAP would be included as operating activities under US GAAP. In addition, under UK GAAP, cash and cash equivalents include short term borrowings which under US GAAP would be presented as financing activities.


   Approximate effect on profit attributable to shareholders of differences between UK and US GAAP:


                                                           1995        1996
                                                         ------      ------
                                                          POUNDS      POUNDS
                                                       STERLING000  STERLING000
Profit attributable to shareholders in conformity with
 UK GAAP ................................................  444         612
Adjustments:

 Goodwill amortisation ..................................  (94)        (82)
 Deferred taxation ......................................  (38)        (76)
                                                         ------      ------
Profit attributable to shareholders in conformity with
 US GAAP.................................................  312         454
                                                         ======      ======

   Approximate cumulative effect on shareholders' funds of differences between UK and US GAAP:

                                                  1995         1996
                                                -------      -------
                                                 POUNDS       POUNDS
                                              STERLING000   STERLING000
Shareholders' funds in conformity with UK GAAP      828        1,548
Adjustments:

 Goodwill ......................................  1,424        1,302
 Deferred taxation .............................    (59)        (135)
                                                -------      -------
Shareholders' funds in conformity with US GAAP    2,193        2,715
                                                =======      =======

                       (PICTURE OF GLOBAL MAP WITH THE
                       COMPANY'S LOCATIONS HIGHLIGHTED)

   NO DEALER, SALES PERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION IN CONNECTION WITH THIS OFFERING OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFER CONTAINED HEREIN, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY UNDERWRITER. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THE SHARES OF COMMON STOCK IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION IN SUCH JURISDICTION OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF.

                              TABLE OF CONTENTS


                                               PAGE
                                            --------
Prospectus Summary..........................     1
Risk Factors................................     5
Significant Developments....................     9
Use of Proceeds.............................    11
Price Range of Common Stock and Dividend
 Policy.....................................    11
Capitalization..............................    12
Selected Consolidated Historical,
 Supplemental and Pro Forma Financial Data .    13
Unaudited Pro Forma Consolidated Financial
 Statements ................................    15
Management's Discussion and Analysis of
 Financial Condition and Results of
 Operations.................................    23
Industry Overview...........................    30
Business....................................    32
Management..................................    43
Principal and Selling Stockholders..........    50
Certain Transactions........................    52
Description of Capital Stock................    53
Description of Certain Indebtedness ........    55
Shares Eligible for Future Sale.............    55
Underwriting................................    57
Legal Matters...............................    58
Experts.....................................    58
Additional Information......................    58
Index to Financial Statements...............   F-1


   UNTIL     , 1997 (25 DAYS AFTER THE COMMENCEMENT OF THIS OFFERING), ALL
DEALERS EFFECTING TRANSACTIONS IN THE COMMON STOCK, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.


                             ARMOR HOLDINGS, INC.

                         [ ARMOR HOLDINGS, INC. LOGO ]


                               4,000,000 Shares
                                 Common Stock
                                  PROSPECTUS
                                      , 1997


                           DILLON, READ & CO. INC.
                       EQUITABLE SECURITIES CORPORATION
                                STEPHENS INC.

                                   PART II
                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

   The Company's expenses in connection with the Offering described in this registration statement are set forth below. All amounts except the Securities and Exchange Commission registration fee, the National Association of Securities Dealers, Inc. (the "NASD") filing fee are estimated.

 Securities and Exchange Commission registration fee   $ 13,118
NASD filing fee .....................................     4,827
Printing and engraving expenses .....................      *
American Stock Exchange Fee .........................      *
Accounting fees and expenses ........................      *
Legal fees and expenses .............................      *
Blue Sky fees and expenses ..........................     5,000
Transfer agent's fees and expenses ..................      *
Miscellaneous .......................................      *
                                                     ----------
Total ...............................................  $750,000
                                                     ==========


------------
*       To be filed by amendment

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

   Section 145 of the DGCL makes provision for the indemnification of officers and directors of corporations in terms sufficiently broad to indemnify the officers and directors of the Company under certain circumstances from liabilities (including reimbursement of expenses incurred) arising under the Securities Act.

   As permitted by the DGCL, the Company's Charter provides that, to the fullest extent permitted by the DGCL, no director shall be liable to the Company or to its stockholders for monetary damages for breach of his fiduciary duty as a director. Delaware law does not permit the elimination of liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders,
(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) in respect of certain unlawful dividend payments or stock redemptions or repurchases or (iv) for any transaction from which the director derives an improper personal benefit. The effect of this provision in the Charter is to eliminate the rights of the Company and its stockholders (through stockholders' derivative suits on behalf of the Company) to recover monetary damages against a director for breach of fiduciary duty as a director thereof (including breaches resulting from negligent or grossly negligent behavior) except in the situations described in clauses (i)-(iv), inclusive, above. These provisions will not alter the liability of directors under federal securities laws.

   The Company's Bylaws provide that the Company may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company) by reason of the fact that he is or was a director, officer, employee or agent of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation or enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful.

   The Bylaws also provide that the Company may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Company to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted under similar standards, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Company unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

   The Bylaws also provide that to the extent a director or officer of the Company has been successful in the defense of any action, suit or proceeding referred to in the previous paragraphs or in the defense of any claim, issue, or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith; that indemnification provided for in the Bylaws shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and that the Company may purchase and maintain insurance on behalf of a director or officer of the Company against any liability asserted against him or incurred by him in any such capacity or arising out of his status as such whether or not the Company would have the power to indemnify him against such liabilities under such Bylaws.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

CONVERTIBLE NOTES

   On April 30, 1996, the Company completed a private placement of the Convertible Notes pursuant to which $11.5 million aggregate principal amount of Convertible Notes were sold by the Company solely to accredited investors pursuant to the Convertible Subordinated Note Purchase Agreement. The Convertible Notes were sold for the Company by placement agents. The placement agents received an aggregate of $576,000 in commissions on the placement of the Convertible Notes. The issuance of the Convertible Notes was exempt from registration under the Securities Act by virtue of Section 4(2) thereof. The Convertible Notes were convertible into shares of Common Stock. The Company elected to redeem all of the Convertible Notes on December 18, 1996. In connection with such redemption, each Noteholder elected to convert its Convertible Note into shares of Common Stock. A Registration Statement on Form S-3 of the Company registering the shares of Common Stock into which the Convertible Notes were convertible was declared effective by the Commission on November 1, 1996. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources."

ACQUISITION OF NIK PRODUCT LINE

   Effective as of July 1, 1996, the Company, through NIK, acquired the NIK Product Line. The Company acquired the NIK Product Line in exchange for 310,931 unregistered shares of the Company's Common Stock. The issuance of the Common Stock was exempt from registration under the Securities Act by virtue of Section 4(2) thereof. Such shares were registered pursuant to the Company's Registration Statement on Form SB-2, which was declared effective by the Commission on November 1, 1996.

ACQUISITION OF DTCOA ASSETS


   On September 30, 1996, the Company, through DTC, acquired the DTCoA Assets from DTCoA in exchange for approximately $838,000 in cash, 270,728 unregistered shares of the Company's Common Stock and the agreement by the Company to assume certain specified liabilities of DTCoA. The issuance of the Common Stock was exempt from registration under the Securities Act by virtue of Section 4(2) or 4(6) thereof.


SHARES ISSUED TO KEY BANK OF WYOMING

   In connection with the Company's acquisition of the DTCoA Assets, the Company issued to Key Bank of Wyoming ("Key Bank") 358,714 unregistered shares of the Company's Common Stock and delivered $662,500 as a cash advance against the future proceeds from the sale of the 358,714 shares in exchange for Key Bank's agreement to release its security interest in substantially all of the assets of DTCoA. The issuance of the Common Stock was exempt from registration under the Securities Act by virtue of Section 4(2) or 4(6) thereof. Such shares were registered pursuant to the Company's Registration Statement on Form SB-2, which was declared effective by the Commission on November 1, 1996.

DSL TRANSACTION

   In connection with the Company's combination with DSL on April 16, 1997, the Company issued 1,274,217 unregistered shares of Common Stock for all of the outstanding ordinary share capital of DSL and paid $7.5 million in cash for all of the outstanding preference shares. The Company also paid $6.9 million, plus interest, in repayment of DSL's outstanding credit facility. The issuance of the Common Stock was exempt from registration under the Securities Act by virtue of
Section 4(2) thereof.


GTL ACQUISITION

   In connection with the Company's acquisition of the remaining 50% of GTL that it did not previously own on June 9, 1997, the Company issued 115,176 unregistered shares of Common Stock valued at $1.2 million, paid $570,000 in cash at closing and agreed to pay $600,000 in cash on September 30, 1997, subject to certain conditions. As part of this transaction, the Company also agreed to make a $200,000 loan available to a former stockholder of GTL, subject to certain conditions. The issuance of the Common Stock was exempt from registration under the Securities Act by virtue of Section 4(2) thereof.


OPTIONS GRANTED TO RICHMONT CAPITAL PARTNERS I, L.P.

   On May 15, 1996, the Company granted to Richmont an option to purchase 300,000 shares of the Company's Common Stock, at a price of $7.50 per share, subject to adjustment, for a term of up to ten years (the "Richmont Options").

   The Richmont Options and the underlying shares, whether vested or unvested, are callable by the Company in the event that the closing price per share of the Company's Common Stock is equal to or greater than $10 for a period of ten consecutive trading days after December 31, 1997, upon written notice to Richmont given within 30 days of the conclusion of such ten consecutive trading days during which the closing price per share of the Company's Common Stock was equal to or greater than $10. In such event, the Company may require Richmont to exercise the Richmont Options in whole with respect to all such shares within ten days of such notice to Richmont. In the event that Richmont does not exercise the Richmont Options, the Richmont Options will lapse and be of no further force or effect. The issuance of the options was exempt from registration under the Securities Act by virtue of Section 4(2) or 4(6) thereof.


1996 AMENDED AND RESTATED STOCK OPTION PLAN


   In 1996 and 1997, an aggregate of 399,000 stock options were granted to certain executive officers, employees and consultants of the Company pursuant to the 1996 Option Plan at exercise prices ranging from $6.062 to $9.125 per share. The exercise prices represent the market price of the Common Stock on the date of the grant. The issuance of the options was exempt from registration under the Securities Act by virtue of Section 4(2) thereof.


1996 AMENDED AND RESTATED NON-EMPLOYEE DIRECTORS STOCK OPTION PLAN


   The Company has granted an option to purchase 75,000 shares of Common Stock to each of Messrs. Ehrlich, Sokolow and Strauss and Ms. Townsend, each a director of the Company, pursuant to the 1996 Directors Plan.

   Upon their initial election to the Board of Directors on January 18, 1996, each of Messrs. Ehrlich and Sokolow, both of whom are Non-Employee Directors, were granted 75,000 stock options pursuant to the terms of the 1996 Directors Plan, subject to stockholder approval of such plan. Such options vest in three equal annual installments on January 18, 1997, 1998 and 1999, at an exercise price of $3.75 per share, the closing trading price of the Company's Common Stock on the National Association of Securities Dealers Automated Quotation System on January 18, 1996.

   Upon his initial election to the Board of Directors on May 13, 1996, Mr. Strauss, a Non-Employee Director, was granted 75,000 stock options pursuant to the terms of the 1996 Directors Plan, subject to stockholder approval of such plan. Such options vest in three equal annual installments on May 13, 1997, 1998, and 1999, at an exercise price of $7.50 per share, the closing trading price of the Company's Common Stock on the American Stock Exchange on May 13, 1996.

   Upon her initial election to the Board of Directors on December 9, 1996, Ms. Townsend, a Non-Employee Director, was granted 75,000 stock options pursuant to the terms of the 1996 Directors Plan. Such options vest in three equal annual installments on December 9, 1997, 1998 and 1999, at an exercise price of $8.00 per share, the closing trading price of the Company's Common Stock on the American Stock Exchange on December 9, 1996.

   The issuance of the options was exempt from registration under the Securities Act by virtue of Section 4(2) thereof.

OTHER STOCK OPTION GRANTS


   Since January 1996, the Company has issued to certain key employees options to purchase 76,500 shares of Common Stock outside of the 1994 Incentive Stock Plan and the 1996 Option Plan and exclusive of the Richmont Options and those options granted under the 1996 Directors Plan. Such options were awarded at exercise prices ranging from $0.97 to $1.00 per share. Of this amount, 12,334 options were forfeited, 6,166 options were exercised and 58,000 remain outstanding. The shares of Common Stock underlying the options are restricted from further sale, transfer or disposition unless registered or an exemption is available from the registration requirements of the Securities Act. The issuance of the options was exempt from registration under the Securities Act by virtue of Section 4(2) thereof.


ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

   (a) Exhibits


   EXHIBIT
   NUMBER   DESCRIPTION OF DOCUMENT
----------- ------------------------------------------------------------------
     1.1    Form of Underwriting Agreement*

     2.1 Share Acquisition Agreement, dated as of April 7, 1997, between Bodycote, AHL and the Company (filed as Exhibit 2.1 to Form 8-K, Current Report of the Company, dated April 22, 1997 and incorporated herein by reference).

     2.2 Agreement for the Sale and Purchase of the Whole of the Issued Share Capital of DSL, dated April 16, 1997, between the Company, AHL, NatWest Ventures Nominees Limited and Others and Martin Brayshaw (filed as Exhibit 2.2 to Form 8-K, Current Report of the Company, dated April 22, 1997 and incorporated herein by reference).

     2.3 Share Acquisition Agreement, dated as of June 9, 1997, between the Company, Strontian Holdings Limited Alpha-A Limited and Others (filed as Exhibit 2.1 to Form 8-K, Current Report of the Company, dated June 24, 1997 and incorporated by reference).

     3.1 Certificate of Incorporation of the Company (filed as Exhibit 3.1 to Form 8-K, Current Report of the Company, dated September 3, 1996, and incorporated herein by reference).

     3.2 Certificate of Merger of American Body Armor & Equipment, Inc. and the Company (filed as Exhibit 3.2 to Form 8-K, Current Report of the Company, dated September 3, 1996, and incorporated herein by reference).

   EXHIBIT
   NUMBER   DESCRIPTION OF DOCUMENT
----------- ------------------------------------------------------------------

     3.3 Bylaws of the Company (filed as Exhibit 3.3 to Form 8-K, Current Report of the Company, dated September 3, 1996, and incorporated herein by reference).

     4.1    Specimen of Certificate for Common Stock*

     5.1    Opinion of Kane Kessler, P.C.*

    10.1 Loan Agreement between the Company and Barnett Bank, dated November 14, 1996 (filed as Exhibit 10.1 to Form 10-KSB for fiscal 1996, dated March 25, 1997 and incorporated herein by reference).

    10.2 Promissory Note, dated November 14, 1996, in the principal amount of $10 million, made by the Company for the benefit of Barnett Bank (filed as Exhibit 10.2 to Form 10-KSB for fiscal 1996, dated March 25, 1997 and incorporated herein by reference).

    10.3 Acceptance Credit Agreement, dated November 14, 1996, between the Company and Barnett Bank (filed as Exhibit 10.3 to Form 10-KSB for fiscal 1996, dated March 25, 1997 and incorporated herein by reference).

    10.4 Security Agreement, dated November 14, 1996, between the Company and Barnett Bank (filed as Exhibit 10.4 to Form 10-KSB for fiscal 1996, dated March 25, 1997 and incorporated herein by reference).

    10.5 Environmental Agreement, dated November 14, 1996, between the Company and Barnett Bank (filed as Exhibit 10.5 to Form 10-KSB for fiscal 1996, dated March 25, 1997 and incorporated herein by reference).

    10.6 Waiver of Jury Trial, dated November 14, 1996, between Barnett Bank, the Company, NIK, DTC and Armor Holdings Properties, Inc. (filed as
            Exhibit 10.6 to Form 10-KSB for fiscal 1996, dated March 25, 1997 and incorporated herein by reference).

    10.7 Security Agreement, dated November 14, 1996, between DTC and Barnett Bank (filed as Exhibit 10.7 to Form 10-KSB for fiscal 1996, dated March 25, 1997 and incorporated herein by reference).

    10.8 Security Agreement, dated November 14, 1997, between NIK and Barnett Bank (filed as Exhibit 10.8 to Form 10-KSB for fiscal 1996, dated March 25, 1997 and incorporated herein by reference).

    10.9 Security Agreement, dated November 14, 1996, between Armor Holdings Properties, Inc. and Barnett Bank (filed as Exhibit 10.9 to Form 10-KSB for fiscal 1996, dated March 25, 1997 and incorporated herein by reference).

    10.10 Guaranty of Payment dated November 14, 1996, by DTC for the benefit of Barnett Bank (filed as Exhibit 10.10 to Form 10-KSB for fiscal 1996, dated March 25, 1997 and incorporated herein by reference).

    10.11 Guaranty of Payment, dated November 14, 1996 by NIK for the benefit of Barnett Bank (filed as Exhibit 10.11 to Form 10-KSB for fiscal 1996, dated March 25, 1997 and incorporated herein by reference).

    10.12 Guaranty of Payment, dated November 14, 1996, by Armor Holdings Properties, Inc. for the benefit of Barnett Bank (filed as Exhibit
            10.12 to Form 10-KSB for fiscal 1996, dated March 25, 1997 and incorporated herein by reference).

    10.13 Employment Agreement between Jonathan M. Spiller and the Company, dated as of January 18, 1996 (filed as Exhibit 10.6 to Form 10-KSB for fiscal 1995 and incorporated herein by reference).

   EXHIBIT
   NUMBER   DESCRIPTION OF DOCUMENT
----------- ------------------------------------------------------------------

    10.14 Employment Agreement between Richard T. Bistrong and the Company, dated as of January 18, 1996 (filed as Exhibit 10.8 to Form 10-KSB for fiscal 1995 and incorporated herein by reference).

    10.15 Employment Agreement between Robert R. Schiller and the Company, effective July 24, 1996 (filed as Exhibit 10.13 to Form 10-KSB for fiscal 1996, dated March 25, 1997 and incorporated herein by reference). 10.16 Service Agreement between Alastair G.A. Morrison, the Company and DSL, dated April 16, 1997.*

    10.17 Service Agreement between the Hon. Richard N. Bethell, the Company and DSL, dated April 16, 1997.*

    10.18 Service Agreement between Martin Brayshaw, the Company and DSL, dated April 16, 1997.*

    10.19 Jacksonville International Tradeport Purchase and Sale Agreement, dated October 22, 1996, between the Company and Wilma/Skyland Joint Venture, Ltd. (filed as Exhibit 10.32 to Form 10-KSB for fiscal 1996, dated March 25, 1997 and incorporated herein by reference).

    10.20 Assignment of Purchase and Sale Agreement, dated October 22, 1996, between the Company and Armor Holdings Properties, Inc. (filed as
            Exhibit 10.33 to Form 10-KSB for fiscal 1996, dated March 25, 1997 and incorporated herein by reference).

    10.21 Construction Escrow Agreement, dated October 22, 1996, between the Company, Armor Holdings Properties, Inc., GB Investment & Company, Inc. and Kent, Ridge & Crawford, as escrow agent (filed as Exhibit
            10.34 to Form 10-KSB for fiscal 1996, dated March 25, 1997 and incorporated herein by reference).

    10.22 Agreement between Owner and Construction Manager, dated October 10, 1996, between the Company, Armor Holdings Properties, Inc. and GB Investment & Company, Inc., as construction manager (filed as
            Exhibit 10.35 to Form 10-KSB for fiscal 1996, dated March 25, 1997 and incorporated herein by reference).

    10.23 Tax Deed, dated April 7, 1997, between the Company and Bodycote (filed as Exhibit 10.1 to Form 8-K, Current Report of the Company, dated April 22, 1997 and incorporated herein by reference).

    10.24 Form of Escrow Agreement, dated April 16, 1997, between the Company, the Warrantors and Ashurst Morris Crisp (filed as Exhibit 10.2 to Form 8-K, Current Report of the Company, dated April 22, 1997 and incorporated herein by reference).

    10.25 Form of Registration Rights Agreement, dated April 16, 1997, between the Company and the Vendors (filed as Exhibit 10.3 to Form 8-K, Current Report of the Company, dated April 22, 1997 and incorporated herein by reference).

    10.26 Amended and Restated Loan Agreement, dated March 26, 1997, between the Company and Barnett Bank (filed as Exhibit 10.4 to Form 8-K, Current Report of the Company, dated April 22, 1997 and incorporated herein by reference).

    10.27 Renewal Promissory Note, dated March 26, 1997, made by the Company in favor of Barnett Bank (filed as Exhibit 10.5 to Form 8-K, Current Report of the Company, dated April 22, 1997 and incorporated herein by reference).

    10.28 Form of Amended and Restated Security Agreement, dated March 26, 1997, made by the Company and each of its U.S. subsidiaries, in favor of Barnett Bank (filed as Exhibit 10.6 to Form 8-K, Current Report of the Company, dated April 22, 1997 and incorporated herein by reference).

   EXHIBIT
   NUMBER   DESCRIPTION OF DOCUMENT
----------- ------------------------------------------------------------------

    10.29 Pledge Agreement, dated March 26, 1997, made by the Company in favor of Barnett Bank (filed as Exhibit 10.7 to Form 8-K, Current Report of the Company, dated April 22, 1997 and incorporated herein by reference).

    10.30 Form of Collateral Assignment, dated March 26, 1997, made by DTC and NIK in favor of Barnett Bank (filed as Exhibit 10.8 to Form 8-K, Current Report of the Company, dated April 22, 1997 and incorporated herein by reference).

    10.31 Amendment to Acceptance Credit Agreement, dated March 26, 1997, between the Company and Barnett Bank (filed as Exhibit 10.9 to Form 8-K, Current Report of the Company, dated April 22, 1997 and incorporated herein by reference).

    10.32 Consent with respect to Guaranty of Payment, dated as of March 26, 1997, of DTC, NIK and Armor Holdings Properties, Inc. (filed as
            Exhibit 10.10 to Form 8-K, Current Report of the Company, dated April 22, 1997 and incorporated herein by reference).

    10.33   Form of Guaranty of Payment, dated November 14, 1996 (filed as
            Exhibit 10.11 to Form 8-K, Current Report of the Company, dated April 22, 1997 and incorporated herein by reference).

    10.34 Form of Option for 300,000 shares of Common Stock, dated May 15, 1996, granted to Richmont Capital Partners I, L.P.**

    10.35 Agreement, dated June 9, 1997, between the Company and members of senior management of GTL (filed as Exhibit 10.1 to Form 8-K, Current Report of the Company, dated June 24, 1997 and incorporated by reference).

    10.36 Taxation Indemnity, dated June 9, 1997, by Strontian Holdings Limited in favor of the Company (filed as Exhibit 10.2 to Form 8-K, Current Report of the Company, dated June 24, 1997 and incorporated by reference).

    10.37 Services Agreement, dated June 9, 1997, between GTL, Alpha-A Limited and others (filed as Exhibit 10.3 to Form 8-K, Current Report of the Company, dated June 24, 1997 and incorporated by reference).

    10.38 Service Agreement, dated June 9, 1997, between GTL and Mikhail Golovatov (filed as Exhibit 10.4 to Form 8-K, Current Report of the Company, dated June 24, 1997 and incorporated by reference).

    10.39 Deed of Covenant, dated June 9, 1997, between the Company, Defence Systems Limited, DSL (Overseas) Limited, GTL and Igor Orekhov (filed as Exhibit 10.5 to Form 8-K, Current Report of the Company, dated June 24, 1997 and incorporated by reference).

    10.40 Deed of Covenant, dated June 9, 1997, between the Company, Defence Systems Limited, DSL (Overseas) Limited, GTL and Mikhail Golovatov (filed as Exhibit 10.6 to Form 8-K, Current Report of the Company, dated June 24, 1997 and incorporated by reference).

    10.41 Loan Agreement, dated June 9, 1997, between Strontian Holdings Limited and Defence Systems Limited (filed as Exhibit 10.7 to Form 8-K, Current Report of the Company, dated June 24, 1997 and incorporated by reference).

    10.42 Stock Pledge Agreement, dated June 9, 1997, between Defence Systems Limited, Strontian Holdings Limited, Mikhail Golovatov and Igor Orekhov (filed as Exhibit 10.8 to Form 8-K, Current Report of the Company, dated June 24, 1997 and incorporated by reference).

    10.43 Termination Agreement of a Joint Venture Agreement relating to GTL, dated June 9, 1997, between DSL (Overseas) Limited, Strontian Holdings Limited, GTL, Defence Systems Limited and Alpha-A Limited (filed as Exhibit 10.9 to Form 8-K, Current Report of the Company, dated June 24, 1997 and incorporated by reference).

   EXHIBIT
   NUMBER   DESCRIPTION OF DOCUMENT
----------- -------------------------------------------------------------------
    21.1    Subsidiaries of the Company
    23.1    Consent of Deloitte & Touche LLP
    23.2    Consent of KPMG
    23.3    Consent of Kane Kessler, P.C. (included in Exhibit 5.1)*
    24.1    Power of Attorney (included in signature page to registration statement)**



------------
 * To be filed by amendment.
** Previously filed.


   (b) Financial Statement Schedule. Schedule II--Valuation and Qualifying Accounts.

   All other schedules are omitted because the information is not required or because the information is included in the Consolidated Financial Statements or the notes thereto.

ITEM 17. UNDERTAKINGS

    (a) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

    (b) The undersigned Company hereby undertakes that:

     (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Company pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

     (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                  SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, as amended, the Company has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jacksonville, State of Florida, on June 25, 1997

                                          ARMOR HOLDINGS, INC.
                                          By: /s/ Jonathan M. Spiller
                                              -------------------------------
                                              Jonathan M. Spiller
                                              Chief Executive Officer and
                                              President

    Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacity indicated on June 25, 1997.



         SIGNATURE                               TITLE
-------------------------- ------------------------------------------------
  /s/ Jonathan M. Spiller  Chief Executive Officer and President
 -------------------------- (Principal Executive Officer)
     Jonathan M. Spiller
             *             Vice President of Finance and Secretary
 -------------------------- (Principal Financial and Accounting Officer)
       Carol T. Burke
             *             Chairman of the Board
 --------------------------
      Warren B. Kanders
             *             Director
 --------------------------
      Burtt R. Ehrlich
             *             Director
 --------------------------
       Nicolas Sokolow
             *             Director
 --------------------------
      Thomas W. Strauss
             *             Director
 --------------------------
      Richard Bartlett
             *             Director

 --------------------------
      Alair A. Townsend


* By: /s/ Jonathan M. Spiller
      -----------------------------------------------------------------------
      Jonathan M. Spiller
      As attorney-in-fact for each
      of the persons indicated

                             ARMOR HOLDINGS, INC.
                         FINANCIAL STATEMENT SCHEDULE
         SCHEDULE II--VALUATION AND QUALIFYING ACCOUNTS FOR THE YEARS
      ENDED DECEMBER 31, 1994, DECEMBER 31, 1995, AND DECEMBER 28, 1996

   VALUATION ALLOWANCE FOR      BALANCE AT
   ACCOUNTS RECEIVABLE AND     BEGINNING OF                TRANSFERS FROM BALANCE AT END
          INVENTORY               PERIOD      NET CHANGES   ACQUISITIONS    OF PERIOD
---------------------------- -------------- ------------- -------------- --------------
Year ended December 31,
 1994........................    $498,968      $(231,212)                    $267,756
Year ended December 31,
 1995........................    $267,756      $  27,075                     $294,831
Year ended December 28,
 1996........................    $294,831      $  11,597      $165,082       $471,510

                                EXHIBIT INDEX

   The following Exhibits are filed herewith.


   EXHIBIT  DOCUMENT
----------- ------------------------------------ -----------
    21.1    Subsidiaries of the Company
    23.1    Consent of Deloitte & Touche LLP
    23.2    Consent of KPMG